Exhibit 10.5(A)

LEASE

Landlord:	Slough Redwood City, LLC

Tenant:	OncoMed Pharmaceuticals, Inc.

Date:	May 30, 2006

TABLE OF CONTENTS

1.	PROPERTY		1
	1.1	Lease of Premises	1
	1.2	Landlord’s Reserved Rights	2
2.	TERM		2
	2.1	Term	2
	2.2	Early Possession	4
	2.3	Condition of Premises	5
	2.4	Acknowledgment of Rent Commencement Date	8
	2.5	Holding Over	9
	2.6	Options to Extend Term	9
3.	RENTAL		10
	3.1	Minimum Rental	10
		(a) Rental Amounts	10
		(b) Rental Amounts During Extended Term(s)	10
		(c) Square Footage of Premises	10
	3.2	Late Charge	11
4.	TAXES		12
	4.1	Personal Property	12
	4.2	Real Property	12
5.	OPERATING EXPENSES		13
	5.1	Payment of Operating Expenses	13
	5.2	Definition of Operating Expenses	13
	5.3	Determination of Operating Expenses	15
	5.4	Final Accounting for Expense Year	16
	5.5	Proration	16
6.	UTILITIES		17
	6.1	Payment	17
	6.2	Interruption	17
7.	ALTERATIONS; SIGNS		18
	7.1	Right to Make Alterations	18
	7.2	Title to Alterations	18
	7.3	Tenant Trade Fixtures	20
	7.4	No Liens	20
	7.5	Signs	20
8.	MAINTENANCE AND REPAIRS		20
	8.1	Landlord’s Obligation for Maintenance	20

		(a) Repairs and Maintenance	20
		(b) Tenant’s Remedy	21
	8.2	Tenant’s Obligation for Maintenance	21
		(a) Good Order, Condition and Repair	21
		(b) Landlord’s Remedy	22
		(c) Condition Upon Surrender	22
9.	USE OF PROPERTY		22
	9.1	Permitted Use	22
	9.2	[Intentionally Deleted.]	23
	9.3	No Nuisance	23
	9.4	Compliance with Laws	23
	9.5	Liquidation Sales	24
	9.6	Environmental Matters	24
10.	INSURANCE AND INDEMNITY		30
	10.1	Insurance	30
	10.2	Quality of Policies and Certificates	32
	10.3	Workers’ Compensation; Employees	33
	10.4	Waiver of Subrogation	33
	10.5	Increase in Premiums	33
	10.6	Indemnification	33
	10.7	Blanket Policy	34
11.	SUBLEASE AND ASSIGNMENT		34
	11.1	Assignment and Sublease of Building	34
	11.2	Rights of Landlord	35
12.	RIGHT OF ENTRY AND QUIET ENJOYMENT		36
	12.1	Right of Entry	36
	12.2	Quiet Enjoyment	37
13.	CASUALTY AND TAKING		37
	13.1	Damage or Destruction	37
	13.2	Condemnation	39
	13.3	Reservation of Compensation	40
	13.4	Restoration of Improvements	41
14.	DEFAULT		41
	14.1	Events of Default	41
		(a) Abandonment	41
		(b) Nonpayment	41
		(c) Other Obligations	41
		(d) General Assignment	41
		(e) Bankruptcy	42
		(f) Receivership	42
		(g) Attachment	42
		(h) Insolvency	42
	14.2	Remedies Upon Tenant’s Default	42
	14.3	Remedies Cumulative	43
15.	SUBORDINATION, ATTORNMENT AND SALE		43
	15.1	Subordination to Mortgage	43

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	15.2	Sale of Landlord’s Interest	44
	15.3	Estoppel Certificates	44
	15.4	Subordination to CC&R’s	45
	15.5	Mortgagee Protection	45
16.	SECURITY		46
	16.1	Deposit	46
17.	MISCELLANEOUS		46
	17.1	Notices	46
	17.2	Successors and Assigns	48
	17.3	No Waiver	48
	17.4	Severability	48
	17.5	Litigation Between Parties	48
	17.6	Surrender	48
	17.7	Interpretation	48
	17.8	Entire Agreement	48
	17.9	Governing Law	49
	17.10	No Partnership	49
	17.11	Financial Information	49
	17.12	Costs	50
	17.13	Time	50
	17.14	Rules and Regulations	50
	17.15	Brokers	50
	17.16	Memorandum of Lease	50
	17.17	Organizational Authority	50
	17.18	Execution and Delivery	50
	17.19	Survival	51
	17.20	Parking	51
	17.21	Warrant	51
	17.22	Approvals	51

EXHIBITS
	EXHIBIT A-1	Site Plan (The Center)
	EXHIBIT A-2	Building Plan/Service Annex
	EXHIBIT B	Workletter
	EXHIBIT C	Form of Acknowledgment of Rent Commencement Date
	EXHIBIT D	Form of Warrant

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LEASE

THIS LEASE (“Lease”) is made and entered into as of May 30, 2006 (the “Lease Commencement Date”), by and between SLOUGH REDWOOD CITY, LLC, a Delaware limited liability company (“Landlord”), and ONCOMED PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

THE PARTIES AGREE AS FOLLOWS:

1. PROPERTY

1.1 Lease of Premises.

(a) Landlord leases to Tenant and Tenant hires and leases from Landlord, on the terms, covenants and conditions hereinafter set forth, the premises (the “Premises”) of approximately 45,678 square feet of space (subject to the measurement provisions in Section 3.1(c) below) consisting of (i) the building commonly known as 800 Chesapeake Drive (the “Building”) located in the Britannia Seaport Centre (referred to interchangeably herein as the “Center” or the “Property”) in the City of Redwood City, County of San Mateo, State of California; and (ii) those portions of the Service Annex (as defined in Section 2.3 below) designated as being either for the exclusive use of the occupant of the Building, or for shared, nonexclusive use by the occupant of the Building and the occupant of the Adjacent Building (as defined in Section 2.3 below), including (but not limited to) the Chemical Storage Area and Emergency Generator Area (as described in Section 2.3 below) immediately adjacent to the Building, which Chemical Storage Area and Emergency Generator Area, respectively, are for the exclusive use of the occupant of the Building but are not fully enclosed and therefore are not included in the square footage calculation for the Premises. The location of the Building within the Center is depicted on the site plan attached hereto as Exhibit A-1 and incorporated herein by this reference (the “Site Plan”); the footprint of the Building is depicted on the drawing attached hereto as Exhibit A-2 and incorporated herein by this reference (the “Building Plan”). The parking areas, driveways, sidewalks, landscaped areas and other portions of the Center that lie outside the exterior walls of the buildings now or hereafter existing from time to time in the Center, as depicted in the Site Plan and as hereafter modified by Landlord from time to time in accordance with the provisions of this Lease, are sometimes referred to herein as the “Common Areas.”

(b) As an appurtenance to Tenant’s leasing of the Premises pursuant to Section 1.1(a), Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, (i) those portions of the Common Areas improved from time to time for use as parking areas, driveways, sidewalks, landscaped areas, or for other common purposes, and (ii) all access easements and similar rights and privileges relating to or appurtenant to the Center and created or existing from time to time under any access easement agreements, declarations of covenants, conditions and restrictions, or other written agreements now or hereafter of record with respect to the Center, subject however to any limitations applicable to such rights and privileges under applicable law, under this Lease and/or under the written agreements creating such rights and privileges.

1.2 Landlord’s Reserved Rights. To the extent reasonably necessary to permit Landlord to exercise any rights of Landlord and discharge any obligations of Landlord under this Lease, Landlord shall have, in addition to the right of entry set forth in Section 12.1 hereof; the following rights: (i) to make changes to the Common Areas, including, without limitation, changes in the location, size or shape of any portion of the Common Areas, and to construct and/or relocate parking structures and/or parking spaces in the Center; (ii) to close temporarily any of the Common Areas for maintenance or other reasonable purposes; (iii) to construct, alter or add to other buildings and Common Area improvements in the Center; (iv) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Center or any portion thereof; and (v) to do and perform such other acts with respect to the Common Areas and the Center as may be necessary or appropriate. Landlord shall not exercise rights reserved to it pursuant to this Section 1.2 in such a manner as to cause any material diminution of Tenant’s rights, or any material increase of Tenant’s obligations, under this Lease, or in such a manner as to leave Tenant without reasonable parking or reasonable access to the Premises or otherwise to materially impair Tenant’s ability to conduct its activities in the normal manner; provided, however, that the foregoing shall not limit or restrict Landlord’s right to undertake reasonable construction activity and Tenant’s use of the Premises shall be subject to reasonable temporary disruption incidental to such activity diligently prosecuted.

2. TERM

2.1 Term.

(a) The term of this Lease shall commence on the Lease Commencement Date as defined above. Subject to any applicable adjustments pursuant to Paragraph 3(d) of the Workletter attached hereto as Exhibit B and incorporated herein by this reference (the “Workletter”), Tenant’s obligation to pay minimum rental and Operating Expenses under this Lease shall commence on the date (the “Rent Commencement Date”) that is the earlier to occur of (i) the date on which Tenant commences actual business operations in at least a material portion of the Premises or (ii) the first date by which all of the following conditions are satisfied: (A) Landlord has delivered to Tenant both a TI Substantial Completion Certificate with respect to Landlord’s TI Work (as those terms are defined in the Workletter) and a Section 2.3 Substantial Completion Certificate with respect to Landlord’s Section 2.3 Work (as those terms are defined below); (B) Landlord has delivered possession of the Premises to Tenant with Landlord’s Work substantially completed, for which purpose “substantially completed” shall mean completed subject only to the performance of Punch List Work (as defined in the Workletter); and (C) Landlord has obtained from the appropriate governmental authorities all approvals and permits required for the legal occupancy and use of the Premises; provided that (I) for purposes of the foregoing clause (C), Landlord shall not be responsible for (and the occurrence of the Rent Commencement Date shall not be delayed by any delay in the receipt of) any such approvals or permits that are required by reason of improvements (if any) installed by Tenant pursuant to Article 7 hereof or the Workletter, or by reason of the particular nature of

Tenant’s business operations to be conducted in the Premises (as distinguished from approvals or permits required for the general use and occupancy of the Premises and of the improvements constructed therein by Landlord); and (II) for purposes of the foregoing clauses (A), (B) and (C), (x) the issuability of the TI Substantial Completion Certificate and the Section 2.3 Substantial Completion Certificate shall be determined without reference to completion of any elements of Landlord’s Work that relate to the construction of the Larc facility and related systems and improvements (the “Larc”) to be constructed as part of Landlord’s TI Work under the Workletter (collectively, “Landlord’s Larc Work”); (y) the substantial completion of Landlord’s Work (subject only to Punch List Work) shall be determined without reference to completion of any elements of Landlord’s Larc Work; and (z) the concept of receipt of all governmental approvals and permits shall not be construed to include operational readiness of, or receipt of governmental approvals and permits for the operation of, the Larc, since the parties recognize that the time frame for permitting, construction and commissioning of the Larc may be materially longer than the time frame for the rest of Landlord’s TI Work. As used in this Lease, the term “Landlord’s Work” shall mean, collectively, Landlord’s Section 2.3 Work (as defined below) and Landlord’s TI Work (as defined in the Workletter). Subject to development and/or modification of construction schedules for Landlord’s Work as contemplated in the Workletter, the parties presently contemplate that the Rent Commencement Date will occur on or about February 7, 2007.

(b) If the Rent Commencement Date has not occurred for any reason whatsoever on or before August 7, 2007, then, in addition to any other rights or remedies available to Tenant under this Lease or under applicable law, Tenant shall have the right to terminate this Lease by written notice to Landlord at any time prior to the satisfaction of all conditions for the occurrence of the Rent Commencement Date; provided, however, that the foregoing deadline of August 7, 2007 shall be extended, day for day, by a period equal to the length of any actual delay in the completion of Landlord’s Work that is caused by Tenant Delay or Unavoidable Delay (as such terms are defined in the Workletter). Notwithstanding the foregoing proviso, however, to the extent there are any periods of such actual delay that are attributable solely to Unavoidable Delay and not to Tenant Delay, the maximum amount of such actual delay attributable solely to Unavoidable Delay that may be taken into account for purposes of extending such deadline of August 7, 2007 shall be sixty (60) days in the aggregate. Upon any valid exercise of Tenant’s termination right under this paragraph (b), (i) if the periods of actual delay that gave rise to Tenant’s termination right consisted primarily of periods attributable solely to Landlord Delay and not to any concurrent Tenant Delay or Unavoidable Delay, then Landlord shall refund to Tenant, within ten (10) business days after Tenant’s exercise of its termination right, any monies previously paid by Tenant to Landlord pursuant to this Lease and the Workletter (including, without limitation, any such amounts paid by Tenant to Landlord for Tenant’s pro rata share, if any, of the cost of Landlord’s TI Work), and (ii) if the periods of actual delay that gave rise to Tenant’s termination right consisted primarily of periods attributable solely to Tenant Delay and/or Unavoidable Delay and not to any concurrent Landlord Delay, then Tenant shall not be entitled to any such refund and Landlord shall instead be entitled to retain any such monies previously paid by Tenant pursuant to this Lease and the Workletter.

(c) If Landlord has not completed construction of Landlord’s Larc Work (subject only to performance of Punch List Work) and delivered a Larc Substantial Completion Certificate (as defined in the Workletter) to Tenant within ninety (90) days after the Rent Commencement Date, then, in addition to any other rights or remedies available to Tenant under this Lease or under applicable law, beginning on the ninety-first (91st) day after the Rent Commencement Date and continuing until completion of construction of Landlord’s Larc Work (subject only to performance of Punch List Work) and delivery of such Larc Substantial Completion Certificate, the square footage on which Tenant’s minimum rental obligation under Section 3.1(a) and Tenant’s Operating Cost Share under Article 5 are calculated shall be reduced by an amount equal to the square footage of the Larc, measured in a manner consistent with the manner in which other measurements of square footage are made under this Lease, and Tenant’s payment obligations with respect to minimum rental and Operating Expenses shall be reduced proportionately. If Landlord has not completed construction of Landlord’s Larc Work (subject only to performance of Punch List Work) and delivered a Larc Substantial Completion Certificate to Tenant within nine (9) months after the Rent Commencement Date, then, in addition to any other rights or remedies available to Tenant under this Lease or under applicable law, Tenant shall have the right to terminate this Lease by written notice to Landlord at any time prior to the completion of construction of Landlord’s Larc Work (subject only to performance of Punch List Work) and delivery of such Larc Substantial Completion Certificate; provided, however, that each of the foregoing deadlines shall be extended, day for day, by a period equal to the length of any actual delay in the completion of Landlord’s Larc Work that is caused by Tenant Delay (as defined in the Workletter). Upon any valid exercise of Tenant’s termination right under this paragraph (c), (i) if the periods of actual delay that gave rise to Tenant’s termination right consisted primarily of periods attributable solely to Landlord Delay and not to any concurrent Tenant Delay or Unavoidable Delay, then Landlord shall refund to Tenant, within ten (10) business days after Tenant’s exercise of its termination right, any monies previously paid by Tenant to Landlord pursuant to this Lease and the Workletter (including, without limitation, any such amounts paid by Tenant to Landlord for Tenant’s pro rata share, if any, of the cost of Landlord’s TI Work), and (ii) if the periods of actual delay that gave rise to Tenant’s termination right consisted primarily of periods attributable solely to Tenant Delay and/or Unavoidable Delay and not to any concurrent Landlord Delay, then Tenant shall not be entitled to any such refund and Landlord shall instead be entitled to retain any such monies previously paid by Tenant pursuant to this Lease and the Workletter.

(d) The term of this Lease shall end on the seventh (7th) anniversary of the Rent Commencement Date (the “Termination Date”), estimated to be February 7, 2014 (if the Rent Commencement Date occurs on the target date indicated in Section 2.1(a) above), unless sooner terminated or extended as hereinafter provided.

2.2 Early Possession. Tenant shall have the nonexclusive right to enter and use the Premises for the purpose of constructing improvements in the Premises (subject to all the terms and conditions of Article 7 below and of the Workletter as defined below), installing fixtures and furniture, laboratory equipment, computer equipment, telephone equipment, low-voltage data wiring and personal property and performing other similar work preparatory to the commencement of Tenant’s business in the Premises, beginning on the Lease Commencement

Date (which date is also sometimes interchangeably referred to herein, for purposes of such early access, as the “Early Access Date”). Such occupancy and possession shall be subject to and upon all of the terms and conditions of this Lease (including, but not limited to, conditions relating to maintenance of required insurance by Tenant), except that (i) Tenant shall have no obligation to pay minimum rental or Operating Expenses for any period prior to the Rent Commencement Date, (ii) subject to any applicable provisions to the contrary in Section 6.1 hereof and/or in the Workletter, Tenant shall have no obligation to pay the cost of utilities supplied to the Premises for any period prior to the Rent Commencement Date, and (iii) such early possession shall not advance or otherwise affect the Rent Commencement Date or Termination Date determined under Section 2.1. To the extent Landlord and/or its contractors or consultants are also performing work in the Premises prior to the Rent Commencement Date, Tenant shall not unreasonably interfere with or delay Landlord’s contractors or consultants by any early access, occupancy or possession under this Section 2.2, shall coordinate and cooperate with Landlord and its contractors and consultants (who shall similarly coordinate and cooperate with Tenant and its contractors) to minimize any interference or delay by either party with respect to the other party’s work following the Early Access Date, and shall indemnify Landlord and its agents and employees to the extent provided in Section 10.6(a) below and in Paragraph 5(c) of the Workletter in connection with Tenant’s early entry upon the Premises hereunder.

2.3 Condition of Premises. Tenant has had an opportunity to inspect the condition of the Premises and agrees to accept the Premises “as is” in their condition existing as of the date of this Lease, without any obligation on the part of Landlord to improve, alter, repair or clean the Premises in any way for Tenant’s occupancy hereunder, except as otherwise expressly provided herein. Notwithstanding the foregoing:

(a) Landlord shall, at Landlord’s sole expense, perform all work necessary to cause the following conditions to be satisfied (“Landlord’s Section 2.3 Work”): (i) all existing Building systems and improvements (including, but not limited to, the existing HVAC, electrical and plumbing systems and all utilities serving the Premises) shall be in good working order and repair, including selective retrofit and upgrade work to certain of such Building systems as reasonably determined by Landlord to be appropriate to accommodate a standard level of laboratory improvements; (ii) the Premises and Service Annex, as defined below (excluding any improvements constructed in either of them by Tenant) and the Common Areas of the Center shall comply with all laws, rules, regulations, codes, ordinances, requirements, covenants, conditions and restrictions applicable thereto at the Rent Commencement Date, and shall comply with the terms of Landlord’s warranty set forth in Section 2.3(c) below; (iii) the roof membrane of the Building shall be replaced; (iv) any additional shell or structural work which Landlord in its sole discretion deems necessary or appropriate to prepare the Building for occupancy by Tenant (which additional work may include, but will not necessarily include or be limited to, structural reinforcement and/or voluntary seismic upgrades) shall be substantially completed; and (v) Landlord shall have substantially completed construction of those portions of the Service Annex designated for exclusive or shared use by the occupant of the Building, including all systems and improvements reasonably required for the contemplated use thereof, in accordance with Section 2.3(d) below. As described in the Workletter, a detailed (but not necessarily exhaustive) description of the elements of the “Base Building” which it is Landlord’s responsibility to deliver to Tenant in accordance with this Section 2.3 and the Workletter (including, but not necessarily limited to, the elements of Landlord’s Section 2.3 Work as described above) is set forth in Schedule B-1 attached to the Workletter and incorporated by reference therein. Landlord shall use reasonable efforts to coordinate the design and construction of Landlord’s Section 2.3 Work with Tenant’s final interior layout and with the final plans and specifications for the Tenant Improvements. Landlord shall use reasonable efforts to endeavor to complete Landlord’s Section 2.3 Work and cause the conditions set forth in the first sentence of this paragraph to be satisfied by February 7, 2007, but to the extent it is not reasonably practicable to do so by February 7, 2007, Landlord shall thereafter continue to proceed diligently and with reasonable efforts to complete the required work and achieve the required conditions as promptly as practicable thereafter, and Landlord and Tenant shall continue to cooperate reasonably and in good faith with one another (and cause their respective consultants and contractors to cooperate reasonably and in good faith with one another) in the manner described in Section 2.2 above in connection with the concurrent performance of their respective work in the Building. When Landlord receives written certification from Landlord’s Architect that construction of Landlord’s Section 2.3 Work has been substantially completed (subject only to performance of Punch List Work), Landlord shall prepare and deliver to Tenant a certificate signed by both Landlord and Landlord’s Architect (the “Section 2.3 Substantial Completion Certificate”) certifying that the construction of Landlord’s Section 2.3 Work has been substantially completed in accordance with this Section 2.3 and specifying the date of that completion. Thereafter, beginning on the Rent Commencement Date and continuing during the rest of the term of this Lease, Tenant shall be responsible (subject, however, to any corrective obligations of Landlord as expressly set forth in this Lease) for maintenance, repair and/or replacement of all such systems and improvements to the extent required under the provisions of Article 8 hereof. If Landlord’s obligations under this paragraph are violated in any respect, then it shall be the obligation of Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, to correct promptly and diligently, at Landlord’s sole cost, the condition(s) constituting such violation. However, in the case of the requirements set forth in clause (i) of the first sentence of this paragraph, Tenant’s failure to give such written notice to Landlord within six (6) months after the Rent Commencement Date shall give rise to a conclusive and irrebuttable presumption that Landlord has complied with all Landlord’s obligations under such clause (i), and in the case of the requirements set forth in clauses (ii) through (v) of the first sentence of this paragraph (except with respect to latent defects in the case of the requirements set forth in clauses (iii) and (v) of the first sentence of this paragraph), Tenant’ failure to give such written notice to Landlord regarding any alleged violation within one (1) year after the Rent Commencement Date shall give rise to a conclusive and irrebuttable presumption that Landlord has complied with all Landlord’s obligations under such clauses (ii) through (v). TENANT ACKNOWLEDGES THAT THE WARRANTIES AND/OR OBLIGATIONS CONTAINED IN THIS SECTION 2.3 AND IN THE WORKLETTER (IF APPLICABLE) ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PHYSICAL CONDITION OF THE PREMISES, BUILDING SYSTEMS AND EXISTING IMPROVEMENTS (OTHER THAN TENANT IMPROVEMENTS) IN THE PREMISES, AND THAT LANDLORD MAKES NO OTHER WARRANTIES EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 2.3 AND, IN

THE CASE OF TENANT IMPROVEMENTS CONSTRUCTED BY LANDLORD UNDER THE WORKLETTER, AS EXPRESSLY SET FORTH IN THE WORKLETTER.

(b) As set forth in the Workletter, Landlord shall provide Tenant with a tenant improvement allowance in the maximum amount of One Hundred Twenty-Five Dollars ($125) per square foot, or approximately Five Million Seven Hundred Nine Thousand Seven Hundred Fifty Dollars ($5,709,750) in total (the “Tenant Improvement Allowance”), towards the construction of Tenant Improvements (as defined in the Workletter) in the Premises. Construction of such Tenant Improvements shall be governed by the provisions of Article 7 hereof (in the case of any such Tenant Improvements constructed by Tenant) and by the Workletter, and such Tenant Improvements shall be constructed in compliance with all of the provisions thereof (including, without limitation, all conditions relating to approval of plans and specifications), as well as the provisions of this Section 2.3. The Tenant Improvement Allowance shall not be used or useable by Tenant for any moving or relocation expenses of Tenant, or for any cost or expense associated with any moveable furniture, trade fixtures, personal property or any other item or element which, under the applicable provisions of this Lease, will not become Landlord’s property and remain with the Building upon expiration or termination of this Lease. Any portion of the Tenant Improvement Allowance which has not been claimed or drawn by Tenant within eighteen (18) months after the Rent Commencement Date shall expire and shall no longer be available to Tenant thereafter. Additional conditions and procedures relating to the disbursement of the Tenant Improvement Allowance shall be as set forth in the Workletter or as otherwise reasonably prescribed in writing by Landlord.

(c) Landlord warrants to Tenant that the Premises as they exist on the Rent Commencement Date (but without regard to the particular use for which Tenant will occupy the Premises, and excluding any improvements constructed by Tenant) and the Tenant Improvements constructed by Landlord under the Workletter shall not violate any covenants or restrictions of record or any applicable law, building code, regulation or ordinance in effect on the Rent Commencement Date. Tenant warrants to Landlord that any Tenant Improvements constructed by Tenant and any other improvements constructed by Tenant from time to time shall not violate any applicable law, building code, regulation or ordinance in effect on the Rent Commencement Date or at such later time as such improvements are placed in service. Without limiting the generality of the foregoing, the parties acknowledge that Landlord shall be responsible for Americans with Disabilities Act (“ADA”) and building code compliance for all improvements in the Building and Common Areas as they exist on the Rent Commencement Date (excluding any improvements constructed by Tenant), for all Landlord’s Section 2.3 Work and for all Tenant Improvements constructed by Landlord hereunder and under the Workletter (except to the extent, if any, that the application of ADA or building code requirements to any such improvements is triggered or materially affected by Tenant’s construction of any improvements) and that Tenant shall be responsible for ADA and building code compliance required in connection with or as a result of improvements constructed by Tenant. If it is determined that any of these warranties has been violated, then it shall be the obligation of the warranting party, after written notice from the other party, to correct the condition(s) constituting such violation promptly, at the warranting party’s sole cost and expense. Tenant acknowledges that except as expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty as to the present or future suitability of the Center or the Premises for the conduct of Tenant’s business or proposed business therein.

(d) As part of Landlord’s Section 2.3 Work, Landlord shall construct in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules and regulations a combined service yard and loading area and related systems and improvements (collectively, the “Service Annex”) located in the area between the Building and the adjacent building located at 900 Chesapeake Drive (the “Adjacent Building”) and serving both the Building and the Adjacent Building. The parties intend that the Service Annex will include (but not necessarily be limited to) appropriate areas for vehicle deliveries, trash and hazardous materials storage, future emergency generator areas, and an elevator suitable for freight/passenger use to serve second floor spaces in the Building and the Adjacent Building, and that the Service Annex will also include areas in which systems and equipment can be installed by or at the request of the respective tenants of the Building and the Adjacent Building to support their occupancy of and operations in the Building and the Adjacent Building, respectively. The approximate location and preliminary layout of the Service Annex are shown on the Building Plan. Also shown on the Building Plan are two areas immediately adjacent to the Building, designated respectively as “Chemical Storage Enclosure” (the “Chemical Storage Area”) and “Emergency Generator Enclosure” (the “Emergency Generator Area”), which areas are for the exclusive use of the occupant of the Building and shall be deemed to be part of the Service Annex for purposes of Landlord’s construction obligations under this Section 2.3, but are not enclosed and are therefore not included in the calculation of the square footage of the Premises and/or of the Service Annex for purposes of any formulas or other calculations under this Lease that are based on the square footage of the Premises and/or of the Service Annex. Landlord shall have the final authority with respect to the design and layout of the Service Annex and with respect to all plans, drawings and specifications for the Service Annex, but Landlord shall consult reasonably and in good faith with Tenant regarding all such matters. As part of the design and development of the Service Annex, Landlord shall have the right, in its reasonable discretion (but after reasonable consultation with Tenant), to designate various portions of the Service Annex for exclusive use by the occupant of the Building, for exclusive use by the occupant of the Adjacent Building, or for shared, nonexclusive use by the occupant of the Building and the occupant of the Adjacent Building. For purposes of measuring the square footage of the Premises under this Lease (including, but not limited to, measurements contemplated in Section 3.1(c) below), Landlord shall make a reasonable allocation of the square footage of the Service Annex (measured from exterior faces of exterior walls, and from interior faces of common walls shared with the Building or the Adjacent Building) between the Building and the Adjacent Building; so long as the areas (if any) designated for exclusive use of the Building and for exclusive use of the Adjacent Building are generally comparable in size and the balance of the Service Annex is designated for shared, nonexclusive use, Landlord’s present intention is to allocate the square footage of the Service Annex fifty percent (50%) to the Building and fifty percent (50%) to the Adjacent Building, and Tenant agrees that such an allocation would be reasonable under those circumstances.

2.4 Acknowledgment of Rent Commencement Date. Promptly following the Rent Commencement Date, Landlord and Tenant shall execute a written acknowledgment of the Rent

Commencement Date, Termination Date and related matters, substantially in the form attached hereto as Exhibit C (with appropriate insertions), which acknowledgment shall be deemed to be incorporated herein by this reference. Notwithstanding the foregoing requirement, the failure of either party to execute such a written acknowledgment shall not affect the determination of the Rent Commencement Date, Termination Date and related matters in accordance with the provisions of this Lease.

2.5 Holding Over. If Tenant holds possession of the Premises or any portion thereof after the term of this Lease with Landlord’s written consent, then except as otherwise specified in such consent, Tenant shall become a tenant from month to month at one hundred twenty-five percent (125%) of the minimum rental and otherwise upon the terms herein specified for the period immediately prior to such holding over and shall continue in such status until the tenancy is terminated by either party upon not less than thirty (30) days prior written notice. If Tenant holds possession of the Premises or any portion thereof after the term of this Lease without Landlord’s written consent, then Landlord in its sole discretion may elect (by written notice to Tenant) to have Tenant become a tenant either from month to month or at will, at one hundred fifty percent (150%) of the minimum rental (prorated on a daily basis for an at-will tenancy, if applicable) and otherwise upon the terms herein specified for the period immediately prior to such holding over, or may elect to pursue any and all legal remedies available to Landlord under applicable law with respect to such unconsented holding over by Tenant. Tenant shall indemnify and hold Landlord harmless from any loss, damage, claim, liability, cost or expense (including reasonable attorneys’ fees) resulting from any delay by Tenant in surrendering the Premises or any portion thereof, including but not limited to any claims made by a succeeding tenant by reason of such delay. Acceptance of rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

2.6 Options to Extend Term. Tenant shall have the option to extend the term of this Lease, at the minimum rental set forth in Section 3.1(b) and otherwise upon all the terms and provisions set forth herein with respect to the initial term of this Lease, for up to two (2) additional periods of five (5) years each, the first such period commencing upon the expiration of the initial term hereof and, if such first extension period is duly elected by Tenant, the second such period commencing upon the expiration of the first extended term. Exercise of such option shall be by written notice to Landlord at least nine (9) months and not more than twelve (12) months prior to the expiration of the initial term hereof, in the case of the first extended term, and at least nine (9) months and not more than twelve (12) months prior to the expiration of the first extended term hereof, in the case of the second extended term (if applicable). If Tenant is in default hereunder, beyond any applicable notice and cure periods, on the date of such notice or on the date the applicable extended term is to commence, then the exercise of the option shall be of no force or effect, the applicable extended term shall not commence and this Lease shall expire at the end of the then current term hereof (or at such earlier time as Landlord may elect pursuant to the default provisions of this Lease). If Tenant properly exercises one or both extension options under this Section, then all references in this Lease (other than in this Section 2.6) to the “term” of this Lease shall be construed to include the extension term(s) thus elected by Tenant. Except as expressly set forth in this Section 2.6, Tenant shall have no right to extend the term of this Lease beyond its prescribed term.

3. RENTAL

3.1 Minimum Rental.

(a) Rental Amounts. Tenant shall pay to Landlord as minimum rental for the Premises, in advance, without deduction, offset, notice or demand, on or before the Rent Commencement Date and on or before the first day of each subsequent calendar month of the initial term of this Lease, the following amounts per month (subject to adjustment under Section 3.1(c) below, if applicable):

Months	Sq Ft	PSF/PM	Monthly Minimum Rental
01 - 12	30,000	$3.250	$97,500.00
13 - 18	36,000	$3.400	$122,499.00
19 - 24	45,678	$3.400	$155,305.00
25 - 36	45,678	$3.600	$164,441.00
37 - 48	45,678	$3.744	$171,018.00
49 - 60	45,678	$3.894	$177,859.00
61 - 72	45,678	$4.050	$184,974.00
73 - 84	45,678	$4.211	$192,372.00

If the obligation to pay minimum rental hereunder commences on other than the first day of a calendar month or if the term of this Lease terminates on other than the last day of a calendar month, the minimum rental for such first rental payment month or last month of the term of this Lease, as the case may be, shall be prorated based on the number of days the term of this Lease (from and after the Rent Commencement Date, if applicable) is in effect during such month. If an increase in minimum rental becomes effective on a day other than the first day of a calendar month, the minimum rental for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which such rate is in effect.

(b) Rental Amounts During Extended Term(s). If Tenant properly exercises its right to extend the term of this Lease pursuant to Section 2.6 hereof, then (i) the monthly minimum rental during the first year of each extended term shall be equal to one hundred four percent (104%) of the monthly minimum rental payable for the last full calendar month preceding the commencement of such extended term, and (ii) the monthly minimum rental during each subsequent year of the applicable extended term shall be equal to one hundred four percent (104%) of the monthly minimum rental payable during the immediately preceding year of the extended term.

(c) Square Footage of Premises. The Building was fully constructed prior to the date of this Lease, has been measured by Landlord’s Architect and, applying the measurement formula customarily used by Landlord to measure square footage of buildings in the Center, has been determined to contain 41,821 square feet, which measurement is final and binding on the parties, is hereby accepted by the parties for all purposes under this Lease and is not subject to remeasurement or adjustment. The square footage of the Premises, for all purposes under this Lease (including, without limitation, calculation of minimum rental payments under Section 3.1(a), calculation of the Tenant Improvement Allowance, and calculation of Tenant’s Operating Cost Share under Article 5), shall consist of the sum of such Building square footage and the portion of the Service Annex square footage allocated to the Building pursuant to Section 2.3(d) above. An estimated square footage of 45,678 square feet (the Building square footage plus an estimate of 3,857 square feet for the Service Annex, excluding the Chemical Storage Area and the Emergency Generator Area as provided in Section 2.3(d) above) has been used in this Lease in order to provide estimates of the calculations described in the preceding sentence, but upon completion of construction of the Service Annex and notification by Landlord to Tenant of Landlord’s final determination of the allocation of the square footage of the Service Annex as contemplated in Section 2.3(d) above, (i) the final square footage for the Premises shall be determined by adding such allocable portion of the Service Annex square footage to the Building square footage of 41,821 square feet, (ii) such final square footage shall be inserted in the Acknowledgment of Rent Commencement Date form to be executed by the parties pursuant to Section 2.4 above, and (iii) the minimum rental payments under Section 3.1(a), the Tenant Improvement Allowance, Tenant’s Operating Cost Share, and any other calculations or amounts determined with reference to the square footage of the Premises shall be deemed to be amended automatically to reflect such final square footage of the Premises. Notwithstanding the foregoing provisions, the square footages used in Section 3.1(a) for calculation of minimum rental for Months 1 through 18 are not subject to adjustment or recalculation based on the allocable portion of the Service Annex square footage, nor are such square footages, in being less than the estimated entire square footage of the Premises, meant to imply any limitation on Tenant’s right or ability to use the entire Premises during such months; such reduced square footages merely represent a method of implementing an economic agreement between the parties with respect to the calculation of Tenant’s minimum rental obligation during Months 1 through 18.

3.2 Late Charge. If Tenant fails to pay when due rental or other amounts due Landlord hereunder, such unpaid amounts shall bear interest for the benefit of Landlord at a rate equal to the lesser of ten percent (10%) per annum or the maximum rate permitted by law, from the date due to the date of actual payment. In addition to such interest, Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of any installment of minimum rental and any other amounts due Landlord if not paid in full on or before the fifth (5th) day after such rental or other amount is due; provided, however, that for the first two (2) instances of late payment during the term of this Lease, Tenant shall not be required to pay such late charge unless Tenant has failed to pay the past-due amount within three (3) days after Landlord has given Tenant written notice that such amount is past due. Tenant acknowledges that late payment by Tenant to Landlord of rental or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, including, without limitation, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any loan relating to the Center. Tenant further acknowledges that it is extremely difficult and impractical to fix the exact amount of such costs and that the late charge set forth in this Section 3.2 represents a fair and reasonable estimate thereof. Acceptance of any late charge by Landlord shall not constitute a waiver of Tenant’s default with respect to overdue rental or other amounts, nor shall such acceptance prevent Landlord from exercising any other rights and remedies available to it. Acceptance of rent or other payments by Landlord shall not constitute a waiver of late charges or interest accrued with respect to such rent or other payments or any prior installments thereof, nor of any other defaults by Tenant, whether monetary or non-monetary in nature, remaining uncured at the time of such acceptance of rent or other payments.

4. TAXES

4.1 Personal Property. Tenant shall be responsible for and shall pay prior to delinquency all taxes and assessments levied against or by reason of any and all alterations, additions and items existing on or in the Premises from time to time during the term of this Lease and taxed as personal property rather than as real property, including (but not limited to) all personal property, trade fixtures and other property placed by Tenant on or about the Premises. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant’s payment thereof. If at any time during the term of this Lease any of said alterations, additions or personal property, whether or not belonging to Tenant, shall be taxed or assessed as part of the Center, then such tax or assessment shall be paid by Tenant to Landlord within thirty (30) days after presentation by Landlord of copies of the tax bills in which such taxes and assessments are included and shall, for the purposes of this Lease, be deemed to be personal property taxes or assessments under this Section 4.1.

4.2 Real Property. To the extent any real property taxes and assessments on the Premises are assessed directly to Tenant, Tenant shall be responsible for and shall pay prior to delinquency all such taxes and assessments levied against the Premises. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant’s payment thereof. To the extent the Premises are taxed or assessed to Landlord following the Rent Commencement Date, such real property taxes and assessments shall constitute Operating Expenses (as that term is defined in Section 5.2 of this Lease) and shall be paid in accordance with the provisions of Article 5 of this Lease. Notwithstanding the foregoing provisions, if real property taxes and assessments on the Service Annex are assessed directly to Tenant (which the parties do not expect to be the case), Tenant shall only be required to bear a share of such Service Annex taxes and assessments proportional to the percentage of square footage of the Service Annex that is allocated to the Building, and Landlord shall reimburse Tenant or cause Tenant to be reimbursed for the portion of such Service Annex taxes and assessments allocable to the Adjacent Building. Notwithstanding the foregoing, Tenant shall not be required to pay, and there shall not be included in Operating Expenses, any tax or assessment or increase therein (a) in the nature of a tax on Landlord’s net income, or in the nature of an inheritance, gift, transfer, estate or death tax; or (b) in excess of the amount which would be payable on a current basis if such tax or assessment were paid in installments over the full period for which such installments would customarily be paid; or (c) imposed on land or improvements other than those constituting part of the Center (except to the extent, if any, that an allocable share of real property taxes or assessments on land or improvements not constituting part of the Center may be chargeable to Landlord or the Center pursuant to the Master Declaration as defined in Section 15.4 below, in which event such real property taxes or assessments may be included in Operating Expenses to the extent permitted under Article 5 below).

5. OPERATING EXPENSES

5.1 Payment of Operating Expenses.

(a) Tenant shall pay to Landlord, at the time and in the manner hereinafter set forth, as additional rental, Tenant’s Operating Cost Share of the Operating Expenses defined in Section 5.2, subject to adjustment pursuant to Section 5.1(b) when applicable. For purposes of this Section 5.1, “Tenant’s Operating Cost Share” shall be: (i) in the case of Operating Expenses that are reasonably allocable solely to the Building, one hundred percent (100%); (ii) in the case of Operating Expenses that are reasonably attributable to the Service Annex, a percentage amount equal to the percentage of the total square footage of the Service Annex that is included in the Premises pursuant to Section 2.3(d) and Section 3.1(c) above; and (iii) in the case of Operating Expenses that are determined and allocated on a Center-wide basis, seven and twenty-seven hundredths percent (7.27%).

(b) Tenant’s Operating Cost Share as specified in Section 5.1(a) with respect to matters allocable to the entire Center is based upon an estimated area of 45,678 square feet for the Premises (subject to determination of the allocable square footage from the Service Annex) and upon an aggregate area of 628,593 square feet for all of the buildings presently located in the Center. If the actual area of the Premises or of any of the buildings existing from time to time in the Center changes for any reason (including, but not limited to, modification of existing buildings, final determination of the allocable square footage from the Service Annex, construction of new buildings in the Center, or construction of new buildings on any adjacent property owned by Landlord and operated, for common area purposes, on an integrated basis with the Center), then Tenant’s Operating Cost Share shall be adjusted proportionately to reflect the new actual areas of the Premises and/or such other buildings, as applicable, as determined reasonably and in good faith by Landlord’s architect on the same basis of measurement as applied in determining the existing square footage of the Building.

5.2 Definition of Operating Expenses.

(a) Subject to the exclusions and provisions hereinafter contained and the allocation principles set forth in Section 5.1, the term “Operating Expenses” shall mean, without duplication, the total costs and expenses actually incurred by Landlord for management, operation and maintenance of the Building and the Center, including, without limitation, costs and expenses of (i) insurance (which may include, at Landlord’s option, environmental and seismic insurance as part of or in addition to any casualty or property insurance policy), property management, landscaping, and the operation, repair and maintenance of buildings and Common Areas; (ii) all utilities and services; (iii) real and personal property taxes and assessments or substitutes therefor levied or assessed against the Center or any part thereof, including (but not limited to) any possessory interest, use, business, license or other taxes or fees, any taxes imposed directly on gross rents or services, any assessments or charges for police or fire protection, housing, transit, open space, street or sidewalk construction or maintenance or other similar services from time to time by any governmental or quasi-governmental entity, and any other new taxes on landlords in addition to taxes now in effect; (iv) supplies, equipment, utilities and tools used in management, operation and maintenance of the Center; (v) capital improvements to the Center or the improvements therein, amortized over the useful life of such capital improvements as determined reasonably and in good faith by Landlord on the basis of generally accepted accounting principles or tax accounting principles, consistently applied, (aa) which reduce or will cause future reduction of other items of Operating Expenses for which Tenant is otherwise required to contribute or (bb) which are required by law, ordinance, regulation or order of any governmental authority (excluding, however, any such expenses incurred by Landlord in complying with Landlord’s obligations under Section 2.3) or (cc) of which Tenant has use or which benefit Tenant, and which in either case under this clause (cc) are reasonably consistent with the nature and quality of the Center as a first-class office and research and development campus; and (vi) any other costs (including, but not limited to, any parking or utilities fees or surcharges not otherwise specifically addressed elsewhere in this Lease) paid by Landlord, as owner of the Center, pursuant to any applicable laws, ordinances, regulations or orders of any governmental or quasi-governmental authority or pursuant to the terms of the Master Declaration (as hereinafter defined) or of any other declarations of covenants, conditions and restrictions now or hereafter affecting the Center or any other property over which Tenant has non-exclusive usage rights as contemplated in Section 1.1(b) hereof. Operating Expenses shall not include any costs attributable to the initial construction of buildings or Common Area improvements in the Center, nor any costs attributable to buildings the square footage of which is not taken into account in determining Tenant’s Operating Cost Share under Section 5.1 for the applicable period. The distinction between items of ordinary operating maintenance and repair and items of a capital nature shall be made in accordance with generally accepted accounting principles applied on a consistent basis or in accordance with tax accounting principles, as determined reasonably and in good faith by Landlord’s accountants.

(b) Notwithstanding any other provisions of this Section 5.2, the following shall not be included within Operating Expenses: (i) rent paid to any ground lessor; (ii) the cost of constructing tenant improvements for any other tenant of the Center; (iii) the costs of special services, goods or materials provided to any other tenant of the Center and not offered or made available to Tenant; (iv) repairs covered by proceeds of insurance or from funds provided by Tenant or any other tenant of the Center, or as to which any other tenant of the Center is obligated to make such repairs or to pay the cost thereof; (v) legal fees, advertising costs or other related expenses incurred by Landlord in connection with the leasing of space to individual tenants of the Center; (vi) repairs, alterations, additions, improvements or replacements needed to rectify or correct any defects in the design, materials or workmanship of the Building, the Center or the Common Areas; (vii) damage and repairs necessitated by the negligence or willful misconduct of Landlord or of Landlord’s employees, contractors or agents; (viii) executive salaries or salaries of service personnel to the extent that such personnel perform services other than in connection with the management, operation, repair or maintenance of the Building or the Center; (ix) Landlord’s general overhead expenses not related to the Building or the Center; (x) legal fees, accountants’ fees and other expenses incurred in connection with disputes with tenants or other occupants of the Center, or in connection with the enforcement of the terms of any leases with tenants or the defense of Landlord’s title to or interest in the Center or any part thereof; (xi) costs incurred due to a violation by Landlord or any other tenant of the Center of the terms and conditions of any lease; (xii) costs of any service provided to Tenant or to other occupants of the Center for which Landlord is reimbursed other than through recovery of Operating Expenses; (xiii) personal property taxes due and payable by any other tenant of the Center; (xiv) costs incurred in connection with an event of casualty or condemnation governed by Article 13 of this Lease (including, but not limited to, any applicable deductible and/or coinsurance amounts under applicable insurance policies); (xv) costs to comply with Landlord’s obligations under Section 2.3 of this Lease; (xvi) costs incurred in connection with the presence of any hazardous substance or hazardous waste (as such terms are defined in Section 9.6) on, under or about the Property or the Center (but in the event of any use or release of such a hazardous substance or hazardous waste by Tenant or related parties as described in Section 9.6, Tenant’s responsibility therefor shall be determined pursuant to Section 9.6); (xvii) interest, charges and fees incurred on debt; (xviii) costs in the nature of depreciation, amortization or other expense reserves, except in connection with any amortization of capital expenditures that is expressly authorized under any provision of this Lease; (xix) costs or expenditures for capital repairs, replacements and improvements (as determined pursuant to Section 5.2(a) above) in excess of the amortized amounts which are expressly authorized to be included as Operating Expenses under the provisions of clause (v) of Section 5.2(a) above or under any other applicable provision of this Lease; (xx) costs incurred in connection with any construction of additional buildings in the Center; (xxi) wages, compensation and labor burden for any employee not stationed at the Center on a substantially full-time basis; (xxii) taxes and assessments excluded pursuant to the last sentence of Section 4.2 above; and (xxiii) any fee, profit or compensation paid to or retained by Landlord or any person or entity controlling, controlled by or under common control with Landlord for the management or administration of the Center, to the extent the portion of such aggregate fees, profits or compensation chargeable to Tenant as an Operating Expense under this Article 5 exceeds three percent (3%) of the minimum monthly rental and Operating Expenses (provided, however, that solely for purposes of applying the foregoing limitation during the first eighteen (18) months following the Rent Commencement Date, such limitation shall be calculated using a deemed minimum monthly rental amount calculated on the entire square footage of the Premises and not on the reduced square footage otherwise applicable under Section 3.1(a) during such initial 18-month period).

5.3 Determination of Operating Expenses. On or before the Rent Commencement Date and during the last month of each subsequent calendar year of the term of this Lease (“Expense Year”), or as soon thereafter as practical, Landlord shall provide Tenant notice of Landlord’s estimate of the Operating Expenses for the ensuing Expense Year or applicable portion thereof. On or before the first day of each month during the term of this Lease, beginning on the Rent Commencement Date, Tenant shall pay to Landlord Tenant’s Operating Cost Share of the portion of such estimated Operating Expenses allocable (on a prorata basis) to such month; provided, however, that if such notice is not given in the last month of an Expense Year, Tenant shall continue to pay on the basis of the prior year’s estimate, if any, until the month after such notice is given. If at any time or times it appears to Landlord that the actual Operating Expenses will vary from Landlord’s estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for the applicable Expense Year and subsequent payments by Tenant for such Expense Year shall be based upon such revised estimate.

5.4 Final Accounting for Expense Year.

(a) Within ninety (90) days after the close of each Expense Year, or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of Tenant’s Operating Cost Share of the Operating Expenses for such Expense Year prepared by Landlord from Landlord’s books and records, which statement shall be final and binding on Landlord and Tenant (except as provided in Section 5.4(b)). If on the basis of such statement Tenant owes an amount that is more or less than the estimated payments for such Expense Year previously made by Tenant, Tenant or Landlord, as the case may be, shall pay the deficiency to the other party within thirty (30) days after delivery of the statement. Failure or inability of Landlord to deliver the annual statement within such ninety (90) day period shall not impair or constitute a waiver of Tenant’s obligation to pay Operating Expenses, or cause Landlord to incur any liability for damages.

(b) At any time within three (3) months after receipt of Landlord’s annual statement of Operating Expenses as contemplated in Section 5.4(a), Tenant shall be entitled, upon reasonable written notice to Landlord and during normal business hours at Landlord’s office or such other places as Landlord shall reasonably designate, to inspect and examine those books and records of Landlord relating to the determination of Operating Expenses for the immediately preceding Expense Year covered by such annual statement or, if Tenant so elects by written notice to Landlord, to request an independent audit of such books and records. Any such independent audit of the books and records shall be conducted by a certified public accountant reasonably acceptable to both Landlord and Tenant or, if the parties are unable to agree, by a certified public accountant appointed by the Presiding Judge of the San Mateo County Superior Court upon the application of either Landlord or Tenant (with notice to the other party). In either event, such certified public accountant shall be one who is not then employed in any capacity by Landlord or Tenant or by any of their respective affiliates. The audit shall be limited to the determination of the amount of Operating Expenses for the subject Expense Year, and shall be based on generally accepted accounting principles and tax accounting principles, consistently applied. If it is determined, by mutual agreement of Landlord and Tenant or by independent audit, that the amount of Operating Expenses billed to or paid by Tenant for the applicable Expense Year was incorrect, then the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days after the final determination of such deficiency or overpayment. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Operating Expenses for the subject Expense Year by more than five percent (5%), in which case Landlord shall pay all costs and expenses of the audit. Each party agrees to maintain the confidentiality of the findings of any audit in accordance with the provisions of this Section 5.4.

5.5 Proration. If the Rent Commencement Date falls on a day other than the first day of an Expense Year or if this Lease terminates on a day other than the last day of an Expense Year, then the amount of Operating Expenses payable by Tenant with respect to such first or last partial Expense Year shall be prorated on the basis which the number of days during such Expense Year in which this Lease is in effect bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 5.4 to be performed after such termination.

6. UTILITIES

6.1 Payment. Commencing with the Rent Commencement Date and thereafter throughout the term of this Lease, Tenant shall pay, before delinquency, all charges for water, gas, heat, light, electricity, power, sewer, telephone, alarm system, janitorial and other services or utilities supplied to or consumed in or with respect to the Premises (other than any costs for water, electricity or other services or utilities furnished with respect to the Common Areas, which costs shall be paid by Landlord and shall constitute Operating Expenses under Section 5.2 hereof), including any taxes on such services and utilities. It is the intention of the parties that all such services shall be separately metered to the Premises. In the event that any utilities or services supplied to the Premises are not separately metered, then the amount thereof shall be allocated in a reasonable, good faith and appropriate manner by Landlord between the Premises and the other buildings, premises or areas sharing such utilities or services, and the portion thereof allocable to the Building may, in Landlord’s discretion, either be included in Operating Expenses allocable to the Building under Section 5.1 hereof or be billed directly to Tenant and paid or reimbursed by Tenant within thirty (30) days after receipt of Landlord’s statement and request for payment, accompanied by reasonable supporting documentation evidencing the calculation or determination of the amount for which payment or reimbursement is requested. Notwithstanding the foregoing provisions, during the period from the Lease Commencement Date to the Rent Commencement Date, (a) if Tenant is neither operating its business in the Premises nor performing any material construction of improvements in the Premises, Landlord shall bear all utilities charges for the Premises, but to the extent Landlord is then performing construction of improvements in the Premises pursuant to this Lease and/or the Workletter, Landlord may, in its discretion, make a reasonable, good faith allocation of such utilities charges between (i) Landlord’s Work and (ii) the Cost of Improvements (as defined in the Workletter) for the Tenant Improvements being constructed by Landlord; and (b) if Tenant is operating its business in the Premises and/or performing any material construction of improvements in the Premises, utilities charges for the Premises shall be allocated between Landlord and Tenant on the basis of a reasonable, good faith estimate of their respective usage of such utilities.

6.2 Interruption. There shall be no abatement of rent or other charges required to be paid hereunder and Landlord shall not be liable in damages or otherwise for interruption or failure of any service or utility furnished to or used with respect to the Premises, the Building or the Center because of accident, making of repairs, alterations or improvements, severe weather, difficulty or inability in obtaining services or supplies, labor difficulties or any other cause. Notwithstanding the foregoing provisions of this Section 6.2, however, in the event of any interruption or failure of any service or utility to the Premises that (i) is caused in whole or in material part by the active negligence or willful misconduct of Landlord or its agents, employees or contractors and (ii) continues for more than three (3) business days and (iii) materially impairs Tenant’s ability to use the Premises for the intended purpose hereunder, then following such three (3) business day period, Tenant’s obligations for payment of rent and other charges under this Lease shall be abated in proportion to the degree of impairment of Tenant’s use of the

Premises, and such abatement shall continue until Tenant’s use of the Premises is no longer materially impaired thereby. Tenant expressly waives any benefits of any applicable existing or future law (including, but not limited to, the provisions of California Civil Code Section 1932(1)) to the extent the same would permit the termination of the Lease due to any such interruption or failure of any service or utility, it being the intention of the parties that their respective rights in such circumstances shall be governed solely by the provisions of this Section 6.2.

7. ALTERATIONS; SIGNS

7.1 Right to Make Alterations. Tenant shall make no alterations, additions or improvements to the Premises, other than interior non-structural alterations in the Premises costing less than Twenty-Five Thousand Dollars ($25,000) in each instance and less than Fifty Thousand Dollars ($50,000) in the aggregate during any twelve (12) month period, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. All such alterations, additions and improvements shall be completed with due diligence in a good and workmanlike manner, in compliance with plans and specifications approved in writing by Landlord and in compliance with all applicable laws, ordinances, rules and regulations, and to the extent Landlord’s consent is not otherwise required hereunder for such alterations, additions or improvements, Tenant shall give prompt written notice thereof to Landlord. Tenant shall cause any contractors engaged by Tenant for work in the Building or in the Center to maintain public liability and property damage insurance, and other customary insurance, with such terms and in such amounts as Landlord may reasonably require, naming as additional insureds Landlord and any of its partners, shareholders, property managers, project managers and lenders designated by Landlord for this purpose, and shall furnish Landlord with certificates of insurance or other evidence that such coverage is in effect. Notwithstanding any other provisions of this Section 7.1, under no circumstances shall Tenant make any structural alterations or improvements, or any changes to the roof or equipment installations on the roof, or any alterations materially affecting any building systems, without Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

7.2 Title to Alterations. All alterations, additions and improvements installed by Tenant in, on or about the Premises, the Building or the Center (including, but not limited to, lab benches, fume hoods, clean rooms, cold rooms and other similar improvements and equipment) shall become part of the Property and shall become the property of Landlord, unless Landlord elects to require Tenant to remove the same upon the termination of this Lease; provided, however, that the foregoing shall not apply to Tenant’s movable furniture, equipment and trade fixtures, except to the extent any such items are specifically described in the parenthetical in the initial portion of this sentence. Tenant shall promptly repair any damage caused by its removal of any such furniture, equipment or trade fixtures.

(a) Notwithstanding any other provisions of this Article 7, (i) under no circumstances shall Tenant have any right to remove from the Premises or the Building, at the expiration or termination of this Lease, any lab benches, fume hoods, clean rooms, cold rooms or other similar improvements and equipment installed in the Building, even if such equipment and improvements were installed by Tenant; (ii) under no circumstances shall Tenant have any right to remove from the Premises or the Building, at the expiration or termination of this Lease, any alterations, additions, improvements or equipment acquired, constructed or installed with the use, in whole or in part, of any funds from the Tenant Improvement Allowance; (iii) if Tenant requests Landlord’s written consent to any alterations, additions or improvements under Section 7.1 hereof and, in requesting such consent, asks that Landlord specify whether Landlord will require removal of such alterations, additions or improvements upon termination or expiration of this Lease, then Landlord shall not be entitled to require such removal unless Landlord specified its intention to do so at the time of granting of Landlord’s consent to the requested alterations, additions or improvements; and (iv) Tenant shall not be required to remove any Tenant Improvements constructed or installed pursuant to the Workletter unless Landlord specifies its intention to do so at the time of granting of Landlord’s approval of the plans and specifications for the applicable elements of such Tenant Improvements, for which purpose Landlord agrees that (A) it will not withhold its approval of specific elements of the Tenant Improvements, or condition its approval upon Tenant’s agreement to remove such elements upon termination or expiration of this Lease, unless Landlord believes reasonably and in good faith that the functionality and marketability of the Premises for purposes of re-leasing to a successor tenant would be materially and adversely affected by the presence of such specific elements, and (B) it will not require Tenant to remove upon termination or expiration of this Lease, or condition its approval upon Tenant’s agreement to remove upon termination or expiration of this Lease, any Tenant Improvements (including, but not limited to, Larc improvements) which constitute standard, non-extraordinary improvements for ordinary office, laboratory and/or Larc uses in biotech facilities.

(b) Notwithstanding any other provisions of this Article 7, (i) it is the intention of the parties that Landlord shall be entitled to claim all tax attributes associated with alterations, additions, improvements and equipment constructed or installed by Tenant or Landlord with funds provided by Landlord pursuant to the Tenant Improvement Allowance; and (ii) it is the intention of the parties that Tenant shall be entitled to claim, during the term of this Lease, all tax attributes associated with alterations, additions, improvements and equipment constructed or installed by Tenant with Tenant’s own funds (and without any payment or reimbursement by Landlord pursuant to the Tenant Improvement Allowance), despite the fact that the items described in this clause (ii) are characterized in this Section 7.2 as becoming Landlord’s property upon installation, in recognition of the fact that Tenant will have installed and paid for such items, will have the right of possession of such items during the term of this Lease (from and after the Rent Commencement Date) and will have the obligation to pay (directly or indirectly) property taxes on such items, carry insurance on such items to the extent provided in Article 10 hereof and bear the risk of loss with respect to such items to the extent provided in Article 13 hereof. If and to the extent it becomes necessary, in implementation of the foregoing intentions, to identify (either specifically or on a percentage basis, as may be required under applicable tax laws) which alterations, additions, improvements and equipment constructed as part of the Tenant Improvements have been funded through the Tenant Improvement Allowance and which (if any) have been constructed or installed with Tenant’s own funds, Landlord and Tenant agree to cooperate reasonably and in good faith to make such an identification by mutual agreement.

7.3 Tenant Trade Fixtures. Subject to the third sentence of Section 7.2 and to Section 7.5, Tenant may install, remove and reinstall trade fixtures without Landlord’s prior written consent, except that installation and removal of any trade fixtures which are affixed to the Building or which affect the exterior or structural portions of the Building or which materially affect the Building systems shall require Landlord’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Subject to the provisions of Section 7.5, the foregoing shall apply to Tenant’s signs, which Tenant shall have the right to place and remove and replace (a) only with Landlord’s prior written consent as to location, size and composition, which consent shall not be unreasonably withheld, conditioned or delayed, and (b) only in compliance with all restrictions and requirements of applicable law and of any covenants, conditions and restrictions or other written agreements now or hereafter applicable to the Center. Tenant shall immediately repair any damage caused by installation and removal of trade fixtures under this Section 7.3.

7.4 No Liens. Tenant shall at all times keep the Building and the Center free from all liens and claims of any contractors, subcontractors, materialmen, suppliers or any other parties employed either directly or indirectly by Tenant in construction work on the Building or the Center. Tenant may contest any claim of lien, but only if, prior to such contest, Tenant either (i) posts security in the amount of the claim, plus estimated costs and interest, or (ii) records a bond of a responsible corporate surety in such amount as may be required to release the lien from the Building and the Center. Tenant shall indemnify, defend and hold Landlord harmless against any and all liability, loss, damage, cost and other expenses, including, without limitation, reasonable attorneys’ fees, arising out of claims of any lien for work performed or materials or supplies furnished at the request of Tenant or persons claiming under Tenant; provided, however, that the foregoing indemnity shall not apply with respect to (x) any Landlord’s Work, or (y) any work (or related materials and supplies) performed by Tenant but for which Landlord is obligated to make direct payment to the contractor or supplier out of the Tenant Improvement Allowance.

7.5 Signs. Without limiting the generality of the provisions of Section 7.3 hereof, Tenant shall have the right to install building and monument signage comparable to that maintained by the preceding tenant of the Premises, subject to Landlord’s prior approval as to location, size, design and composition (which approval shall not be unreasonably withheld or delayed), subject to the established sign criteria for the Center and subject to all restrictions and requirements of applicable law and of any covenants, conditions and restrictions or other written agreements now or hereafter applicable to the Center. All costs for installation, maintenance and removal or restoration of such signage shall be at Tenant’s sole expense.

8. MAINTENANCE AND REPAIRS

8.1 Landlord’s Obligation for Maintenance.

(a) Repairs and Maintenance. Landlord shall repair and maintain or cause to be repaired and maintained the Common Areas of the Center; the roof, exterior walls and other structural portions of the Building and Service Annex; and the shared-use areas of the Service

Annex, except to the extent Landlord enters into an alternative arrangement with Tenant and the tenant of the Adjacent Building regarding janitorial and/or other repair and maintenance services relating to such shared-use areas. The cost of all work performed by Landlord under this Section 8.1 shall be an Operating Expense hereunder, except to the extent such work (i) is required due to the negligence of Landlord; (ii) involves the repair or correction of a condition or defect that Landlord is required to correct pursuant to Section 2.3 hereof; (iii) is a capital expense not includible (or in excess of the amount includible on an amortized basis) as an Operating Expense under Section 5.2 hereof, or is otherwise expressly excluded from treatment as an Operating Expense under any other applicable provision of Section 5.2 hereof; (iv) results from an event of casualty or condemnation covered by Article 13 hereof (in which event the provisions of such Article 13 shall govern the parties’ respective rights and obligations); or (v) is required due to the negligence or willful misconduct of Tenant or its agents, employees or invitees (in which event Tenant shall bear the full cost of such work pursuant to the indemnification provided in Section 10.6 hereof, subject to the release set forth in Section 10.4 hereof). Tenant knowingly and voluntarily waives the right to make repairs at Landlord’s expense (except as specifically provided in Section 8.1(b) hereof), or to offset the cost thereof against rent, under any law, statute, regulation or ordinance now or hereafter in effect.

(b) Tenant’s Remedy. If (i) Landlord fails to perform promptly any repair, maintenance or replacement required to be performed by Landlord on the Building or Premises (including the portions of the Service Annex designated for exclusive use by the occupant of the Building, but excluding the shared use areas of the Service Annex) under Section 8.1(a) and (ii) such failure creates a material risk to health and safety or a material risk of damage to property or a material impairment of Tenant’s ability to conduct its business in the Premises and (iii) such failure continues for more than thirty (30) days after Tenant gives Landlord written notice of such failure (or, if such repairs or maintenance cannot reasonably be performed within such 30-day period, then if Landlord fails to commence performance within such 30-day period and thereafter to pursue such performance diligently to completion), then Tenant shall have the right, but not the obligation, to perform such repairs or maintenance and Landlord shall reimburse Tenant for the reasonable cost thereof within fifteen (15) days after written notice from Tenant of the completion and cost of such work, accompanied by copies of invoices or other documentation reasonably supporting the costs for which Tenant is requesting reimbursement. Under no circumstances, however, shall Tenant have any right to offset or deduct the cost of any such work against rent or other charges falling due from time to time under this Lease.

8.2 Tenant’s Obligation for Maintenance.

(a) Good Order, Condition and Repair. Except as provided in Section 8.1 hereof, and subject to the provisions of Article 13 hereof (which shall be controlling in the event of any casualty or condemnation covered by such Article 13), Tenant at its sole cost and expense shall keep and maintain in good and sanitary order, condition and repair the Premises and every part thereof, wherever located (excluding the shared-use areas of the Service Annex, subject to Section 8.1 above, but including any and all portions of the Service Annex designated for exclusive use by the occupant of the Building), including but not limited to the signs, interior, ceiling, electrical system, plumbing system, telephone and communications systems serving the Premises, the HVAC equipment and related mechanical systems serving the Premises (for which equipment and systems Tenant shall enter into a service contract with a person or entity reasonably approved by Landlord), all doors, door checks, windows, plate glass, door fronts, exposed plumbing and sewage and other utility facilities, fixtures, lighting, wall surfaces, floor surfaces and ceiling surfaces of the Premises and all other interior repairs, foreseen and unforeseen, with respect to the Premises, as required.

(b) Landlord’s Remedy. If Tenant, after notice from Landlord, fails to make or perform promptly (and in all events within any applicable notice and cure periods) any repairs or maintenance which are the obligation of Tenant hereunder, Landlord shall have the right, but shall not be required, to enter the Premises and make the repairs or perform the maintenance necessary to restore the Premises to good and sanitary order, condition and repair. Immediately on demand from Landlord, the cost of such repairs shall be due and payable by Tenant to Landlord.

(c) Condition Upon Surrender. At the expiration or sooner termination of this Lease, Tenant shall surrender the Premises and Building and the improvements located therein, including any additions, alterations and improvements thereto (except for items which Tenant is permitted and elects to remove, or is required to remove, pursuant to the provisions of this Lease), broom clean, in good and sanitary order, condition and repair (excluding the effects of ordinary wear and tear, casualty damage or condemnation governed by the provisions of Article 13 hereof, and hazardous substances and/or hazardous wastes, except to the extent Tenant is responsible for the same pursuant to the provisions of Section 9.6 or any other applicable provisions of this Lease), first, however, removing all goods and effects of Tenant and all and fixtures and items required to be removed or specified to be removed at Landlord’s election pursuant to this Lease (including, but not limited to, any such removal required as a result of an election duly made by Landlord to require such removal as contemplated in Section 7.2), and repairing any damage caused by such removal. Tenant expressly waives any and all interest in any personal property and trade fixtures not removed from the Center by Tenant at the expiration or termination of this Lease, agrees that any such personal property and trade fixtures may, at Landlord’s election, be deemed to have been abandoned by Tenant, and authorizes Landlord (at its election and without prejudice to any other remedies under this Lease or under applicable law) to remove and either retain, store or dispose of such property at Tenant’s cost and expense, and Tenant waives all claims against Landlord for any damages resulting from any such removal, storage, retention or disposal.

9. USE OF PROPERTY

9.1 Permitted Use. Subject to Sections 9.3, 9.4 and 9.6 hereof, Tenant shall use the Premises solely for an office, research and development, engineering, laboratory, and/or warehousing facility, and for administrative and other lawful purposes reasonably related to or incidental to such specified uses (subject in each case to receipt of all necessary approvals from the City of Redwood City and all other governmental agencies having jurisdiction over the

Premises), and for no other purpose, unless Landlord in its sole discretion otherwise consents in writing.

9.2 [Intentionally Deleted.]

9.3 No Nuisance. Tenant shall not use the Premises for or carry on or permit within the Center or any part thereof any offensive, noisy or dangerous trade, business, manufacture, occupation, odor or fumes, or any nuisance or anything against public policy, nor interfere with the rights or business of Landlord in the Building or the Center, nor commit or allow to be committed any waste in, on or about the Center. Tenant shall not do or permit anything to be done in or about the Center, nor bring nor keep anything therein, which will in any way cause the Center or any portion thereof to be uninsurable with respect to the insurance required by this Lease or with respect to standard fire and extended coverage insurance with vandalism, malicious mischief and riot endorsements.

9.4 Compliance with Laws. Tenant shall not use the Premises, the Building or the Center or permit the Premises, the Building or the Center to be used in whole or in part for any purpose or use that is in violation of any applicable laws, ordinances, regulations or rules of any governmental agency or public authority. Tenant shall keep the Premises equipped with all safety appliances required by law, ordinance or insurance on the Center, or any order or regulation of any public authority, because of Tenant’s particular use of the Premises. Tenant shall procure all licenses and permits required for Tenant’s particular use of the Premises. Tenant shall use the Premises in strict accordance with all applicable ordinances, rules, laws and regulations and shall comply with all requirements of all governmental authorities now in force or which may hereafter be in force pertaining to the particular use of the Premises and the Center by Tenant, including, without limitation, regulations applicable to noise, water, soil and air pollution, and making such nonstructural alterations and additions thereto as may be required from time to time by such laws, ordinances, rules, regulations and requirements of governmental authorities or insurers of the Center (collectively, “Requirements”) because of Tenant’s construction of improvements in or other particular use of the Premises or the Center. Any structural alterations or additions required from time to time by applicable Requirements because of Tenant’s construction of improvements in the Premises or other particular use of the Center shall, at Landlord’s election, either (i) be made by Tenant, at Tenant’s sole cost and expense, in accordance with the procedures and standards set forth in Section 7.1 for alterations by Tenant, or (ii) be made by Landlord at Tenant’s sole cost and expense, in which event Tenant shall pay to Landlord as additional rent, within thirty (30) days after demand by Landlord, an amount equal to all reasonable costs incurred by Landlord in connection with such alterations or additions. The judgment of any court, or the admission by Tenant in any proceeding against Tenant, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of such violation as between Landlord and Tenant. Notwithstanding the foregoing, Tenant shall not be required to comply with or cause the Premises or the Center to comply with any Requirements except to the extent such compliance is necessitated due to Tenant’s construction of improvements in, or Tenant’s particular use of, the Premises.

9.5 Liquidation Sales. Tenant shall not conduct or permit to be conducted any auction, bankruptcy sale, liquidation sale, or going out of business sale, in, upon or about the Center, whether said auction or sale be voluntary, involuntary or pursuant to any assignment for the benefit of creditors, or pursuant to any bankruptcy or other insolvency proceeding.

9.6 Environmental Matters.

(a) For purposes of this Section, “hazardous substance” shall mean (i) the substances included within the definitions of the term “hazardous substance” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601 et seq., and the regulations promulgated thereunder, as amended, (ii) the substances included within the definition of “hazardous substance” under the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., and regulations promulgated thereunder, as amended, (iii) the substances included within the definition of “hazardous materials” under the Hazardous Materials Release Response Plans and Inventory Act, California Heath & Safety Code §§ 25500 et seq., and regulations promulgated thereunder, as amended, (iv) the substances included within the definition of “hazardous substance” under the Underground Storage of Hazardous Substances provisions set forth in California Health & Safety Code §§ 25280 et seq., and (v) petroleum or any fraction thereof; “hazardous waste” shall mean (i) any waste listed as or meeting the identified characteristics of a “hazardous waste” under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq., and regulations promulgated pursuant thereto, as amended (collectively, “RCRA”), (ii) any waste meeting the identified characteristics of “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under the California Hazardous Waste Control Law, California Health & Safety Code §§ 25100 et seq., and regulations promulgated pursuant thereto, as amended (collectively, the “CHWCL”), and/or (iii) any waste meeting the identified characteristics of “medical waste” under California Health & Safety Code §§ 25015-25027.8, and regulations promulgated thereunder, as amended; “hazardous waste facility” shall mean a hazardous waste facility as defined under the CHWCL; and “pollutant” shall mean all substances defined as a “pollutant,” “pollution,” “waste,” “contamination” or “hazardous substance” under the Porter-Cologne Water Quality Control Act, California Water Code §§ 13000 et seq.

(b) Without limiting the generality of the obligations set forth in Section 9.4 of this Lease:

(i) Tenant shall not cause or permit any hazardous substance or hazardous waste to be brought upon, kept, stored or used in or about the Center without the prior written consent of Landlord, which consent shall not be unreasonably withheld, except that Tenant, in connection with its permitted use of the Premises and the Center as provided in Section 9.1, may keep, store and use materials that constitute hazardous substances which are customary for such permitted use, provided such hazardous substances are kept, stored and used in quantities which are customary for such permitted use and are kept, stored and used in full compliance with clauses (ii) and (iii) immediately below.

(ii) Tenant shall comply with all applicable laws, rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the receipt, use, handling, generation, transportation, storage, treatment and/or disposal of hazardous substances or wastes by Tenant or its agents or employees, and Tenant will provide Landlord with copies of all permits, licenses, registrations and other similar documents that authorize Tenant to conduct any such activities in connection with its authorized use of the Premises and the Center from time to time.

(iii) Tenant shall not (A) operate on or about the Center any facility required to be permitted or licensed as a hazardous waste facility or for which interim status as such is required, nor (B) store any hazardous wastes on or about the Center for ninety (90) days or more, nor (C) conduct any other activities on or about the Center that could result in the Center or any portion thereof being deemed to be a “hazardous waste facility” (including, but not limited to, any storage or treatment of hazardous substances or hazardous wastes which could have such a result), nor (D) store any hazardous wastes on or about the Center in violation of any federal or California laws or in violation of the terms of any federal or state licenses or permits held by Tenant.

(iv) Tenant shall not install any underground storage tanks on the Property without the prior written consent of Landlord and prior approval by all applicable governmental authorities. If and to the extent that Tenant obtains all such required consents and approvals and installs any underground storage tanks on the Property, Tenant shall comply with all applicable laws, rules, regulations, orders and permits relating to such underground storage tanks (including any installation, monitoring, maintenance, closure and/or removal of such tanks) as such tanks are defined in California Health & Safety Code § 25281(x), including, without limitation, complying with California Health & Safety Code §§ 25280-25299.7 and the regulations promulgated thereunder, as amended. Tenant shall furnish to Landlord copies of all registrations and permits issued to or held by Tenant from time to time for any and all underground storage tanks located on or under the Property.

(v) If applicable, Tenant shall provide Landlord in writing the following information and/or documentation within fifteen (15) days after the Rent Commencement Date, and shall update such information at least annually, on or before each anniversary of the Rent Commencement Date, to reflect any change in or addition to the required information and/or documentation (provided, however, that in the case of the materials described in subparagraphs (B), (C) and (E) below, Tenant shall not be required to deliver copies of such materials to Landlord but shall maintain copies of such materials to such extent and for such periods as may be required by applicable law and shall permit Landlord or its representatives to inspect and copy such materials during normal business hours at any time and from time to time upon reasonable notice to Tenant; and provided further, however, that Landlord shall keep all such materials reviewed by Landlord confidential, except to the extent disclosure of such materials or of the contents thereof (x) to Landlord’s employees, counsel, managers and/or consultants is necessary or appropriate in the course of their employment or their representation of or advice to

Landlord or in the enforcement of Landlord’s rights and Tenant’s obligations under this Lease, or (y) to any prospective lender or purchaser of the Center is necessary or appropriate in connection with any proposed sale or financing of the Center, or (z) is compelled by any governmental or quasi-governmental authority or by applicable law):

(A) A list of all hazardous substances, hazardous wastes and/or pollutants that Tenant receives, uses, handles, generates, transports, stores, treats or disposes of from time to time in connection with its operations in the Center.

(B) All Material Safety Data Sheets (“MSDS’s”), if any, required to be completed with respect to operations of Tenant at the Center from time to time in accordance with Title 26, California Code of Regulations § 8-5194 or 42 U.S.C. § 11021, or any amendments thereto, and any Hazardous Materials Inventory Sheets that detail the MSDS’s.

(C) All Hazardous Waste Manifests, if any, that Tenant is required to complete from time to time under California Health & Safety Code § 25160, any regulations promulgated thereunder, any similar successor provisions and/or any amendments to any of the foregoing, in connection with its operations in the Center.

(D) Any Hazardous Materials Management Plan required from time to time with respect to Tenant’s operations in the Center, pursuant to California Health & Safety Code §§ 25500 et seq., any regulations promulgated thereunder, any similar successor provisions and/or any amendments to any of the foregoing.

(E) Any Air Toxics Emissions Inventory Plan required from time to time with respect to Tenant’s operations in the Center, pursuant to California Health & Safety Code §§ 44340 et seq., any regulations promulgated thereunder, any similar successor provisions and/or any amendments to any of the foregoing.

(F) Any biennial Hazardous Waste Generator reports or notifications furnished by Tenant to the California Department of Toxic Substances Control or other applicable governmental authorities from time to time pursuant to California Code of Regulations Title 22, § 66262.41, any similar successor provisions and/or any amendments to any of the foregoing, in connection with Tenant’s operations in the Center.

(G) Any Hazardous Waste Generator Reports regarding source reductions, as required from time to time pursuant to California Health & Safety Code §§ 25244.20 et seq., any regulations promulgated thereunder, any similar successor provisions and/or any amendments to any of the foregoing, in connection with Tenant’s operations in the Center.

(H) Any Hazardous Waste Generator Reports or notifications not otherwise described in the preceding subparagraphs and required from time to time pursuant to California Health & Safety Code § 25153.6, California Code of Regulations Title 22, Division 4.5, Chapter 12, §§ 66262.10 et seq. (“Standards Applicable to Generators of Hazardous Waste”), any other regulations promulgated thereunder, any similar successor provisions and/or any amendments to any of the foregoing, in connection with Tenant’s operations in the Center.

(I) All industrial wastewater discharge permits issued to or held by Tenant from time to time in connection with its operations in the Center, and all air quality management district permits issued to or held by Tenant from time to time in connection with its operations in the Center.

(J) Copies of any other lists or inventories of hazardous substances, hazardous wastes and/or pollutants on or about the Center that Tenant is otherwise required to prepare and file from time to time with any governmental or regulatory authority.

(vi) Tenant shall secure Landlord’s prior written approval for any proposed receipt, storage, possession, use, transfer or disposal of “radioactive materials” or “radiation,” as such materials are defined in Title 26, California Code of Regulations § 17-30100, and/or any other materials possessing the characteristics of the materials so defined, which approval Landlord may withhold in its sole and absolute discretion; provided, that such approval shall not be required for any radioactive materials (x) for which Tenant has secured prior written approval of the Nuclear Regulatory Commission and delivered to Landlord a copy of such approval (if applicable), or (y) which Tenant is authorized to use pursuant to the terms of any radioactive materials license issued by the State of California. Tenant, in connection with any such authorized receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation, shall:

(A) Comply with all federal, state and local laws, rules, regulations, orders, licenses and permits issued to or applicable to Tenant with respect to its operations in the Center;

(B) Maintain, to such extent and for such periods as may be required by applicable law, and permit Landlord and its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, a list of all radioactive materials or radiation received, stored, possessed, used, transferred or disposed of by Tenant or in connection with Tenant’s operations in the Center from time to time, to the extent not already disclosed through delivery of a copy of a Nuclear Regulatory Commission approval with respect thereto as contemplated above; and

(C) Maintain, to such extent and for such periods as may be required by applicable law, and permit Landlord or its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, all licenses, registration materials, inspection reports, governmental orders and permits in connection with the receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation by Tenant or in connection with Tenant’s operations in the Center from time to time.

(vii) Tenant shall comply with any and all applicable laws, rules, regulations and orders of any governmental authority with respect to the release into the environment of any hazardous wastes, hazardous substances, pollutants, radiation or radioactive materials by Tenant or its agents or employees. If and to the extent Tenant becomes aware of any unauthorized release of any such hazardous wastes, hazardous substances, pollutants, radiation or radioactive materials into the environment and such release (x) creates a significant risk to human health or safety, (y) creates a significant risk of contamination of any of the improvements, soil or groundwater on or under the Property, or (z) is required to be reported to any governmental authority (including, but not limited to, any release of a Reportable Quantity, under the Emergency Planning and Community Right to Know Act, of any hazardous substance, hazardous waste, pollutant, radiation or radioactive material), then in each such event, Tenant shall give Landlord verbal notice of such release as immediately as practicable, shall follow such verbal notice with written notice to Landlord of such release within one (1) business day after Tenant became aware of such release, and shall provide Landlord with a copy of any written report or disclosure filed by Tenant with any governmental authority with respect to such release, substantially concurrently with Tenant’s filing of such written report or disclosure with the applicable governmental authority.

(viii) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses (including, but not limited to, loss of rental income), damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (A) any failure by Tenant to comply with any provisions of this Section 9.6(b), or (B) any receipt, use handling, generation, transportation, storage, treatment, release and/or disposal of any hazardous substance, hazardous waste, pollutant, radioactive material or radiation on or about the Center as a proximate result of Tenant’s use of the Center or as a result of any intentional or negligent acts or omissions of Tenant or of any agent, employee or invitee of Tenant. Notwithstanding the foregoing provisions, Landlord acknowledges and agrees that losses of rental or other income compensable under the preceding sentence do not include any actual or alleged loss of rental or other income arising from another tenant’s or prospective tenant’s or prospective purchaser’s objection to the mere fact of Tenant’s use of hazardous substances or materials on or about the Premises, absent any material violation by Tenant or its agents or employees of the provisions of this Lease or of applicable law in the course of such use.

(ix) Tenant shall cooperate with Landlord in furnishing Landlord with complete information regarding Tenant’s receipt, handling, use, storage, transportation, generation, treatment and/or disposal of any hazardous substances, hazardous wastes, pollutants, radiation or radioactive materials in or about the Center. Upon request, but subject to Tenant’s reasonable operating and security procedures, Tenant shall grant

Landlord reasonable access at reasonable times to the Premises to inspect Tenant’s receipt, handling, use, storage, transportation, generation, treatment and/or disposal of hazardous substances, hazardous wastes, pollutants, radiation and radioactive materials, without Landlord thereby being deemed guilty of any disturbance of Tenant’s use or possession or being liable to Tenant in any manner.

(x) Notwithstanding Landlord’s rights of inspection and review under this Section 9.6(b), Landlord shall have no obligation or duty to so inspect or review, and no third party shall be entitled to rely on Landlord to conduct any sort of inspection or review by reason of the provisions of this Section 9.6(b).

(xi) Prior to, or as soon as practicable after, mutual execution of this Lease, Landlord shall obtain, at Landlord’s expense, a Phase I environmental study evaluating the presence or absence of hazardous substances, hazardous wastes, pollutants, radiation and radioactive materials in and under the Building, and shall provide a copy of that study to Tenant. The purpose of this study is to provide evidence of the “baseline” condition of the Building prior to Tenant’s occupancy and use thereof, but such evidence is not intended to be conclusive or irrebuttable. Tenant shall also have the right (but not the obligation), if it so elects and at its own expense, to conduct its own environmental study of the Premises prior to or at the time of Tenant’s occupancy, in which event Tenant shall provide a copy of such study to Landlord. If Tenant or its employees, agents, contractors, vendors, customers or guests receive, handle, use, store, transport, generate, treat and/or dispose of any hazardous substances or wastes or radiation or radioactive materials on or about the Center at any time during the term of this Lease, then within thirty (30) days after Tenant vacates the Premises upon termination or expiration of this Lease, Landlord shall obtain a further environmental study (which study shall be at least a Phase I study, and shall be a Phase II study to the extent the results of the Phase I study reasonably suggest the necessity or desirability of a Phase II level investigation in any areas), performed by GeoSyntec or Geomatrix or another reputable environmental consultant selected by Landlord, evaluating the presence or absence of hazardous substances, hazardous wastes, pollutants, radiation and radioactive materials on and about those portions of the Center affected by Tenant’s operations in the Center and attributable or potentially attributable to such operations (the “Exit Study”). Liability for any remedial actions required or recommended on the basis of the Exit Study shall be allocated in accordance with Sections 9.4, 9.6, 10.6 and other applicable provisions of this Lease. The cost of the Exit Study shall be borne by Landlord, except that if the Exit Study identifies any required or recommended remedial work that is Tenant’s responsibility under the applicable provisions of this Lease, then Tenant shall also reimburse Landlord for the cost of the Exit Study, which reimbursement shall be paid within thirty (30) days after written demand by Landlord, accompanied by a copy of the invoice(s) reflecting the cost of the Exit Study. The Exit Study is not intended to be conclusive or irrebuttable. Tenant shall also have the right (but not the obligation), if it so elects and at its own expense, to conduct its own environmental study of the Premises to verify the results of the Exit Study.

(c) Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, losses, damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (i) the presence on the Center of any hazardous substances, hazardous wastes, pollutants, radiation or radioactive materials present on the Center as of the Rent Commencement Date (other than as a result of any intentional or negligent acts or omissions of Tenant or of any agent, employee or invitee of Tenant), and/or (ii) any unauthorized release into the environment (including, but not limited to, the Center) of any hazardous substances, hazardous wastes, pollutants, radiation or radioactive materials to the extent such release results from the negligence of or willful misconduct or omission by Landlord or its agents or employees.

(d) The provisions of this Section 9.6 shall survive the termination of this Lease.

10. INSURANCE AND INDEMNITY

10.1 Insurance.

(a) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, from and after the Early Access Date, at Tenant’s cost and expense, commercial general liability insurance to protect against liability arising out of or related to the use of or resulting from any accident occurring in, upon or about the Premises, with limits of liability of not less than (i) Three Million Dollars ($3,000,000.00) per occurrence for bodily injury, personal injury and death, and Five Hundred Thousand Dollars ($500,000.00) per occurrence for property damage, or (ii) a combined single limit of liability of not less than Five Million Dollars ($5,000,000.00) per occurrence for bodily injury (including personal injury and death) and property damage, which insurance may be provided in a combination of primary and excess limits (i.e., umbrella coverage). Such insurance shall name Landlord, its general partners, its property manager and any lender holding a deed of trust on the Center from time to time (as designated in writing by Landlord to Tenant from time to time) as additional insureds thereunder. The amount of such insurance shall not be construed to limit any liability or obligation of Tenant under this Lease. Tenant shall also procure and maintain in full force and effect at all times during the term of this Lease, at Tenant’s cost and expense, products/completed operations coverage on terms and in amounts (A) customary in Tenant’s industry for companies engaged in the marketing of products on a scale comparable to that in which Tenant is engaged from time to time and (B) mutually satisfactory to Landlord and Tenant in their respective reasonable discretion, provided that such coverage is reasonably available to Tenant on commercially reasonable terms.

(b) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord’s cost and expense (but reimbursable as an Operating Expense under Section 5.2 hereof), commercial general liability insurance to protect against liability arising out of or related to the use of or resulting from any accident occurring in, upon or about the Center, with a combined single limit of liability of not less than Five Million Dollars ($5,000,000.00) per occurrence for bodily injury (including personal injury and death) and property damage.

(c) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord’s cost and expense (but reimbursable as an Operating Expense under Section 5.2 hereof), policies of property insurance providing protection against “all risk of direct physical loss” (as defined by and detailed in the Insurance Service Office’s Commercial Property Program “Cause of Loss—Special Form [CP 1030]” or its equivalent) for the shell of the Building and for the improvements in the Common Areas of the Center, on a full replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an “agreed amount” basis or with a commercially reasonable margin clause). Such insurance may include earthquake and/or environmental coverage, as part of the same policy or as a separate policy or policies, to the extent Landlord in its sole discretion elects to carry such coverage, and shall have such commercially reasonable deductibles and other terms as Landlord in its discretion determines to be appropriate. Landlord shall have no obligation to carry property damage insurance for any alterations, additions or improvements installed by Tenant in the Building or on or about the Center.

(d) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant’s cost and expense (chargeable, pursuant to and subject to Article 5, as an Operating Expense), policies of property insurance providing protection against “all risk of direct physical loss” (as defined by and detailed in the Insurance Service Office’s Commercial Property Program “Cause of Loss—Special Form [CP 1030]” or its equivalent) for the tenant improvements existing in the Premises on the Early Access Date and for all Tenant Improvements constructed by Landlord pursuant to this Lease and the Workletter (other than Tenant’s Property, which it shall be Tenant’s responsibility to insure pursuant to paragraph (e) below), on a full replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an “agreed amount” basis or with a commercially reasonable margin clause). Such insurance may have such commercially reasonable deductibles and other terms as Landlord in its reasonable discretion determines to be appropriate. The coverage required to be maintained under this paragraph (d) may, in Landlord’s discretion, be added to or combined with Landlord’s master policy carried under paragraph (c) above. Tenant shall cooperate with Landlord in the preparation of a mutually approved initial list or schedule of such existing improvements and Tenant Improvements, for purposes of identifying the items Landlord is responsible for insuring under this paragraph (d), and Tenant shall thereafter provide to Landlord from time to time, upon request by Landlord annually or at other reasonable intervals, an updated version of such list or schedule (the intended purpose of such updating being to reflect any modification or removal of any such items that would have the effect of eliminating them from the scope of Landlord’s insurance obligation under this paragraph (d)). Landlord, in its discretion, may elect from time to time to obtain appraisals of any or all alterations, additions, improvements and Tenant Improvements which Landlord is required to insure hereunder.

(e) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, from and after the Early Access Date, at Tenant’s cost and expense, policies of property insurance providing protection against “all risk of direct physical loss” (as defined by and detailed in the Insurance Service Office’s Commercial Property Program “Cause of Loss-Special Form [CP 1030]” or its equivalent) for Tenant’s movable personal property, office furniture, movable equipment and trade fixtures, and all other alterations, additions and improvements placed or installed by Tenant from time to time in or about the Premises (collectively, “Tenant’s Property,” which term is not intended to imply any conclusion regarding ultimate ownership of alterations, additions and improvements that are otherwise covered by Article 7 above, but is used solely as a defined term for purposes of the specific contexts in which it is used as such in this Lease), on a full replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an “agreed amount” basis or with a commercially reasonable margin clause). Such insurance may have such commercially reasonable deductibles and other terms as Tenant in its discretion determines to be appropriate, and shall name both Tenant and Landlord as insureds as their interests may appear. Without limiting the generality of the foregoing provisions, Tenant’s property insurance on Tenant’s Property shall in all events include earthquake insurance in an amount at least equal to the amount (if any) of the Tenant Improvement Allowance paid by Landlord pursuant to this Lease in connection with the construction of any Tenant Improvements constructed by Tenant pursuant to the Workletter.

(f) During the construction of the Tenant Improvements, each party constructing such Tenant Improvements or any portion thereof shall also procure and maintain in full force and effect, at Tenant’s sole cost and expense (but chargeable against the Tenant Improvement Allowance to the extent any portion of the Tenant Improvement Allowance is available for that purpose), a policy of builder’s risk insurance on the Tenant Improvements being constructed by such party, in such amounts and with such commercially reasonable deductibles as Landlord and Tenant may mutually and reasonably determine to be appropriate with respect to such insurance. Without limiting the generality of the foregoing provisions, any party’s builder’s risk insurance with respect to the Tenant Improvements shall in all events include earthquake insurance in an amount at least equal to the cumulative amount of the Tenant Improvement Allowance paid by Landlord from time to time in connection with the construction of such Tenant Improvements by the applicable party.

10.2 Quality of Policies and Certificates. All policies of insurance required hereunder shall be issued by responsible insurers and, in the case of policies carried or required to be carried by Tenant, shall be written as primary policies not contributing with and not in excess of any coverage that Landlord may carry. Tenant shall deliver to Landlord copies of policies or certificates of insurance showing that said policies are in effect. The coverage provided by such policies shall include the clause or endorsement referred to in Section 10.4. If Tenant fails to acquire, maintain or renew any insurance required to be maintained by it under this Article 10 or to pay the premium therefor, then Landlord, at its option and in addition to its other remedies, but without obligation so to do, may procure such insurance, and any sums expended by it to procure any such insurance on behalf of or in place of Tenant shall be repaid upon demand, with interest as provided in Section 3.2 hereof. Tenant shall give Landlord at least thirty (30) days prior written notice of any cancellation or nonrenewal of insurance required to be maintained under this Article 10, and shall obtain written undertakings from each insurer under policies required to be maintained by it to endeavor to notify all insureds thereunder at least thirty (30) days prior to cancellation of coverage (or ten (10) days prior to cancellation of coverage due to nonpayment of premiums).

10.3 Workers’ Compensation; Employees. Tenant shall maintain in full force and effect during the term of this Lease workers’ compensation insurance in at least the minimum amounts required by law, covering all of Tenant’s employees working at or about the Premises. In addition, Tenant shall maintain in full force and effect during the term of this Lease employer’s liability coverage with limits of liability of not less than One Hundred Thousand Dollars ($100,000) per accident, One Hundred Thousand Dollars ($100,000) per employee for disease, and Five Hundred Thousand Dollars ($500,000) policy limit for disease.

10.4 Waiver of Subrogation. Notwithstanding anything to the contrary elsewhere in this Lease, to the extent permitted by law, Landlord and Tenant each waive any right to recover against the other with respect to (i) damage to property, (ii) damage to the Center or any part thereof, or (iii) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and claims under clauses (i)-(iii) hereof are covered or would have been covered, and only to the extent of such actual or deemed coverage, by property insurance actually carried or required to be carried hereunder by either Landlord or Tenant, regardless of any negligence of the party receiving the benefit of such waiver. This provision is intended to waive fully, and for the benefit of each party, any rights and claims which might give rise to a right of subrogation in any insurance carrier. Each party shall procure a clause or endorsement on any property insurance policy denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Coverage provided by insurance maintained by Landlord or Tenant shall not be limited, reduced or diminished by virtue of the subrogation waiver herein contained.

10.5 Increase in Premiums. Tenant shall do all acts and pay all expenses reasonably necessary to ensure that the Premises are not used for purposes prohibited by any applicable fire insurance, and that Tenant’s use of the Premises, Building and Center complies with all requirements necessary to obtain any such insurance. If Tenant uses or permits the Premises, Building or Center to be used in a manner which increases the existing rate of any insurance carried by Landlord on the Center and such use continues for longer than a reasonable period specified in any written notice from Landlord to Tenant identifying the rate increase and the factors causing the same, then Tenant shall pay the amount of the increase in premium caused thereby, and Landlord’s costs of obtaining other replacement insurance policies, including any increase in premium, within thirty (30) days after demand therefor by Landlord.

10.6 Indemnification.

(a) Except as otherwise expressly provided for in this Lease, Tenant shall indemnify, defend and hold Landlord and its members, partners, shareholders, officers, directors, agents, employees and contractors harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys’ fees), damages or expenses of any kind arising therefrom which may be brought or made against Landlord or which Landlord may pay or incur by reason of the use, occupancy and enjoyment of the Center by Tenant or any invitees, sublessees, licensees, assignees, employees, agents or contractors of Tenant or holding under Tenant (including, but not limited to, any such matters arising out of or in connection with any early entry upon the Center by Tenant pursuant to Section 2.2 hereof) from any cause whatsoever other than (i) negligence or willful misconduct or omission by Landlord or its agents, employees or contractors or (ii) Landlord’s material breach of its obligations under this Lease. Except as otherwise expressly provided for in this Lease, Landlord and its members, partners, shareholders, officers, directors, agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such persons for, damages to goods, wares and merchandise in or upon the Center, or for injuries to Tenant, its agents or third persons in or upon the Center, from any cause whatsoever other than (x) negligence or willful misconduct or omission by Landlord or its agents, employees or contractors or (y) Landlord’s material breach of its obligations under this Lease. Tenant shall give prompt notice to Landlord of any casualty or accident in, on or about the Center.

(b) Except as otherwise expressly provided for in this Lease, Landlord shall indemnify, defend and hold Tenant and its partners, shareholders, officers, directors, agents, employees and contractors harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys’ fees), damages or expenses of any kind arising therefrom which may be brought or made against Tenant or which Tenant may pay or incur, to the extent such liabilities or other matters arise in, on or about the Center by reason of any negligence or willful misconduct or omission by Landlord or its agents, employees or contractors.

10.7 Blanket Policy. Any policy required to be maintained hereunder may be maintained under a so-called “blanket policy” insuring other parties and other locations so long as the amount of insurance required to be provided hereunder is not thereby diminished. Without limiting the generality of the requirement set forth at the end of the preceding sentence, property insurance provided under a blanket policy shall provide full replacement cost coverage and liability insurance provided under a blanket policy shall include per location aggregate limits meeting or exceeding the limits required under this Article 10.

11. SUBLEASE AND ASSIGNMENT

11.1 Assignment and Sublease of Building. Except in the case of a Permitted Transfer, Tenant shall not have the right or power to assign its interest in this Lease, or make any sublease of the Premises or any portion thereof, nor shall any interest of Tenant under this Lease be assignable involuntarily or by operation of law, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any purported sublease or assignment of Tenant’s interest in this Lease requiring but not having received Landlord’s consent thereto (to the extent such consent is required hereunder) shall be void. Without limiting the generality of the foregoing provisions, Landlord may withhold consent to any proposed subletting or assignment solely on the ground, if applicable, that the use by the proposed subtenant or assignee is not a permitted use hereunder and is reasonably likely to be incompatible with Landlord’s use of the balance of the Center. Except in the case of a Permitted Transfer, any dissolution, consolidation, merger or other reorganization of Tenant, or any sale or transfer of substantially all of the stock or assets of Tenant in a single transaction or series of related transactions, shall be deemed to be an assignment hereunder and shall be void without the prior written consent of Landlord as required above. Notwithstanding the foregoing, (i) neither an initial public offering of the common stock of Tenant nor any other sale of Tenant’s capital stock through any public securities exchange or market nor any other issuance of Tenant’s capital stock for bona fide financing purposes nor any sale or transfer of Tenant’s capital stock in connection with any merger or consolidation with, or acquisition of, Tenant, nor any consolidation, merger or reorganization in which Tenant is the surviving entity, shall be deemed to be an assignment, subletting or transfer hereunder; and (ii) Tenant shall have the right to assign this Lease or sublet the Premises, or any portion thereof, without Landlord’s consent (but with prior or concurrent written notice by Tenant to Landlord), to any Affiliate of Tenant, or to any entity which results from a merger or consolidation involving Tenant, or to any entity which acquires substantially all of the stock or assets of Tenant as a going concern (hereinafter each a “Permitted Transfer”). For purposes of the preceding sentence, an “Affiliate” of Tenant shall mean any entity in which Tenant owns at least a fifty percent (50%) equity interest, any entity which owns at least a fifty percent (50%) equity interest in Tenant, and/or any entity which is related to Tenant by a chain of ownership interests involving at least a fifty percent (50%) equity interest at each level in the chain. Landlord shall have no right to terminate this Lease in connection with, and shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer. Except as expressly set forth in this Section 11.1, however, the provisions of Section 11.2 shall remain applicable to any Permitted Transfer and the transferee under such Permitted Transfer shall be and remain subject to all of the terms and provisions of this Lease.

11.2 Rights of Landlord.

(a) Consent by Landlord to one or more assignments of this Lease, or to one or more sublettings of the Premises or any portion thereof, or collection of rent by Landlord from any assignee or sublessee, shall not operate to exhaust Landlord’s rights under this Article 11, nor constitute consent to any subsequent assignment or subletting. No assignment of Tenant’s interest in this Lease and no sublease shall relieve Tenant of its obligations hereunder, notwithstanding any waiver or extension of time granted by Landlord to any assignee or sublessee, or the failure of Landlord to assert its rights against any assignee or sublessee, and regardless of whether Landlord’s consent thereto is given or required to be given hereunder. In the event of a default by any assignee, sublessee or other successor of Tenant in the performance of any of the terms or obligations of Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against any such assignee, sublessee or other successor. In addition, Tenant immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted under this Lease, and Landlord, as Tenant’s assignee, or any receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence and during the continuance of an event of default by Tenant, Tenant shall have the right to collect such rent and to retain all sublease profits (subject to the provisions of Section 11.2(c), below),

(b) Upon any assignment of Tenant’s interest in this Lease for which Landlord’s consent is required under Section 11.1 hereof, Tenant shall pay to Landlord, within ten (10) days after receipt thereof by Tenant from time to time, one-half ( 1/2) of all cash sums and other economic considerations received by Tenant in connection with or as a result of such assignment, after first deducting therefrom (i) any costs incurred by Tenant for leasehold improvements (including, but not limited to, third-party architectural and space planning costs) in the Premises in connection with such assignment, amortized over the remaining term of this Lease, (ii) any real estate commissions and/or reasonable attorneys’ fees actually incurred by Tenant in connection with such assignment, and (iii) the unamortized cost (assuming straight-line amortization over the entire period from the Rent Commencement Date through the remainder of the initial term of this Lease) of any alterations, additions and improvements made to the Premises at Tenant’s expense and remaining in the Premises at the time of such assignment.

(c) Upon any sublease of all or any portion of the Premises for which Landlord’s consent is required under Section 11.1 hereof, Tenant shall pay to Landlord, within ten (10) days after receipt thereof by Tenant from time to time, one-half ( 1/2) of all cash sums and other economic considerations received by Tenant in connection with or as a result of such sublease, after first deducting therefrom (i) the minimum rental due hereunder for the corresponding period, prorated (on the basis of the average per-square-foot cost paid by Tenant for the Premises for the applicable period under this Lease) to reflect the size of the subleased portion of the Premises, (ii) any costs incurred by Tenant for leasehold improvements in the subleased portion of the Premises (including, but not limited to, third-party architectural and space planning costs) for the specific benefit of the sublessee in connection with such sublease, amortized over the remaining term of this Lease, (iii) any real estate commissions and/or reasonable attorneys’ fees actually incurred by Tenant in connection with such sublease, amortized over the term of such sublease, and (iv) amortized over the term of such sublease, the portion allocable to the sublease term of the unamortized cost (assuming straight-line amortization over the entire period from the Rent Commencement Date through the remainder of the initial term of this Lease) of any alterations, additions and improvements made to the Premises at Tenant’s expense and reasonably allocable to the subleased portion of the Premises at the time of the sublease. Notwithstanding anything to the contrary contained in this paragraph (c), in no event shall the economic considerations required to be shared by Tenant with Landlord hereunder include the reasonable, good faith value of any goods or services provided by Tenant to any sublessee in connection with any subletting, including, but not limited to, any shipping, receiving, security, reception, facilities management, laboratory, repair, maintenance, utilities and other similar goods and services provided to the sublessee in excess of the goods and services provided by Landlord to Tenant under this Lease.

12. RIGHT OF ENTRY AND QUIET ENJOYMENT

12.1 Right of Entry. Landlord and its authorized representatives shall have the right, subject to Tenant’s reasonable operating and security procedures, to enter the Premises at any time during the term of this Lease, provided that after the Rent Commencement Date, such entry shall be made only during normal business hours and upon not less than one (1) business day’s prior notice, except in the case of emergency (in which event no notice shall be required and entry may be made at any time), for the purpose of inspecting and determining the condition of the Premises and Building or for any other proper purpose including, without limitation, to make repairs, replacements or improvements which Landlord may deem necessary, to show the Premises and Building to prospective purchasers, to show the Premises and Building to prospective tenants (but only during the final year of the term of this Lease, except that in the case of the initial term or first extended term [if applicable] of this Lease, such period shall instead begin only on the earlier of the date nine (9) months prior to expiration of such initial term or first extended term of this Lease or the date [if any] on which Tenant informs Landlord in writing that Tenant does not intend to exercise its renewal right under Section 2.6 hereof as of the end of such initial term or first extended term of this Lease, but in no event earlier than one (1) year prior to the scheduled expiration date of such initial term or first extended term of this Lease), and to post notices of nonresponsibility. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business, quiet enjoyment or other damage or loss to Tenant by reason of making any repairs or performing any work upon the Building or the Center or by reason of erecting or maintaining any protective barricades in connection with any such work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever, provided, however, Landlord shall use reasonable efforts to minimize the inconvenience to Tenant’s normal business operations caused thereby.

12.2 Quiet Enjoyment. Landlord covenants that Tenant, upon paying the rent and performing its obligations hereunder within any applicable notice and cure periods and subject to all the terms and conditions of this Lease, shall peacefully and quietly have, hold and enjoy the Premises and the Center throughout the term of this Lease, or until this Lease is terminated as provided by this Lease.

13. CASUALTY AND TAKING

13.1 Damage or Destruction.

(a) If the Premises or any portion of the Common Areas of the Center necessary for Tenant’s use and occupancy of the Premises is damaged or destroyed in whole or in any substantial part during the period from the Rent Commencement Date through the remaining term of this Lease, Landlord shall obtain from Landlord’s architect, as soon as practicable (and in all events within forty-five (45) days following the damage or destruction, (i) the architect’s reasonable, good faith estimate of the time within which repair and restoration of the Premises and Common Areas (if applicable) can reasonably be expected to be completed to the extent necessary to enable Tenant to resume its full business operations in the Premises without material impairment and (ii) the architect’s reasonable, good faith opinion as to whether repair and restoration to that extent will be permitted under applicable governmental laws, regulations and building codes then in effect (collectively, the “Architect’s Estimate”). If the damage or destruction materially impairs Tenant’s ability to conduct its business operations in the Premises, and if either (A) the estimated repair time specified in the Architect’s Estimate exceeds six (6) months (or, in the case of an occurrence during the final year of the term of this Lease, sixty (60) days), or (B) the Architect’s Estimate states that repair and restoration of the affected areas to the extent necessary to enable Tenant to resume its full business operations in the Premises without material impairment will not be permitted under applicable governmental laws, regulations and building codes then in effect, then in either such event either Landlord or Tenant may terminate this Lease as of the date of the occurrence by giving written notice to the other party within thirty (30) days after the damage has occurred or fifteen (15) days after delivery of the Architect’s Estimate, whichever is later; provided, however, that if Landlord elects to terminate this Lease under clause (A) of this sentence on the basis of an Architect’s Estimate showing an estimated repair time of more than sixty (60) days but not more than six (6) months with respect to a casualty occurring during the final year of the initial term or first extended term (if applicable) of this Lease but occurring prior to a valid exercise by Tenant of its option to extend the then-current term of this Lease, and if Tenant, within ten (10) days after receipt of written notice of Landlord’s election to terminate, validly exercises in writing any then-exercisable option of Tenant to extend the term of this Lease under Section 2.6 above, then Landlord’s election to terminate shall be void and of no force or effect and the rights and obligations of the parties shall be determined under this Article 13 without regard to such purported termination by Landlord. In addition, Landlord shall have a similar termination right if the damage or destruction arises from a risk that is not required to be insured against (and is not actually insured against) by Landlord under this Lease and if Landlord’s architect reasonably estimates that the uninsured cost to restore the portions of the Premises for which Landlord is responsible to the condition required above would exceed five percent (5%) of the then applicable replacement cost of the entire Premises, unless Tenant agrees in writing, within ten (10) days after being notified of Landlord’s exercise of its termination right, to bear the restoration costs in excess of such five percent (5%) limit and, if reasonably requested by Landlord, agrees to provide security in an amount and on terms reasonably satisfactory to Landlord for Tenant’s performance of such payment obligation. If the circumstances creating a termination right under the preceding two sentences do not exist, or if such circumstances exist but neither party timely exercises any applicable termination right, then this Lease shall remain in full force and effect and (1) Landlord, as to the Common Areas of the Center, as to the Premises as they existed prior to any construction or installation of Tenant Improvements or other fixtures or personal property by Tenant, and as to all Tenant Improvements constructed by Landlord pursuant to this Lease and the Workletter, and (2) Tenant, as to all Tenant Improvements (if any) constructed by Tenant pursuant to this Lease and the Workletter and as to all other alterations, additions, improvements, fixtures and personal property constructed or installed by Tenant, shall commence and complete, with all due diligence and as promptly as is reasonably practicable under the conditions then existing, all such repair and restoration as may be required to return the affected portions of the Premises and Center to a condition comparable to that existing immediately prior to the occurrence; provided, however, that Tenant in its discretion may elect not to repair, restore or replace any or all of the items which would otherwise be Tenant’s responsibility under clause (2) of this sentence to the extent such items were constructed or installed at Tenant’s sole expense and without any use of funds from the Tenant Improvement Allowance.

(b) If this Lease is terminated pursuant to the foregoing provisions of this Section 13.1 following an occurrence which is a peril actually insured or required to be insured against pursuant to Section 10.1(c), (d) and/or (e), Landlord and Tenant agree (and any Lender shall be asked to agree) that such insurance proceeds shall be allocated between Landlord and Tenant in a manner which fairly and reasonably reflects their respective ownership rights under this Lease, as of the termination or expiration of the term of this Lease, with respect to the improvements, fixtures, equipment and other items to which such insurance proceeds are attributable.

(c) From and after the date of an occurrence resulting in damage to or destruction of the Premises or of Common Areas necessary for Tenant’s use and occupancy of the Premises, and continuing until repair and restoration thereof are completed to the extent necessary to enable Tenant to resume operation of its business in the Premises without substantial impairment, there shall be an equitable abatement of minimum rental and of Tenant’s Operating Cost Share of Operating Expenses based upon the degree to which Tenant’s ability to conduct its business in the Premises is impaired.

(d) Each party expressly waives the provisions of California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future law to the extent the same would permit the termination of this Lease in the event of damage to or destruction of the leased property, it being the intention of the parties that their respective rights in such circumstances shall be governed solely by the provisions of this Article 13.

13.2 Condemnation.

(a) If during the term of this Lease the Building or any Common Areas of the Center that are necessary for Tenant’s use and occupancy of the Premises, or any substantial part of either of them, is taken by eminent domain or by reason of any public improvement or condemnation proceeding, or in any manner by exercise of the right of eminent domain (including any transfer in lieu of or in avoidance of an exercise of the power of eminent domain), or receives irreparable damage by reason of anything lawfully done under color of public or other authority, then (i) this Lease shall terminate as to the entire Premises at Landlord’s election by written notice given to Tenant within thirty (30) days after the taking has occurred, and (ii) this Lease shall terminate as to the entire Premises at Tenant’s election, by written notice given to Landlord within thirty (30) days after the nature and extent of the taking have been finally determined, if the portion of the Building or Center taken is of such extent and nature as substantially to handicap, impede or permanently impair Tenant’s use of the Premises. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of Tenant’s election to terminate, except that this Lease shall terminate on the date of taking if such date falls on any date before the date of termination designated by Tenant. If neither party elects to terminate this Lease as hereinabove provided, this Lease shall continue in full force and effect (except that there shall be an equitable abatement of minimum rental and of Tenant’s Operating Cost Share of Operating Expenses based upon the degree to which Tenant’s ability to conduct its business in the Premises is impaired), Landlord shall restore the improvements for which Landlord is responsible (as provided above) to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking, and Tenant shall restore the improvements for which Tenant is responsible under clause (2) of Section 13.1(a) above to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking; provided, however, that Tenant in its discretion may elect not to repair, restore or replace any or all of the items which would otherwise be Tenant’s responsibility under such clause (2) to the extent such items were constructed or installed at Tenant’s sole expense and without any use of funds from the Tenant Improvement Allowance. In connection with any such restoration, each party shall use its respective reasonable efforts (including, without limitation, any necessary negotiation or intercession with its respective lender, if any) to ensure that any severance damages or other condemnation awards intended to provide compensation for rebuilding or restoration costs are promptly collected and made available to Landlord and Tenant in portions reasonably corresponding to the cost and scope of their respective restoration obligations, subject only to such payment controls as either party or its lender may reasonably require in order to ensure the proper application of such proceeds toward the restoration of the Building and the Center. Each party expressly waives the provisions of California Code of Civil Procedure Section 1265.130 and of any other existing or future law to the extent the same would allow either party to terminate (or to petition the Superior Court to terminate) this Lease in the event of a partial condemnation or taking of the leased property, it being the intention of the parties that their respective rights in such circumstances shall be governed solely by the provisions of this Article 13.

(b) If this Lease is terminated pursuant to the foregoing provisions of this Section 13.2, or if this Lease remains in effect but any condemnation awards or other proceeds become available as compensation for the loss or destruction of all or any portion of the Building or the Center, then Landlord and Tenant agree (and any Lender shall be asked to agree) that such proceeds shall be allocated between Landlord and Tenant, respectively, in the respective proportions in which Landlord and Tenant would have shared, under Section 13.1(b), the proceeds of any insurance proceeds following loss or destruction of the applicable improvements due to an insured casualty.

13.3 Reservation of Compensation. Landlord reserves, and Tenant waives and assigns to Landlord, all rights to any award or compensation for damage to the Center, the improvements located therein and the leasehold estate created hereby, accruing by reason of any taking in any public improvement, condemnation or eminent domain proceeding or in any other manner by exercise of the right of eminent domain or of anything lawfully done by public authority, except that (a) Tenant shall be entitled to pursue recovery from the applicable public authority for Tenant’s moving expenses, trade fixtures and equipment and any leasehold improvements installed by Tenant in the Premises or Building at its own sole expense, but only to the extent Tenant would have been entitled to remove such items at the expiration of the term of this Lease and then only to the extent of the then remaining unamortized value of such improvements computed on a straight-line basis over the period from the Rent Commencement Date through the remainder of the then current term of this Lease, and (b) any condemnation awards or proceeds described in Section 13.2(b) shall be allocated and disbursed in accordance with the provisions of Section 13.2(b), notwithstanding any contrary provisions of this Section 13.3.

13.4 Restoration of Improvements. In connection with any repair or restoration of improvements by either party following a casualty or taking as hereinabove set forth, the party responsible for such repair or restoration shall, to the extent possible, return such improvements to a condition substantially equal to that which existed immediately prior to the casualty or taking. To the extent such party wishes to make material modifications to such improvements, such modifications shall be subject to the prior written approval of the other party (not to be unreasonably withheld or delayed), except that no such approval shall be required for modifications that are required by applicable governmental authorities as a condition of the repair or restoration, unless such required modifications would impair or impede Tenant’s conduct of its business in the Premises (in which case any such modifications in Landlord’s work shall require Tenant’s consent, not unreasonably withheld or delayed) or would materially and adversely affect the exterior appearance, the structural integrity or the mechanical or other operating systems of the Premises or Building (in which case any such modifications in Tenant’s work shall require Landlord’s consent, not unreasonably withheld or delayed).

14. DEFAULT

14.1 Events of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

(a) Abandonment. Abandonment of the Premises. “Abandonment” is hereby defined to include, but is not limited to, any absence by Tenant from the Premises for fifteen (15) consecutive days or more while Tenant is in default, beyond any applicable notice and cure periods, under any other provision of this Lease;

(b) Nonpayment. Failure to pay, when due, any amount payable to Landlord hereunder, such failure continuing for a period of five (5) business days after written notice of such failure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et seq., as amended from time to time, so long as such notice is given in the manner required by California Code of Civil Procedure Section 1162;

(c) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subsection (b) hereof (including, but not limited to, any breach by Tenant of the Master Declaration or Association Documents (if any) as provided in Section 15.4 below), such failure continuing for thirty (30) days after written notice of such failure; provided, however, that if such failure is curable in nature but cannot reasonably be cured within such 30-day period, then Tenant shall not be in default if and so long as, Tenant promptly (and in all events within such 30-day period) commences such cure and thereafter diligently pursues such cure to completion; and provided further, however, that any such notice shall be in lieu of and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et seq., as amended from time to time, so long as such notice is given in the manner required by California Code of Civil Procedure Section 1162;

(d) General Assignment. A general assignment by Tenant for the benefit of creditors;

(e) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of sixty (60) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease. Specifically, but without limiting the generality of the foregoing, such adequate assurances must include assurances that the Premises continue to be operated only for the use permitted hereunder. The provisions hereof are to assure that the basic understandings between Landlord and Tenant with respect to Tenant’s use of the Center and the benefits to Landlord therefrom are preserved, consistent with the purpose and intent of applicable bankruptcy laws;

(f) Receivership. The employment of a receiver appointed by court order to take possession of substantially all of Tenant’s assets or the Premises, if such receivership remains undissolved for a period of sixty (60) days;

(g) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of sixty (60) days after the levy thereof; or

(h) Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

14.2 Remedies Upon Tenant’s Default.

(a) Upon the occurrence of any event of default described in Section 14.1 hereof, Landlord, in addition to and without prejudice to any other rights or remedies it may have, shall have the right either (i) to terminate this Lease and recover from Tenant all damages incurred by Landlord as a result of Tenant’s default, as hereinafter provided, or (ii) to continue this Lease in effect and recover rent and other charges and amounts as they become due.

(b) Even if Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession under subsection (a) hereof and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a lessor under California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations), or any successor Code section. Acts of maintenance, preservation or efforts to relet the Premises or the appointment of a receiver upon application of Landlord to protect Landlord’s interests under this Lease shall not constitute a termination of Tenant’s right to possession.

(c) If Landlord terminates this Lease pursuant to this Section 14.2, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor Code section, which remedies include Landlord’s right to recover from Tenant (i) the worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including necessary repair, renovation and alteration of the Premises, reasonable attorneys’ fees, and other reasonable costs. The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at ten percent (10%) per annum from the date such amounts accrued to Landlord. The “worth at the time of award” of the amounts referred to in clause (iii) above shall be computed by discounting such amount at one percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

14.3 Remedies Cumulative. All rights, privileges and elections or remedies of Landlord contained in this Article 14 are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

15. SUBORDINATION, ATTORNMENT AND SALE

15.1 Subordination to Mortgage. This Lease, and any sublease entered into by Tenant under the provisions of this Lease, shall be subject and subordinate to any ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security now or hereafter placed upon the Premises, the Building, the Center, or any of them, and the rights of any assignee of Landlord or of any ground lessor, mortgagee, trustee, beneficiary or leaseback lessor under any of the foregoing, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that such subordination in the case of any future ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security placed upon the Premises, the Building, the Center, or any of them shall be conditioned on Tenant’s receipt from the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant (i) confirming that so long as Tenant is not in material default hereunder beyond any applicable cure period (for which purpose the occurrence and continuance of any event of default under Section 14.1 hereof shall be deemed to be “material”), Tenant’s rights hereunder shall not be disturbed by such person or entity and (ii) agreeing that the benefit of such Non-Disturbance Agreement shall be transferable to any transferee under a Permitted Transfer and to any other assignee or subtenant that is acceptable to the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor at the time of transfer. If any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee elects to have this Lease be an encumbrance upon the Center prior to the lien of its mortgage, deed of trust, ground lease or leaseback lease or other security arrangement and gives notice thereof to Tenant, this Lease shall be deemed prior thereto, whether this Lease is dated prior or subsequent to the date thereof or the date of recording thereof. Tenant, and any sublessee, shall execute such documents as may reasonably be requested by any mortgagee, trustee, beneficiary, ground lessor, sate/leaseback lessor or assignee to evidence the subordination herein set forth, subject to the conditions set forth above, or to make this Lease prior to the lien of any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement, as the case may be. Upon any default by Landlord in the performance of its obligations under any mortgage, deed of trust, ground lease, leaseback lease or assignment, provided that Tenant has received such a Non-Disturbance Agreement from the applicable party, Tenant (and any sublessee) shall, notwithstanding any subordination hereunder, attorn to the mortgagee, trustee, beneficiary, ground lessor, leaseback lessor or assignee thereunder upon demand and become the tenant of the successor in interest to Landlord, at the option of such successor in interest, and shall execute and deliver any instrument or instruments confirming the attornment herein provided for. Landlord represents and warrants to Tenant that as of the date of this Lease, neither the Premises, the Building nor the Center is subject to any existing ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security.

15.2 Sale of Landlord’s Interest. Upon sale, transfer or assignment of Landlord’s entire interest in the Building and the Center, Landlord shall be relieved of its obligations hereunder with respect to liabilities accruing from and after the date of such sale, transfer or assignment.

15.3 Estoppel Certificates. Tenant or Landlord (the “responding party”), as applicable, shall at any time and from time to time, within ten (10) business days after written request by the other party (the “requesting party”), execute, acknowledge and deliver to the requesting party a certificate in writing stating: (i) that this Lease is unmodified and in full force and effect, or if there have been any modifications, that this Lease is in full force and effect as modified and stating the date and the nature of each modification; (ii) the date to which rental and all other sums payable hereunder have been paid; (iii) that the requesting party is not in default in the performance of any of its obligations under this Lease, that the certifying party has given no notice of default to the requesting party and that no event has occurred which, but for the expiration of the applicable time period, would constitute an event of default hereunder, or if the responding party alleges that any such default, notice or event has occurred, specifying the same in reasonable detail; and (iv) such other matters as may reasonably be requested by the requesting party or by any institutional lender, mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or prospective purchaser of the Center, or prospective sublessee or assignee of this Lease. Any such certificate provided under this Section 15.3 may be relied upon by any lender, mortgagee, trustee, beneficiary, assignee or successor in interest to the requesting party, by any prospective purchaser, by any purchaser on foreclosure or sale, by any grantee under a deed in lieu of foreclosure of any mortgage or deed of trust on the Property, by any subtenant or assignee, or by any other third party. Failure to execute and return within the required time any estoppel certificate requested hereunder, if such failure continues for five (5) days after a second written request by the requesting party for such estoppel certificate, shall be deemed to be an admission of the truth of the matters set forth in the form of certificate submitted to the responding party for execution.

15.4 Subordination to CC&R’s. This Lease, and any permitted sublease entered into by Tenant under the provisions of this Lease, and the interests in real property conveyed hereby and thereby shall be subject and subordinate (a) to any declarations of covenants, conditions and restrictions or other recorded restrictions affecting the Center or any portion thereof from time to time, provided that the terms of such declarations or restrictions are reasonable (or, to the extent they are not reasonable, are mandated by applicable law), do not materially impair Tenant’s ability to conduct the uses permitted hereunder on the Premises and in the Center, and do not discriminate against Tenant relative to other similarly situated tenants occupying the portion(s) of the Center covered by such declarations or restrictions, (b) to the Master Declaration of Covenants, Conditions and Restrictions for Seaport Centre, San Mateo County, California, dated October 5, 1987 and recorded on October 6, 1987 as Instrument No. 87153374, Official Records of San Mateo County, as amended from time to time (the “Master Declaration”), the provisions of which Master Declaration are an integral part of this Lease, and (c) to the Articles, Bylaws and Association Rules (if any), as amended from time to time, of the Seaport Centre Owners’ Association created under the Master Declaration (the “Association Documents”). Any failure by Tenant to comply with the applicable terms of the Master Declaration and the Association Documents (if any) shall be a default under this Lease. Tenant agrees to execute, upon request by Landlord, any documents reasonably required from time to time to evidence the foregoing subordination.

15.5 Mortgagee Protection. If, following a default by Landlord under any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement covering the Building, the Center, or any portion of them, the Building and/or the Center, as applicable, is acquired by the mortgagee, beneficiary, master lessor or other secured party, or by any other successor owner, pursuant to a foreclosure, trustee’s sale, sheriff’s sale, lease termination or other similar procedure (or deed in lieu thereof), then any such person or entity so acquiring the Building and/or the Center shall not be:

(a) liable for any act or omission of a prior landlord or owner of the Center (including, but not limited to, Landlord), except that such person or entity shall be liable for the cure or correction of any continuing defaults, such as a continuing failure to repair or maintain;

(b) subject to any offsets or defenses that Tenant may have against any prior landlord or owner of the Center (including, but not limited to, Landlord);

(c) bound by any rent or additional rent that Tenant may have paid in advance to any prior landlord or owner of the Center (including, but not limited to, Landlord) for a period in excess of one month, or by any security deposit, cleaning deposit or other prepaid charge that Tenant may have paid in advance to any prior landlord or owner (including, but not limited to, Landlord), except to the extent such deposit or prepaid amount has been expressly turned over to or credited to the successor owner thus acquiring the Center;

(d) liable for any warranties or representations of any nature whatsoever, whether pursuant to this Lease or otherwise, by any prior landlord or owner of the Center (including, but not limited to, Landlord) with respect to the use, construction, zoning, compliance with laws, title, habitability, fitness for purpose or possession, or physical condition (including, without limitation, environmental matters) of the Building or the Center, except for any then remaining obligations of Landlord arising under Section 2.3 of the Lease or under the Workletter; or

(e) liable to Tenant in any amount beyond the interest of such mortgagee, beneficiary, master lessor or other secured party or successor owner in the Center as it exists from time to time, and in the proceeds from any disposition of such interest, it being the intent of this provision that Tenant shall look solely to the interest of any such mortgagee, beneficiary, master lessor or other secured party or successor owner in the Center for the payment and discharge of the landlord’s obligations under this Lease and that such mortgagee, beneficiary, master lessor or other secured party or successor owner shall have no separate personal liability for any such obligations.

16. SECURITY

16.1 Deposit. Tenant shall have no obligation to provide a security deposit in connection with this Lease.

17. MISCELLANEOUS

17.1 Notices. All notices, consents, waivers and other communications which this Lease requires or permits either party to give to the other shall be in writing and shall be deemed given when delivered personally (including delivery by private same-day or overnight courier or express delivery service) or by telecopier with mechanical confirmation of transmission, effective upon personal delivery to or refusal of delivery by the recipient (in the case of personal delivery by any of the means described above) or, except with respect to notices of a party’s failure to perform its obligations under this Lease, upon telecopier transmission during normal business hours at the recipient’s office (in the case of telecopier transmission, with any transmission outside of normal business hours being effective as of the beginning of the first business day commencing after the time of actual transmission) to the parties at their respective addresses as follows:

To Tenant:	(until the Rent Commencement Date)
OncoMed Pharmaceuticals, Inc.
265 N. Whisman Road

Mountain View, CA 94043 Attn: Chief Executive Officer Telecopier: (650) 938-4570

(after the Rent Commencement Date)
OncoMed Pharmaceuticals, Inc.
800 Chesapeake Drive
Redwood City, CA 94063
Attn: Chief Executive Officer
Telecopier: (650) 938-4570

with a copy to:	Holme, Roberts & Owen LLP
560 Mission Street, 25th Floor
San Francisco, CA 94105-2994
Attn: Kenneth R. Whiting, Jr.
Telecopier: (415) 268-1999

To Landlord:	Slough Redwood City, LLC
c/o Slough Estates USA Inc.
444 North Michigan Avenue, Suite 3230
Chicago, IL 60611
Attn: Randy Rohner
Telecopier: (312) 755-0717

with a copy to:	Britannia Management Services, Inc.
555 Twelfth Street, Suite 1650
Oakland, CA 94607
Attn: Magdalena Shushan
Telecopier: (510) 763-6262

and a copy to:	Folger Levin & Kahn LLP
Embarcadero Center West
275 Battery Street, 23rd Floor
San Francisco, CA 94111
Attn: Donald E. Kelley, Jr.
Telecopier: (415) 986-2827

or to such other address(es) as may be contained in a notice of address change given by either party to the other pursuant to this Section, effective no earlier than fifteen (15) days after delivery of such notice to the receiving party. Rental payments and other sums required by this Lease to be paid by Tenant shall be delivered to Landlord in care of Britannia Management Services, Inc., 555 Twelfth Street, Suite 1650, Oakland, CA 94607, or at such other address as Landlord may from time to time specify in writing to Tenant, and shall be deemed to be paid only upon actual receipt.

17.2 Successors and Assigns. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successive Landlord under this Lease shall be liable only for obligations accruing during the period of its ownership of the Center, and any liability for obligations accruing after termination of such ownership shall terminate as of the date of such termination of ownership and shall pass to the successor lessor.

17.3 No Waiver. The failure of Landlord or Tenant to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease shall not be deemed a waiver of such violation, or prevent a subsequent act which would originally have constituted a violation from having all the force and effect of an original violation.

17.4 Severability. If any provision of this Lease or the application thereof is held to be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each of the provisions of this Lease shall be valid and enforceable, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under all the circumstances or would materially frustrate the purposes of this Lease.

17.5 Litigation Between Parties. In the event of any litigation or other dispute resolution proceedings between the parties hereto arising out of or in connection with this Lease, the prevailing party shall be reimbursed for all reasonable costs, including, but not limited to, reasonable accountants’ fees and attorneys’ fees, incurred in connection with such proceedings (including, but not limited to, any appellate proceedings relating thereto) or in connection with the enforcement of any judgment or award rendered in such proceedings. “Prevailing party” within the meaning of this Section shall include, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

17.6 Surrender. A voluntary or other surrender of this Lease by Tenant, or a mutual termination thereof between Landlord and Tenant, shall not result in a merger but shall, at the option of Landlord, operate either as an assignment to Landlord of any and all existing subleases and subtenancies, or a termination of all or any existing subleases and subtenancies. This provision shall be contained in any and all assignments or subleases made pursuant to this Lease.

17.7 Interpretation. The provisions of this Lease shall be construed as a whole, according to their common meaning, and not strictly for or against Landlord or Tenant. The captions preceding the text of each Section and subsection hereof are included only for convenience of reference and shall be disregarded in the construction or interpretation of this Lease.

17.8 Entire Agreement. This written Lease, together with the exhibits hereto, contains all the representations and the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Lease and the exhibits hereto. This Lease may be modified only by an agreement in writing signed by each of the parties.

17.9 Governing Law. This Lease and all exhibits hereto shall be construed and interpreted in accordance with and be governed by all the provisions of the laws of the State of California.

17.10 No Partnership. The relationship between Landlord and Tenant is solely that of a lessor and lessee. Nothing contained in this Lease shall be construed as creating any type or manner of partnership, joint venture or joint enterprise with or between Landlord and Tenant.

17.11 Financial Information. From time to time Tenant shall promptly provide directly to prospective lenders and purchasers of the Center designated by Landlord such financial information pertaining to the financial status of Tenant as Landlord may reasonably request; provided, Tenant shall be permitted to provide such financial information in a manner which Tenant deems reasonably necessary to protect the confidentiality of such information. In addition, from time to time, Tenant shall provide Landlord with such financial information pertaining to the financial status of Tenant as Landlord may reasonably request. Landlord agrees that all financial information supplied to Landlord by Tenant shall be treated as confidential material, and shall not be disseminated to any party or entity (including any entity affiliated with Landlord) without Tenant’s prior written consent, except that Landlord shall be entitled to provide such information, subject to reasonable precautions to protect the confidential nature thereof, (i) to Landlord’s partners and professional advisors, solely to use in connection with Landlord’s execution and enforcement of this Lease, and (ii) to prospective lenders and/or purchasers of the Center, solely for use in connection with their bona fide consideration of a proposed financing or purchase of the Center, provided that such prospective lenders and/or purchasers are not then engaged in businesses directly competitive with the business then being conducted by Tenant. For purposes of this Section, without limiting the generality of the obligations provided herein, it shall be deemed reasonable for Landlord to request copies of Tenant’s most recent audited annual financial statements, or, if audited statements have not been prepared, unaudited financial statements for Tenant’s most recent fiscal year, accompanied by a certificate of Tenant’s chief financial officer that such financial statements fairly present Tenant’s financial condition as of the date(s) indicated. Notwithstanding any other provisions of this Section 17.11, during any period in which Tenant has outstanding a class of publicly traded securities and is filing with the Securities and Exchange Commission, on a regular basis, Forms 10Q and 10K and any other periodic filings required under the Securities Exchange Act of 1934, as amended, it shall constitute sufficient compliance under this Section 17.11 for Tenant to furnish Landlord with copies of such periodic filings substantially concurrently with the filing thereof with the Securities and Exchange Commission.

Landlord and Tenant recognize the need of Tenant to maintain the confidentiality of information regarding its financial status and the need of Landlord to be informed of, and to provide to prospective lenders and purchasers of the Center financial information pertaining to, Tenant’s financial status. Landlord and Tenant agree to cooperate with each other in achieving these needs within the context of the obligations set forth in this Section.

17.12 Costs. If Tenant requests the consent of Landlord under any provision of this Lease for any act that Tenant proposes to do hereunder, including, without limitation, assignment or subletting of the Premises, Tenant shall, as a condition to doing any such act and the receipt of such consent, reimburse Landlord promptly for any and all reasonable costs and expenses incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys’ fees.

17.13 Time. Time is of the essence of this Lease, and of every term and condition hereof.

17.14 Rules and Regulations. Tenant shall observe, comply with and obey, and shall cause its employees, agents and, to the best of Tenant’s ability, invitees to observe, comply with and obey such reasonable rules and regulations for the safety, care, cleanliness, order and use of the Building and the Center as Landlord may promulgate and deliver to Tenant from time to time, provided that such rules and regulations are reasonable (or, to the extent they are not reasonable, are mandated by applicable law), do not materially impair Tenant’s ability to conduct the uses permitted hereunder on the Premises and in the Center, and do not discriminate against Tenant relative to other similarly situated tenants occupying portions of the Center.

17.15 Brokers. Landlord agrees to pay a brokerage commission in connection with the consummation of this Lease to CB Richard Ellis, Inc., which has acted as dual representative for both Landlord and Tenant, in accordance with a separate written agreement. Each party represents and warrants that no other broker participated in the consummation of this Lease and agrees to indemnify, defend and hold the other party harmless against any liability, cost or expense, including, without limitation, reasonable attorneys’ fees, arising out of any claims for brokerage commissions or other similar compensation in connection with any conversations, prior negotiations or other dealings by the indemnifying party with any other broker.

17.16 Memorandum of Lease. At any time during the term of this Lease, either party, at its sole expense, shall be entitled to record a memorandum of this Lease and, if either party so requests, both parties agree to cooperate in the preparation, execution, acknowledgment and recordation of such document in reasonable form. If such a memorandum of lease is recorded, then upon expiration or termination of this Lease, Tenant agrees promptly to execute, acknowledge and deliver to Landlord, upon written request by Landlord, a Termination of Memorandum of Lease in such form as Landlord may reasonably request, for the purpose of terminating any continuing effect of the previously recorded memorandum of lease as a cloud upon title to the Center.

17.17 Organizational Authority. Each party to this Lease represents and warrants that the person signing this Lease on behalf of such party is fully authorized to do so and, by so doing, to bind such party.

17.18 Execution and Delivery. Submission of this Lease for examination or signature by Tenant does not constitute an agreement or reservation of or option for lease of the Premises. This instrument shall not be effective or binding upon either party, as a lease or otherwise, until executed and delivered by both Landlord and Tenant. This Lease may be executed in one or more counterparts and by separate parties on separate counterparts, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

17.19 Survival. Without limiting survival provisions which would otherwise be implied or construed under applicable law, the provisions of Sections 2.5, 5.4, 7.2, 7.3, 7.4, 8.2(b) and (c), 9.6, 10.6, 17.5, 17.11 and 17.16 hereof shall survive the termination of this Lease with respect to matters occurring prior to the expiration of this Lease.

17.20 Parking. Landlord agrees that the Common Areas, taken as a whole, shall include parking in amounts sufficient to satisfy the minimum parking requirements of the City of Redwood City applicable to the Center from time to time; that Tenant shall have the non-exclusive and non-reserved use of approximately three (3) automobile parking stalls per 1,000 rentable square feet of space in the Premises; and that there shall be no additional cost or charge to Tenant for the nonexclusive, non-reserved use of such parking by Tenant and its employees and invitees. Landlord represents to Tenant that the existing parking in the Center consists of approximately 3.0 spaces per 1,000 square feet. Landlord shall not agree with any other tenant of the Center that such tenant may have the use of parking spaces in excess of such tenant’s proportional share of the available parking spaces in the Center as it exists from time to time.

17.21 Warrant. Concurrently with the mutual execution of this Lease, Tenant shall issue and deliver to Landlord or Landlord’s designees (which may be any members, partners, shareholders or affiliates of Landlord or any affiliates of any such members, partners, shareholders or affiliates of Landlord) a warrant or warrants registered in the name of Landlord or Landlord’s designee(s) for the acquisition of an aggregate of Fifty-Five Thousand (55,000) shares of Tenant’s Series B preferred stock, which warrant(s) shall be in the form of Exhibit D attached hereto and incorporated herein by this reference. The warrant(s) shall have an exercise price per share equal to one hundred twenty-five percent (125%) of the price per share at which Tenant’s Series B preferred stock is issued in its first issuance to one or more institutional investors, and shall be exercisable for a period beginning on the date of issuance and ending on the seventh (7th) anniversary of the date of issuance, subject to earlier termination upon certain events as specified in the form of warrant. If no Series B preferred stock has been issued by Tenant to one or more institutional investors within eighteen (18) months after the mutual execution of this Lease, then as set forth in the form of warrant attached hereto as Exhibit D, without further action by Tenant or by the holder of the warrant issued hereunder, such warrant shall automatically be deemed to entitle the holder to acquire, in lieu of such Series B preferred stock, an aggregate of Fifty-Five Thousand (55,000) shares of Tenant’s Series A preferred stock, with an exercise price per share equal to one hundred twenty-five percent (125%) of the price per share at which Tenant’s Series A preferred stock was previously issued to institutional investors. Landlord hereby designates its affiliate Kwacker Limited, a corporation organized and existing under the laws of England, as the entity to which Landlord’s warrant(s) hereunder should be issued in satisfaction of the foregoing provisions.

17.22 Approvals. Whenever this Lease requires an approval, consent, designation, determination, selection or judgment either by Landlord or Tenant, then except to the extent a different standard is expressly provided in the applicable provision where such requirement is set forth, such approval, consent, designation, determination, selection or judgment shall not be unreasonably withheld, conditioned or delayed.

[rest of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first set forth above.

“Landlord”			“Tenant”

SLOUGH REDWOOD CITY, LLC, a Delaware limited liability company			ONCOMED PHARMACEUTICALS, INC., a Delaware corporation

By:	Slough Estates USA Inc., a Delaware corporation, Its Manager		By:	/s/ Paul J. Hastings
			Its:	President & CEO

	By:	/s/ Jonathan M. Bergschneider	By:
		Jonathan M. Bergschneider Vice President	Its:

EXHIBITS

EXHIBIT A-1	Site Plan (The Center)

EXHIBIT A-2	Building Plan/Service Annex

EXHIBIT B	Workletter

EXHIBIT C	Form of Acknowledgment of Rent Commencement Date

EXHIBIT D	Form of Warrant

EXHIBIT A-1

SITE PLAN (THE CENTER)

[See attached two (2) pages.]

SEAPORT PLAZA
(cardinal way)
100
200
500
400
600
300
700
800
900
SEAPORT CENTER
WEST
(saginaw drive)
SAGINAW DRIVE
SEAPORT CENTER
EAST
(chesapeake drive)
900
ONCOMED
800
600
700
400
200
CHESAPEAKE DRIVE
SEAPORT BOULEVARD

Seaport Center and Seaport Plaza
REDWOOD CITY, CALIFORNIA

EXHIBIT A-1 (page 1 of 2)

New Service
Annex
900
800
800 Chesapeake Drive
OncoMed
700
400
200
CHESAPEAKE DRIVE

EXHIBIT A-1 (page 2 of 2)

OncoMed
Building 800
New Service Annex
Building 900
Chemical
Storage
Enclosure
Emergency
Generator
Enclosure

First Floor Plan

EXHIBIT A-2 (page 1 of 2)

EXHIBIT A-2 TO LEASE

OncoMed
Building 800
New Service Annex

Second Floor Plan

EXHIBIT A-2 (page 2of 2)

EXHIBIT A-2 TO LEASE

EXHIBIT B

WORKLETTER

[See attached.]

EXHIBIT B

WORKLETTER

This Workletter (“Workletter”) constitutes part of the Lease dated as of May 30, 2006 (the “Lease”) between SLOUGH REDWOOD CITY, LLC, a Delaware limited liability company (“Landlord”), and ONCOMED PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”). The terms of this Workletter are incorporated in the Lease for all purposes.

1. Defined Terms. As used in this Workletter, the following capitalized terms have the following meanings:

(a) Approved TI Plans: As defined in Paragraph 2(a) hereof, plans and specifications prepared by the TI Architect for the Tenant Improvements and approved by the applicable parties in accordance with Paragraph 2 of this Workletter, subject to further modification from time to time to the extent provided in and in accordance with such Paragraph 2.

(b) Base Building: The existing Building shell and existing interior improvements which are to be modified and upgraded pursuant to Landlord’s Section 2.3 Work and delivered to Tenant, at Landlord’s expense, subject to such demolition (if any) of existing improvements and such construction of additional improvements as are required to be performed in connection with the construction of the Tenant Improvements. A detailed but not necessarily exhaustive description of the Base Building (including both existing elements and modifications or improvements to be constructed as part of Landlord’s Section 2.3 Work) is set forth in Schedule B-1 attached hereto and incorporated herein by this reference.

(c) Cost of Improvement: See definition in Paragraph 2(c) hereof.

(d) Final TI Working Drawings: See definition in Paragraph 2(a) hereof.

(e) Improvements: Collectively, Landlord’s Section 2.3 Work and the Tenant Improvements to be constructed pursuant to this Workletter.

(f) Landlord Delay: Any of the following types of delay in the completion of construction of Tenant’s Work (if any), but in each instance only to the extent that any of the following has actually and proximately caused substantial completion of Tenant’s Work to be delayed beyond the later of February 7, 2007 or the date by which the applicable Tenant’s Work would have been completed but for such delay:

(i) Any delay resulting from Landlord’s failure to furnish, in a timely manner, information reasonably requested by Tenant or by the TI Architect or TI General Contractor in connection with the design or construction of Tenant’s Work, or from Landlord’s failure to approve in a timely manner any matters requiring approval by Landlord; or

(ii) Any delay caused by Landlord (or Landlord’s contractors, agents or employees) materially interfering with the performance of Tenant’s Work.

(g) Landlord’s Architect: DES Architects/Engineers, or any other architect selected by Landlord in its sole discretion, with respect to Landlord’s Section 2.3 Work.

(h) Landlord’s General Contractor: Hathaway Dinwiddie Construction Company, or any other general contractor selected by Landlord in its sole discretion, with respect to Landlord’s Section 2.3 Work.

(i) Landlord’s Section 2.3 Work: See definition in Section 2.3(a) of the Lease.

(j) Landlord’s TI Work: The Tenant Improvements to be constructed by Landlord pursuant to this Workletter.

(k) Landlord’s Work: Collectively, Landlord’s Section 2.3 Work and Landlord’s TI Work.

(l) Project Manager: Project Management Advisors, Inc., or any other project manager designated by Landlord in its sole discretion from time to time to act in an oversight, project management or other similar capacity on behalf of Landlord in connection with the design and/or construction of Landlord’s Section 2.3 Work and the Tenant Improvements.

(m) Punch List Work: Minor corrections of construction or decoration details, and minor mechanical adjustments, that are required in order to cause any applicable portion of the Tenant Improvements as constructed to conform to the Approved TI Plans in all material respects and that do not materially interfere with Tenant’s use or occupancy of the Building and the Property.

(n) Substantial Completion Certificate: See definition in Paragraph 3(a) hereof.

(o) Tenant Change Request: See definition in Paragraph 2(e)(ii) hereof.

(p) Tenant Delay: Any of the following types of delay in the completion of construction of Landlord’s Work, but in each instance, only to the extent that any of the following has actually and proximately caused substantial completion of Landlord’s Work to be delayed beyond the later of February 7, 2007 or the date by which Landlord’s Work would have been completed but for such delay:

(i) Any delay resulting from Tenant’s failure to furnish, in a timely manner, information reasonably requested by Landlord or by Project Manager in connection with the design or construction of Landlord’s Work, or from Tenant’s failure to approve in a timely manner any matters requiring approval by Tenant;

(ii) Any delay resulting from Tenant Change Requests initiated by Tenant, including any delay resulting from the need to revise any drawings or obtain further governmental approvals as a result of any such Tenant Change Request; or

(iii) Any delay of any other kind or nature caused by Tenant (or Tenant’s contractors, agents or employees) materially interfering with the performance of Landlord’s Work.

(q) Tenant Improvements: The improvements to or within the Building (excluding the Base Building and Landlord’s Section 2.3 Work) shown on the Approved TI Plans from time to time and to be constructed by Tenant and/or Landlord, as applicable, pursuant to the Lease and this Workletter. A detailed but not necessarily exhaustive description of certain elements that the parties contemplate as being included within the Tenant Improvements is set forth in Schedule B-2 attached hereto and incorporated herein by this reference.

(r) Tenant’s Work: All of the Tenant Improvements (if any) which Landlord and Tenant mutually agree in writing shall be constructed by Tenant pursuant to this Workletter, and such other materials and improvements (if any) as Tenant deems necessary or appropriate for Tenant’s initial use and occupancy of the Building. The parties presently contemplate that substantially all of the Tenant Improvements will be constructed by Landlord and will constitute Landlord’s TI Work under this Workletter. However, in anticipation of the possibility that Tenant may perform some equipment installations or other minor improvements in the Premises during the initial construction phase, the definition of “Tenant’s Work” is retained and the provisions of this Workletter pertaining to such Tenant’s Work, as well as the provisions of Article 7 of the Lease, shall govern the performance of such work by Tenant. The parties acknowledge, nevertheless, that the foregoing allocation of responsibilities with respect to Tenant Improvements is subject to further discussion and modification by mutual agreement of the parties.

(s) TI Architect: The architect for the Landlord’s TI Work and for Tenant’s Work (if any), which architect shall be mutually selected and approved by Landlord and Tenant, such approval not to be unreasonably withheld, conditioned or delayed by either party. Upon such mutual approval, the TI Architect shall be engaged by Landlord to design the Tenant Improvements. Landlord and Tenant hereby mutually select and approve DES Architects + Engineers as the TI Architect.

(t) TI General Contractor: The general contractor for the Landlord’s TI Work and for Tenant’s Work (if any), which general contractor shall be mutually selected and approved by Landlord and Tenant, such approval not to be unreasonably withheld, conditioned or delayed by either party. Upon such mutual approval, the TI General Contractor shall be engaged by Landlord to construct the Tenant Improvements constituting Landlord’s TI Work and shall be engaged by Tenant to construct the Tenant Improvements constituting Tenant’s Work (if any). Notwithstanding Tenant’s right to approve and mutually select the TI General Contractor, the TI General Contractor with respect to Landlord’s TI Work shall be the contractor of Landlord only, and Tenant shall have no liability to such TI General Contractor. Landlord and Tenant hereby mutually select and approve Hathaway Dinwiddie Construction Company as the TI General Contractor with respect to Landlord’s TI Work. Landlord shall cause the TI General Contractor to construct Landlord’s TI Work on a cost of work plus fee basis, with a guaranteed maximum price reasonably approved by Tenant and with such fee (for overhead and profit) being limited to 2.1% of the total direct cost of construction, general conditions and insurance relating to Landlord’s TI Work.

(u) Unavoidable Delays: Delays due to acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability (despite the exercise of reasonable diligence) to obtain supplies, materials, fuels or permits, delays of contractors or subcontractors, or other causes or contingencies (excluding financial inability) beyond the reasonable control of Landlord or Tenant, as applicable.

(v) Capitalized terms not otherwise defined in this Workletter shall have the definitions set forth in the Lease.

2. Plans, Cost of Improvements and Construction. Landlord and Tenant shall comply with the procedures set forth in this Paragraph 2 in preparing, delivering and approving matters relating to the Tenant Improvements.

(a) Plans, Drawings and Specifications for Landlord’s Section 2.3 Work. Landlord shall promptly and diligently (subject to Tenant Delays and Unavoidable Delays) prepare or cause to be prepared all necessary plans, drawings and specifications for Landlord’s Section 2.3 Work. In the course thereof, Landlord shall use reasonable efforts to coordinate the design and construction of Landlord’s Section 2.3 Work with Tenant’s final interior layout and with the final plans and specifications for the Tenant Improvements, shall provide copies of the proposed plans, drawings and specifications for Landlord’s Section 2.3 Work to Tenant and shall consult reasonably and in good faith with Tenant regarding such plans, drawings and specifications, and regarding any changes therein proposed to be made by Landlord from time to time. Nevertheless, Landlord shall have the final authority with respect to the design of Landlord’s Section 2.3 Work and with respect to all plans, drawings and specifications relating thereto, and shall not be required to obtain Tenant’s consent to or approval of such plans, drawings or specifications or of any changes therein made by Landlord from time to time.

(b) Approved Plans and Working Drawings for Tenant Improvements. Tenant shall promptly and diligently (subject to Landlord Delays and Unavoidable Delays) develop with TI Architect a space plan for the Tenant Improvements and cause TI Architect to prepare proposed schematic plans for the Tenant Improvements. Tenant shall deliver copies of such proposed schematic plans to Landlord for Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. Following mutual approval of such proposed schematic plans by Landlord and by Tenant (as so approved, the “Approved TI Plans”), Tenant shall then cause to be prepared, promptly and diligently (assuming timely delivery by Landlord of any information and decisions required to be furnished or made by Landlord in order to permit preparation of final working drawings), final detailed working drawings and specifications for the Tenant Improvements, including (without limitation) any applicable life safety, mechanical, electrical and plumbing working drawings and final architectural drawings (collectively, “Final TI Working Drawings”), which Final TI Working Drawings shall substantially conform to the Approved TI Plans. Tenant shall deliver copies of the Final TI Working Drawings to Landlord for Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. Landlord shall promptly and diligently either approve Tenant’s proposed schematic plans or proposed Final TI Working Drawings, as applicable, or set forth in writing with particularity any changes necessary to bring the aspects of such proposed schematic plans or proposed Final TI Working Drawings into a form which will be reasonably acceptable to Landlord or, in the case of - the Final TI Working Drawings, into substantial conformity with the Approved TI Plans. Notwithstanding any other provisions of this paragraph, Landlord reserves the right to condition its approval of the proposed schematic plans and/or Final TI Working Drawings upon reasonable specific modifications to reasonably facilitate future uses of the Building. Upon approval of the

Final TI Working Drawings by Landlord and Tenant, the Final TI Working Drawings shall be deemed to be incorporated in and considered part of the Approved TI Plans, superseding (to the extent of any inconsistencies) any inconsistent features of the previously existing Approved TI Plans.

(c) Approved Plans and Working Drawings for Any Other Tenant’s Work. To the extent Tenant wishes to perform, in the course of the initial build-out of the Premises, any alterations, additions or improvements which are not part of the Tenant Improvements, Tenant shall proceed in the same manner set forth in Paragraph 2(b) above to cause plans, specifications and working drawings for such alterations, additions and improvements to be prepared and delivered to Landlord for approval (which approval shall not be unreasonably withheld, conditioned or delayed by Landlord).

(d) Cost of Improvements. “Cost of Improvement” shall mean, with respect to any item or component for which a cost must be determined in order to allocate such cost, or an increase in such cost, to Landlord and/or Tenant pursuant to this Workletter, the sum of the following (unless otherwise agreed in writing by Landlord and Tenant with respect to any specific item or component or any category of items or components): (i) all sums paid to contractors or subcontractors for labor and materials furnished in connection with construction of such item or component; (ii) all costs, expenses, payments, fees and charges (other than penalties) paid or incurred to or at the direction of any city, county or other governmental or quasi-governmental authority or agency which are required to be paid in order to obtain all necessary governmental permits, licenses, inspections and approvals relating to construction of such item or component; (iii) engineering and architectural fees for services rendered in connection with the design and construction of such item or component (including, but not limited to, the applicable Architect for such item or component and an electrical engineer, mechanical engineer and civil engineer); (iv) sales and use taxes; (v) testing and inspection costs; (vi) the cost of power, water and other utility facilities and the cost of collection and removal of debris required in connection with construction of such item or component; (vii) all other “hard” and “soft” costs incurred in the construction of such item or component in accordance with the applicable Approved TI Plans (if applicable) and this Workletter; and (viii) a reasonable allocation of a portion of the project management fee payable to Project Manager in connection with Project Manager’s activities on behalf of Landlord as set forth in Paragraph 2(h) below.

(i) Notwithstanding anything to the contrary in this Workletter, Cost of Improvement allocable to Tenant shall not include, Landlord shall be solely responsible for, and the Tenant Improvement Allowance shall not be used for any of the following: (A) costs incurred to remove from the Premises, the Building and/or the Center any hazardous substances, hazardous wastes and pollutants existing therein prior to the Rent Commencement Date, except to the extent (if any) that such hazardous substances, hazardous wastes or pollutants were brought onto or released onto the Premises, the Building or the Center through the acts or omissions of Tenant or its employees, agents or contractors; (B) costs incurred to perform Landlord’s Section 2.3 Work (including, without limitation, any ADA or other legal compliance costs associated with or triggered by Landlord’s Section 2.3 Work, except to the extent [if any] otherwise expressly provided in Section 2.3(c) of the Lease); (C) costs for improvements which are not shown on or described in the Approved TI Plans, unless otherwise approved by Tenant; (D) attorneys’ fees incurred by Landlord in connection with the negotiation of construction contracts, and attorneys’ fees, experts’ fees and other costs incurred by Landlord in connection with disputes with third parties; (E) interest and other financing costs incurred by Landlord in connection with any financing of construction costs or Tenant Improvements; (F) costs of Landlord’s TI Work incurred as a consequence of any delay (other than Unavoidable Delay or Tenant Delay), construction defects, or default by any contractor or subcontractor performing any part of Landlord’s TI Work; (G) costs actually recovered by Landlord on account of warranties and insurance (for which purpose Landlord agrees to pursue, with reasonable diligence, recovery of any amounts which appear to be reasonably recoverable on account of warranties and insurance); (H) restoration costs in excess of insurance proceeds recovered with respect to any casualty occurring in the course of construction of Landlord’s TI Work; (I) penalties and late charges attributable to Landlord’s failure to pay, when due, construction costs for which Landlord is responsible under this Workletter, including (but not limited to) any failure to make timely disbursements of the Tenant Improvement Allowance following satisfaction of all applicable conditions to the making of such disbursements; (J) off-site management or other general overhead costs incurred by Landlord; (K) construction management fees and charges paid to Landlord, to any affiliate of Landlord, or to any Project Manager for Landlord, except for the Project Manager’s fee described in Paragraph 2(h) of this Workletter; and (L) wages, labor and/or overhead for overtime or premium time, except to the extent such charges can be accommodated within the approved budget and guaranteed maximum price construction contract or are expressly provided for under or included in the cost provisions of an approved Tenant Change Request as defined below.

(ii) For purposes of this Paragraph 2(d) and of Section 2.3 of the Lease, the parties wish to clarify their intention with respect to the allocation of costs of compliance with ADA or other code requirements or other legal compliance requirements (collectively, “Legal Compliance Costs”) as follows: If Legal Compliance Costs arise from legal requirements which have not previously been applicable to or enforced against the Building but which become applicable to or enforceable against the Building in connection with the permitting and construction of the Tenant Improvements solely because of the extent, cost or value of the Tenant Improvements and/or because of the mere fact that permits are being obtained for the Tenant Improvements, and not because of the particular nature or design of the Tenant Improvements, then Landlord shall bear such Legal Compliance Costs without any charge against the Tenant Improvement Allowance and without any inclusion of such Legal Compliance Costs in the Cost of Improvements for the Tenant Improvements. Landlord specifically agrees that ADA-related compliance costs for the existing toilet cores in the Premises will be part of the Legal Compliance Costs borne by Landlord pursuant to the preceding sentence. If Legal Compliance Costs arise from legal requirements which become applicable to or enforceable against the Building as a result of the particular nature or design of the Tenant Improvements (such as, but not limited to, installation of improvements or equipment which trigger seismic, vibration, firewall, sprinkler, life safety, ventilation or other requirements that would not apply in the absence of the installation and use of such specific improvements or equipment), then Tenant shall be responsible for such Legal Compliance Costs and such Legal Compliance Costs shall be part of the Cost of Improvements for the Tenant Improvements, chargeable against the Tenant Improvement Allowance to the extent they are not excluded from eligibility for payment or reimbursement from the Tenant Improvement Allowance and to the extent the Tenant Improvement Allowance has not otherwise been spent or fully committed at the time.

(e) Budgeting. Following approval by Landlord and Tenant of the Final TI Working Drawings and the selection of subcontractors as provided in this Workletter, Landlord shall prepare an estimated budget for the Tenant Improvements. Tenant shall have five (5) business days after the receipt of such budget to approve or disapprove such estimated budget. Further, if Tenant disapproves the estimated budget and if the Approved TI Plans must be modified to change the scope of the work or to modify finishes or materials shown on the Approved TI Plans in order to reduce the cost of the Tenant Improvements as shown on the estimated budget to a level satisfactory to Tenant, then Tenant shall cause the TI Architect to modify the Approved TI Plans, at Tenant’s expense (but chargeable against the Tenant Improvement Allowance to the extent funds are available under the TI Allowance for that purpose), in order to achieve such cost reduction. Any and all revisions to the Approved TI Plans shall be subject to Landlord’s approval (which approval shall not be unreasonably withheld, conditioned or delayed) in the same manner provided in Paragraph 2(b) above. Notwithstanding anything to the contrary in this Workletter, the parties agree that if Tenant disapproves the initial estimated budget and if modifications of the Approved TI Plans are then considered or implemented on a “value engineering” basis in order to attempt to address Tenant’s objections, then on a one-time basis, any period of not more than ten (10) business days (in the aggregate) of actual delay in the completion of Landlord’s TI Work proximately caused by such consideration of or request for revisions of the Approved TI Plans shall not be considered a Tenant Delay under this Workletter.

(f) Construction of Tenant Improvements. Promptly following approval of the Final TI Working Drawings, Landlord shall apply for and use reasonable efforts to obtain the necessary permits and approvals to allow construction of Landlord’s TI Work. Upon receipt of such permits and approvals, Landlord shall, at Tenant’s expense (subject to the application of the Tenant Improvement Allowance provided in this Workletter, and subject to any other applicable provisions of the Lease or of this Workletter expressly making any specific item of expense or cost the responsibility of Landlord), diligently construct and complete Landlord’s TI Work substantially in accordance with the Approved TI Plans, subject to Unavoidable Delays and Tenant Delays (if any). Such construction shall be performed in a good and workmanlike manner and shall conform to all applicable governmental codes, laws and regulations in force at the time such work is completed. Without limiting the generality of the foregoing, Landlord shall be responsible for compliance of Landlord’s TI Work with the requirements of the Americans with Disabilities Act and all similar or related requirements pertaining to access by persons with disabilities, but nothing in this sentence shall be construed to make Landlord responsible for bearing the cost of any such compliance, to the extent the compliance work is reasonably attributable to or related to the particular nature or design of the Tenant Improvements or is for any other reason expressly made Tenant’s cost or responsibility under any applicable provision of the Lease or of this Workletter. Landlord shall have the right, in its sole discretion, to decide whether and to what extent to use union labor on or in connection with Landlord’s Work, and shall use the TI General Contractor to construct all of Landlord’s TI Work. Landlord and Tenant shall each have a right to approve all subcontractors engaged in connection with the construction of the Tenant Improvements and to review and approve all competitive bids for any elements of the Tenant Improvements, such approval in each instance not to be unreasonably withheld, conditioned or delayed by either party.

(g) Changes.

(i) If Landlord determines at any time that changes in the Final TI Working Drawings or in any other aspect of the Approved TI Plans relating to any Landlord’s TI Work arc required as a result of applicable law or governmental requirements, or are required at the insistence of any other third party whose approval may be required with respect to the Tenant Improvements, or are required as a result of unanticipated conditions encountered in the course of construction, then Landlord shall promptly (A) advise Tenant of such circumstances and (B) cause revised Approved TI Plans and/or Final TI Working Drawings, as applicable, reflecting such changes to be prepared by the TI Architect and submitted to Tenant for Tenant’s information, review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall concurrently notify Tenant of any estimated additional cost or delay associated with such proposed changes. Notwithstanding the foregoing provisions, Tenant shall not have the right to disapprove any such changes necessitated by applicable law or as a condition of any required governmental or other third-party approvals or consents or as a result of unanticipated conditions, but to the extent Tenant identifies to Landlord any concerns arising out of any such requirements, conditions or changes described in this sentence, Landlord and Tenant shall cooperate reasonably, diligently and in good faith to discuss possible changes in the nature or scope of the Tenant Improvements that might minimize or avoid the effects of such requirements, conditions or changes. Upon completion of any changes in the Approved TI Plans approved or deemed approved by Landlord and Tenant as a result of the circumstances and processes described in the preceding sentences, the Approved TI Plans shall be deemed to be modified accordingly. Landlord shall have no liability or responsibility for any costs or cost increases incurred by Tenant as a result of such required changes.

(ii) If Tenant at any time desires any changes, alterations or additions to the Approved TI Plans with respect to any of the Tenant Improvements, Tenant shall submit a detailed written request to Landlord specifying such changes, alterations or additions (a “Tenant Chance Request”). Upon receipt of any such request, Landlord shall promptly notify Tenant of (A) whether the matters proposed in the Tenant Change Request are approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed by Landlord), (B) Landlord’s estimate of the number of days of delay, if any, which shall be caused by such Tenant Change Request if implemented (including, without limitation, delays due to the need to obtain any revised plans or drawings and any governmental approvals), and (C) Landlord’s estimate of the increase, if any, which shall occur in the Cost of Improvement for the items or components affected by such Tenant Change Request if such Tenant Change Request is implemented (including, but not limited to, any costs of compliance with laws or governmental regulations that become applicable because of the implementation of the Tenant Change Request). If Landlord approves the Tenant Change Request and Tenant notifies Landlord in writing, within five (5) business days after receipt of such notice of approval from Landlord, of Tenant’s approval of the Tenant Change Request (including the estimated delays and cost increases, if any, described in Landlord’s notice), then Landlord shall cause such Tenant Change Request to be implemented and Tenant shall be responsible for all actual costs or cost increases and all actual schedule delays (if any) resulting from or attributable to the implementation of the Tenant Change Request, subject to the application of the Tenant Improvement Allowance. If Tenant fails to notify Landlord in writing of Tenant’s approval of such Tenant Change Request within said five (5) business day period, then such Tenant Change Request shall be deemed to be withdrawn and shall be of no further effect.

(iii) If Tenant at any time desires to make any changes, alterations or additions to the approved plans for any other Tenant’s Work as described in Paragraph 2(c) above, such changes, alterations or additions shall be presented to Landlord and shall be subject to approval by Landlord in the same manner as the original plans submitted to and approved by Landlord pursuant to such Paragraph 2(c).

(h) Project Management. Unless and until revoked by Landlord by written notice delivered to Tenant, Landlord hereby (i) delegates to Project Manager the authority to oversee the design and manage the construction of the Tenant Improvements on behalf of Landlord and to exercise all approval rights, supervisory rights and other rights and powers of Landlord under this Workletter with respect to the design and construction of the Tenant Improvements, and (ii) requests that Tenant work with Project Manager with respect to any and all logistical or other coordination matters arising in the course of design and construction of the Tenant Improvements, in which regard Project Manager’s role on behalf of Landlord may include (but need not be limited to) facilitating and assisting in coordination between teams performing the Base Building portion of Landlord’s Work and teams constructing the Tenant Improvements, managing the TI General Contractor, reviewing and processing requests for disbursement of the Tenant Improvement Allowance, and monitoring Landlord’s and Tenant’s performance of their respective obligations under this Workletter and under the Lease in connection with the design and construction of the Tenant Improvements. Tenant acknowledges the foregoing delegation and request, and agrees to cooperate reasonably with Project Manager as Landlord’s representative pursuant to such delegation and request. Landlord shall be fully liable and responsible for all acts and omissions of Project Manager and for the payment and performance of all of Landlord’s obligations under the Lease and under this Workletter, notwithstanding such delegation of authority to Project Manager; however, Landlord’s engagement of Project Manager and delegation of authority to Project Manager for the management services described in this paragraph shall not cause Landlord to incur or be subject to any additional or broader obligations or responsibilities for construction and delivery of the Tenant Improvements than those obligations and responsibilities that are expressly documented or assigned to Landlord elsewhere in the Lease or in this Workletter. Project Manager’s fees for its services on behalf of Landlord in connection with the Tenant Improvements shall be charged at the rate of Three Dollars ($3.00) per square foot of space in the Premises (determined in accordance with Section 3.1(c) of the Lease) and shall be charged against the Tenant Improvement Allowance, and Landlord shall not charge Tenant or the Tenant Improvement Allowance for any other supervisory or review costs with respect to the design or construction of the Tenant Improvements, except to the extent [if any] that any increase in Project Manager’s fees is expressly provided for under or included in the cost provisions of an approved Tenant Change Request.

3. Completion.

(a) When Landlord receives written certification from the TI Architect that construction of Landlord’s TI Work has been substantially completed in accordance with the Approved TI Plans (except for Punch List Work), Landlord shall prepare and deliver to Tenant a certificate signed by both Landlord and the TI Architect (the “TI Substantial Completion

Certificate”) certifying that the construction of Landlord’s TI Work has been substantially completed in accordance with the Approved TI Plans and this Workletter in all material respects, subject only to completion of Punch List Work, and specifying the date of that completion. To the extent the construction of Landlord’s Larc Work (as defined in the Lease) takes longer than construction of the balance of Landlord’s TI Work, the TI Substantial Completion Certificate may be submitted upon substantial completion of all of Landlord’s TI Work other than Landlord’s Larc Work, and a separate substantial completion certificate with respect to Landlord’s Larc Work (the “Larc Substantial Completion Certificate”) may be submitted at such later time as Landlord’s Larc Work is substantially completed in accordance with the Approved TI Plans and this Workletter in all material respects, subject to completion of Punch List Work.

(b) Promptly following delivery of the TI Substantial Completion Certificate and/or Larc Substantial Completion Certificate for the respective portions of Landlord’s TI Work, Project Manager or other representatives of Landlord shall conduct one or more “walkthroughs” of the Premises with Tenant and Tenant’s representatives, to identify any items of Punch List Work that may require correction and to prepare a joint punch list reflecting any such items, following which Landlord shall diligently complete the Punch List Work reflected in such joint punch list. At any time within forty-five (45) days after delivery of the applicable Substantial Completion Certificate, Tenant shall be entitled to submit one or more lists to Landlord supplementing such joint punch list by specifying any additional items of Punch List Work to be performed on the applicable Landlord’s TI Work, and upon receipt of such list(s), Landlord shall diligently complete such additional Punch List Work. All completion of Punch List Work by Landlord shall be part of the Cost of Improvement for the applicable Tenant Improvements and shall be at Tenant’s expense, subject to application of the Tenant Improvement Allowance and subject to any other applicable provisions of this Workletter making any specific item of expense or cost the responsibility of Landlord. Promptly after Landlord provides Tenant with the applicable Substantial Completion Certificates and completes all applicable Punch List Work for the Premises, Landlord shall cause the recordation of a Notice of Completion (as defined in Section 3093 of the California Civil Code) with respect to Landlord’s Work in the Premises.

(c) Effective upon delivery of the applicable Substantial Completion Certificates and delivery of the Premises by Landlord to Tenant, and subject to completion of any Punch List Work as described above, Landlord warrants to Tenant as follows: (i) Landlord’s TI Work has been constructed in a good and workmanlike manner, using new materials of good quality (except to the extent, if any, that reuse of existing materials is expressly provided for in the Approved TI Plans), and in accordance with the Approved TI Plans in all material respects (provided that except with respect to Punch List Items, which shall be governed by Paragraph 3(b) above, and except with respect to latent defects, Tenant’s failure to notify Landlord in writing regarding any alleged defects in the Landlord’s TI Work (x) in the case of elements of Landlord’s TI Work which constitute new construction with new materials, within one (1) year after delivery of the applicable Substantial Completion Certificate for such Landlord’s TI Work, and (y) in the case of elements of Landlord’s TI Work which constitute re-use of existing materials from the Premises as they existed prior to commencement of Landlord’s TI Work, within one hundred eighty (180) days after delivery of the applicable Substantial Completion Certificate for such Landlord’s TI Work, shall in each such respective case give rise to a conclusive and irrebuttable presumption that the applicable portion of Landlord’s TI Work complies with the warranty set forth in this clause (i) in all respects); and (ii) Landlord’s TI Work complies with all laws, rules, regulations, codes, ordinances, requirements, covenants, conditions and restrictions applicable thereto at the time of such delivery. Landlord shall cooperate with Tenant in a commercially reasonable manner to assist in enforcing, for the benefit of Tenant, all construction, product and equipment warranties and guaranties obtained by Landlord with respect to any element of Landlord’s TI Work. TENANT ACKNOWLEDGES THAT THE WARRANTIES AND OBLIGATIONS CONTAINED IN THIS PARAGRAPH 3 AND IN SECTION 2.3 OF THE LEASE (TO THE EXTENT APPLICABLE TO LANDLORD’S TI WORK) ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO LANDLORD’S TI WORK, AND THAT LANDLORD MAKES NO OTHER WARRANTIES WITH RESPECT TO LANDLORD’S TI WORK EXCEPT AS EXPRESSLY SET FORTH IN THIS PARAGRAPH 3 OR IN SECTION 2.3 OF THE LEASE (TO THE EXTENT APPLICABLE TO LANDLORD’S TI WORK). Notwithstanding anything to the contrary in the Lease, in the Acknowledgment of Rent Commencement Date attached to the Lease, or in this Workletter, Tenant’s acceptance of the Premises shall not be deemed a waiver of the Landlord warranties and obligations set forth in this Paragraph 3 or in Section 2.3 of the Lease, and subject to the provisions of Paragraph 3(b) above with respect to Punch List Work, Landlord shall promptly repair or cause to be repaired all violations of the warranties and obligations set forth in this Paragraph 3(c) at Landlord’s sole cost and expense.

(d) Notwithstanding any other provisions of this Workletter or of the Lease, if Landlord is actually delayed in substantially completing any of Landlord’s Work as a proximate result of any Tenant Delay, and if such delay results in any actual delay in the Rent Commencement Date as determined under Section 2.1(a) of the Lease, then notwithstanding any other provisions of Section 2.1(a) of the Lease to the contrary, the amount of any actual delay in substantial completion of Landlord’s TI Work directly and proximately attributable to such Tenant Delay shall be ignored in calculating the Rent Commencement Date, and the Rent Commencement Date shall instead be deemed to occur on the date it would have otherwise occurred without the period of actual delay directly and proximately attributable to such Tenant Delay.

4. Payment of Costs.

(a) Landlord’s Work. Except as otherwise expressly provided in this Workletter, in the Lease or by mutual written agreement of Landlord and Tenant, (i) the cost of design and construction of Landlord’s TI Work shall be at Tenant’s sole cost and expense, including any costs or cost increases incurred as a result of Unavoidable Delays, governmental requirements or unanticipated conditions, subject to application of the Tenant Improvement Allowance in accordance with this Workletter; and (ii) the cost of design and construction of Landlord’s Section 2.3 Work shall be at Landlord’s sole cost and expense, including any costs or cost increases incurred as a result of Unavoidable Delays, governmental requirements or unanticipated conditions. To the extent the estimated entire amount that Landlord is committed to pay (under contracts and obligations in effect from time to time) with respect to Landlord’s TI Work exceeds the net Tenant Improvement Allowance available pursuant to this Workletter, the excess Cost of Improvements for Landlord’s TI Work, over and above the Tenant Improvement Allowance, shall be payable by Tenant on a pro rata basis as illustrated in the diagram attached hereto as Schedule B-4 and incorporated herein by this reference (the “TI Allowance Disbursement Diagram”). To the extent the final net Cost of Improvement with respect to Landlord’s TI Work is not covered by the Tenant Improvement Allowance plus any payments made by Tenant from time to time during the course of construction, the remaining balance of the final net Cost of Improvement of Landlord’s TI Work shall be reimbursed by Tenant to Landlord in cash within thirty (30) days after final completion of Landlord’s TI Work (including any applicable Punch List Work), subject to the provisions of subparagraph (c) below.

(b) Tenant’s Work. Subject to any restrictions, conditions or limitations expressly set forth in this Workletter or in the Lease or as otherwise expressly provided by mutual written agreement of Landlord and Tenant, the cost of construction of the Tenant Improvements shall be paid or reimbursed by Landlord up to a maximum contribution by Landlord equal to One Hundred Twenty-Five Dollars ($125.00) per square foot times the square footage of the Premises as determined pursuant to Section 3.1(c) of the Lease, or approximately Five Million Seven Hundred Nine Thousand Seven Hundred Fifty Dollars ($5,709,750) in total (such maximum amount, the “Tenant Improvement Allowance”), less any reduction in or charge against such sums pursuant to any applicable provisions of the Lease or of this Workletter. Except as otherwise expressly provided in this Workletter, in the Lease or by mutual written agreement of Landlord and Tenant, Tenant shall be responsible, at its sole cost and expense, for payment of the entire Cost of Improvements of the Tenant Improvements in excess of the Tenant Improvement Allowance, including (but not limited to) any costs or cost increases incurred as a result of Unavoidable Delays, governmental requirements or unanticipated conditions, but Tenant shall be entitled to use or apply the entire Tenant Improvement Allowance for the Tenant Improvements (subject to any applicable restrictions, conditions, limitations, reductions or charges as described above) prior to being required to expend any of Tenant’s own funds on an unreimbursed basis for the Tenant Improvements. The funding of the Tenant Improvement Allowance shall be made on a monthly basis or at other convenient intervals mutually approved by Landlord and Tenant and in all other respects shall be based on such commercially reasonable disbursement conditions and procedures as Landlord, Project Manager and Landlord’s lender (if any) may reasonably prescribe (which conditions may include, without limitation, delivery of invoices and/or other evidence reasonably satisfactory to Landlord or Project Manager that Landlord or Tenant, as applicable, has expended or incurred expenses for the design and construction of Tenant Improvements for which the Tenant Improvement Allowance is eligible to be expended or applied, and delivery of conditional or unconditional lien releases from all parties performing the applicable work), which procedures shall (without limitation) be generally consistent with the TI Allowance Disbursement Diagram. Since the parties intend that Landlord will perform most (if not all) of the Tenant Improvements and will hold the contracts for the same, Landlord will generally make direct payment of amounts due to the TI General Contractor, the TI Architect and others under applicable contracts and will charge such payments against the Tenant Improvement Allowance, but prior to making any such payments, Landlord will first present Tenant with a copy of the full “draw request package” (including invoices, certifications, lien releases and similar items substantially comparable to the documentation that would be required from Tenant with respect to any funding of portions of the Tenant Improvement Allowance to be applied to Tenant’s Work, if any) and will request Tenant’s approval (not to be unreasonably withheld, conditioned or delayed) of the proposed disbursements. To the extent Tenant objects to any such proposed disbursements, Landlord shall still be entitled to make payments to the extent Landlord in its sole discretion determines that such payment is required or appropriate, but amounts not approved by Tenant (so long as such approval is not unreasonably withheld or conditioned) shall not be chargeable against the Tenant Improvement Allowance. Notwithstanding the foregoing provisions, (i) under no circumstances shall the Tenant Improvement Allowance or any portion thereof be used or useable for any moving or relocation expenses of Tenant, or for any Cost of Improvement (or any other cost or expense) associated with any moveable furniture, trade fixtures, personal property or any other item or element which, under the applicable provisions of the Lease, will not become Landlord’s property and remain with the Building upon expiration or termination of the Lease, and (ii) any portion of the Tenant Improvement Allowance which has not been claimed or drawn by Tenant within eighteen (18) months after the Rent Commencement Date shall expire and shall no longer be available to Tenant thereafter.

(c) Upon completion of Landlord’s TI Work, Landlord shall submit promptly to Tenant a final and detailed accounting of the Cost of Improvements for Landlord’s TI Work, and of the disbursement of the Tenant Improvement Allowance. At any time within three (3) months after receipt of such accounting, Tenant shall be entitled, upon reasonable written notice to Landlord and during normal business hours at Landlord’s office, at Project Manager’s office or at such other place or places in the Bay Area as Landlord may reasonably designate, to inspect and examine the books, records and supporting documents of Landlord and Project Manager relating to the construction of Landlord’s TI Work and the disbursement of the Tenant Improvement Allowance, to the extent reasonably necessary to determine the accuracy of such accounting. During the same period Tenant may also elect, by written notice to Landlord, to request an independent audit of such books and records. Any such independent audit shall be conducted by a certified public accountant reasonably acceptable to both Landlord and Tenant or, if the parties are unable to agree, by a certified public accountant appointed by the Presiding Judge of the San Mateo County Superior Court upon the application of either Landlord or Tenant (with notice to the other party). In either case, such certified public accountant shall be one who is not then employed in any capacity by Landlord or Tenant or any of their respective affiliates. If it is determined, by mutual agreement of Landlord and Tenant or by independent audit, that the Cost of Improvement for Landlord’s TI Work or the amount disbursed by Landlord from the Tenant Improvement Allowance was incorrect, then the appropriate party shall make an appropriate corrective payment within thirty (30) days after the final determination thereof. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated the Cost of Improvements for Landlord’s TI Work by more than five percent (5%), in which event Landlord shall pay all costs and expenses of the audit. Each party agrees to maintain the confidentiality of the findings of any audit in accordance with the provisions of this paragraph (c).

5. Tenant’s Work. Tenant shall construct and install Tenant’s Work (if any) substantially in accordance with the plans and specifications approved by Landlord for such work. Tenant’s Work shall be performed in accordance with, and shall in all respects be subject to, the terms and conditions of the Lease (to the extent not inconsistent with this Workletter), and shall also be subject to the following conditions:

(a) Contractor Requirements. The contractor engaged by Tenant for Tenant’s Work, and any subcontractors, shall be duly licensed in California and shall be subject to Landlord’s prior written approval (in accordance with, and to the extent provided in, Paragraph 1(t) above).

Tenant shall engage only union contractors for the construction of Tenant’s Work and for the installation of Tenant’s fixtures and equipment in the Building, and shall require all such contractors engaged by Tenant, and all of their subcontractors, to use only union labor on or in connection with such work, except to the extent Landlord determines, in its reasonable discretion, that the use of non-union labor would not create a material risk of labor disputes, picketing or work interruptions at the Center, in which event Landlord shall, to that extent, waive such union labor requirement at Tenant’s request.

(b) Costs and Expenses of Tenant’s Work. Subject to Landlord’s payment or reimbursement obligations under this Workletter and the Lease, Tenant shall promptly pay all costs and expenses arising out of the performance of Tenant’s Work (including the costs of permits) and shall furnish Landlord with evidence of payment on request. Tenant shall provide Landlord with ten (10) days prior written notice before commencing any Tenant’s Work. On completion of Tenant’s Work, Tenant shall deliver to Landlord a release and unconditional lien waiver executed by each contractor, subcontractor and materialman involved in the design or construction of Tenant’s Work.

(c) Tenant’s Indemnification. Tenant shall indemnify, defend (with counsel reasonably satisfactory to Landlord) and hold Landlord harmless from all suits, claims, actions, losses, costs and expenses (including, but not limited to, claims for workers’ compensation, attorneys’ fees and costs) based on personal injury or property damage or contract claims (including, but not limited to, claims for breach of warranty) arising from the performance of Tenant’s Work, except to the extent (i) any such claims or matters arise from (A) negligence or willful misconduct or omission by Landlord or its agents, employees or contractors or (B) Landlord’s material breach of its obligations under this Workletter or the Lease, or (ii) any such specific items of costs or expenses are expressly made the responsibility of Landlord under any other applicable provisions of this Workletter (provided that the exception set forth in this clause (ii) shall not apply to the extent the applicable items of costs or expenses would not have arisen or been incurred except for the negligence or willful misconduct or omission of Tenant or its agents, employees or contractors). Subject to Section 10.4 of the Lease, Tenant shall repair or replace (or, at Landlord’s election, reimburse Landlord for the cost of repairing or replacing) any portion of Landlord’s Work and/or any of Landlord’s real or personal property or equipment that is damaged, lost or destroyed in the course of or in connection with the performance of Tenant’s Work.

(d) Insurance. Tenant’s contractors shall obtain and provide to Landlord certificates evidencing workers’ compensation, public liability and property damage insurance in amounts and forms and with companies reasonably satisfactory to Landlord, and Tenant shall provide to Landlord certificates evidencing Tenant’s compliance with the insurance requirements of Article 10 of the Lease (except to the extent any such requirements by their terms are clearly relevant only after Tenant’s commencement of business operations on the Premises), including, without limitation, the requirements of Section 10.1(f) of the Lease with respect to builder’s risk insurance on any Tenant Improvements being constructed by Tenant as part of Tenant’s Work. In addition, to the extent Landlord or Project Manager advises Tenant of any specific insurance requirements with respect to Tenant’s Work that are commercially reasonable and customary during a “course of construction” period (such as, but not limited to, designation of specified “additional insureds” who would not ordinarily be required to be named in that capacity during the Lease term under Article 10 of the Lease), Tenant shall comply and/or cause its contractors to comply, as applicable, with such additional requirements.

(e) Rules and Regulations. Tenant and Tenant’s contractors shall comply with any other rules, regulations and requirements that Landlord or Project Manager or Landlord’s General Contractor or the TI General Contractor may reasonably impose with respect to the performance of Tenant’s Work. Tenant’s agreement with Tenant’s contractors shall require each contractor to provide daily cleanup of the construction area to the extent that such cleanup is necessitated by the performance of Tenant’s Work.

(f) Risk of Loss. All materials, work, installations and decorations of any nature brought onto or installed in the Premises, by or at the direction of Tenant or in connection with the performance of Tenant’s Work, prior to the Rent Commencement Date shall be at Tenant’s risk, and neither Landlord nor any party acting on Landlord’s behalf shall be responsible for any damage, loss or destruction thereof from any cause whatsoever other than negligence or willful misconduct or omission by Landlord or its agents, employees or contractors.

(g) Condition of Tenant’s Work. All work performed by Tenant shall be performed in a good and workmanlike manner, and shall be completed in compliance with the plans approved by Landlord for such Tenant’s Work in all material respects and in compliance with all applicable governmental laws, ordinances, codes and regulations in force at the time such work is completed. Without limiting the generality of the foregoing, Tenant shall be responsible for compliance of all Improvements designed and constructed by Tenant with the requirements of the Americans with Disabilities Act and all similar or related requirements pertaining to access by persons with disabilities.

6. No Agency. Nothing contained in this Workletter shall make or constitute Tenant as the agent of Landlord.

7. Survival. Without limiting any survival provisions which would otherwise be implied or construed under applicable law, the provisions of Paragraph 5(c) of this Workletter shall survive the termination of the Lease with respect to matters occurring prior to expiration of the Lease.

8. Miscellaneous. All references in this Workletter to a number of days shall be construed to refer to calendar days, unless otherwise specified herein. In all instances where Landlord’s or Tenant’s approval is required, if no written notice of disapproval is given within the applicable time period, at the end of that period Landlord or Tenant, as applicable, shall be deemed to have given approval (unless the provision requiring Landlord’s or Tenant’s approval expressly states that non-response is deemed to be a disapproval or withdrawal of the pending action or request, in which event such express statement shall be controlling over the general statement set forth in this sentence) and the next succeeding time period shall commence. If any item requiring approval is disapproved by Landlord or Tenant (as applicable) in a timely manner, the procedure for preparation of that item and approval shall be repeated.

[rest of page intentionally, left blank]

IN WITNESS WHEREOF, the parties have executed this Workletter concurrently with and as of the date of the Lease.

“Landlord”			“Tenant”

SLOUGH REDWOOD CITY, LLC, a Delaware limited liability company			ONCOMED PHARMACEUTICALS, INC., a Delaware corporation

By:	Slough Estates USA Inc., a Delaware corporation, Its Manager		By:	/s/ Paul J. Hastings
			Its:	/s/ President & CEO

	By:	/s/ Jonathan M. Bergschneider
Jonathan M. Bergschneider
		Vice President	By:

Its:

Attachments:

Schedule B-1        800 Chesapeake Base Building

Schedule B-2        800 Chesapeake Tenant Improvements

Schedule B-3        Construction Schedule (preliminary)

Schedule B-4        TI Allowance Disbursement Diagram

Schedule B-1 to Workletter

800 CHESAPEAKE BASE BUILDING

The “Base Building” as defined in the Workletter to which this Schedule B-1 is attached shall consist of the following:

Existing building envelope and waterproofing (the Building “shell”), except as specifically indicated as being included in Tenant Improvements under Schedule B-2, including: reinforced grade beam foundation on precast concrete piles; ground floor is a reinforced structural concrete slab supported by precast concrete piles; elevated floors consist of metal decking with concrete topping slab; roof structure consists of glulam beams and girders with plywood sheathing; visual mechanical roof screen; roof membrane to be new built-up system, flashing and sealants; building structural framing consists of open web steel joists, girders, columns with a non-bearing exterior EIFS and curtain wall; seismic system utilizing steel braced frames; roof live load is 20 PSF; floor to floor heights of 14 feet, all floors

New Service Annex including foundations, structure, enclosure and waterproofing. This includes base building life safety systems (electrical, mechanical, fire protection, and plumbing systems) required by code. The Service Annex floor is designed for 100 PSF uniform live load capacity (reducible as allowed by code) plus the weight of “normal” lab mechanical equipment. The Service Annex roof is designed for 20 PSF uniform live load capacity (reducible as allowed by code) plus the weight of “normal” lab mechanical equipment

New structural foundation and visual screen walls for emergency generator/chemical storage enclosure

Existing ground floor designed for 150 PSF uniform live load capacity (reducible as allowed by code)

Existing second floor designed for 100 PSF uniform live load capacity (reducible as allowed by code)

Existing building entrances (including modifications for ADA compliance, if any)

Existing stairs, including ADA required modifications

Existing exterior paving, hardscape and landscape, including modifications for ADA compliance, if any

Existing site underground water, fire, storm, and sanitary service

Existing building storm and overflow drainage systems

Existing site underground conduits for electrical and communication, including the existing electrical utility pad, existing PG&E pad mounted transformer (300 kva), and the existing five 5” primary service conduits terminated at the existing building switchgear (1600 amp rated)

Existing gas service up to exterior meter location at Building (including existing meter)

Schedule B-1 to Workletter

Existing wet fire protection (risers, loops, branches and heads), evenly distributed for “ordinary hazard” occupancy

Shell modification (including Service Annex) design and permitting fees, except as specifically included in Tenant Improvements under Schedule B-2

Existing underslab sanitary waste main trunk line and branch distribution

Existing toilet room cores

Schedule B-1 to Workletter

Schedule B-2 to Workletter

800 CHESAPEAKE TENANT IMPROVEMENTS

The “Tenant Improvements” as defined in the Workletter to which this Schedule B-2 is attached will include, but not necessarily be limited to, the following:

All tenant construction, design fees, fixtures, furnishings, etc. to support tenant operations, including use space, offices, lobbies, circulation, restrooms and all other features not specifically indicated as part of the Building Shell in Schedule B-1. Although included in the definition of Tenant Improvements, use of TI Allowance for furniture, fixtures or personal property is not permitted.

Additions and modifications to the new Service Annex, including emergency generator and associated conduits, chemical storage cabinets, eyewash facilities and associated utilities, cage wash equipment and utilities

Interior demolition required for TI construction

ADA modifications triggered by TI construction (subject to any specific provisions of the Workletter or the Lease providing for a different allocation of ADA compliance costs)

Exterior Building skin modifications to support TI systems (e.g., louvers for HVAC equipment)

Topical emission barriers on slabs, if required

Slab depressions for special finishes or special uses (including cage wash area)

Enhancement of structure for live loading above designed maximums or vibration control criteria

Modification of structure for openings at floors and roof

Modification or repair of structure required by TI construction

All minor support structures for ducts, conduits, pipes, etc. required by TI

Additional stairs, stair enclosures, handrails and guardrails (if required by TI design)

New exterior wall insulation, if required by TI modifications

New firesafing at floor decks, exterior walls and interior openings, if required by TI modifications

Custom doors

Security or other upgrades to existing exterior doors

Supporting structures/platforms/sleepers, etc. for rooftop equipment, ducts, plumbing, electrical, etc., related to Tenant Improvements

Schedule B-2 to Workletter

Roof patching for all penetrations relating to Tenant Improvements

Skylights, if installed, including curbs, roof patching, etc.

Additional elevators, if required by Tenant

Shaft walls or other fire separations required for vertical openings (stairs, elevators) or control zones

New distribution/laterals from sanitary waste main trunk line required by TI

New lab waste main trunk line and distribution/laterals required by TI

Upsized gas meter and piping from gas meter to Building areas, if required by TI

Modifications/enhancements to wet fire protection systems required by TI design

Modifications to fire alarm systems

Signal and security systems

Modifications or upsizing of primary electrical service (from existing 1600 amp service)

Modifications and additions to all secondary electrical service for Tenant demand loads, including main service disconnect, Tenant meter section and distribution panels

Standby electrical generator, transfer switch and conduits, if required

All communications wire and service not specifically included in Building Shell

All TI design fees and reimbursables

All other “soft” costs, including Ti permit fees, project management fees, utility company charges, temporary utilities during TI construction, etc.

All testing and inspection of TI construction

Builders risk insurance for TI construction

Schedule B-2 to Workletter

Schedule B-3 to Workletter

Construction Schedule (Preliminary)

[See attached page.]

Schedule B-3 to Workletter

SCHEDULE B-4

*	Note: To the extent Slough commitments are later increased (due to Tenant Change Requests, for example), these numbers will need to be recalibrated and the project may even move from the “LESS” to the “MORE” category.

Example 1

HDCC:	$5,100,000
DES:	$340,000
PMA:	$130,000

	$5,570,000	=	Commitments
	$5,709,750	=	TI Allowance

Slough funds 100% of its commitments plus $139,750 of approved invoices submitted by OncoMed.

Example 2

HDCC:	$5,500,000
DES:	$340,000
PMA:	$130,000

	$5,970,000	=	Commitments
	$5,709,750	=	TI Allowance

OncoMed pro-rata share of commitments =	$5,970,000 - $5,709,750	= 4.36%
$5,970,000

Therefore, OncoMed would contribute 4.36% of each payment application for the commitments and would fund 100% of all expenditures incurred directly by OncoMed.

Schedule B-4 to Workletter

EXHIBIT C

ACKNOWLEDGMENT OF RENT COMMENCEMENT DATE

This Acknowledgment is executed as of                     , 200    , by SLOUGH REDWOOD CITY, LLC, a Delaware limited liability company (“Landlord”), and ONCOMED PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), pursuant to Section 2.4 of the Lease dated May 30, 2006 between Landlord and Tenant (the “Lease”) covering premises located at 800 Chesapeake Drive, Redwood City, CA 94063 (the “Premises”).

Landlord and Tenant hereby acknowledge and agree as follows:

1. The Rent Commencement Date under the Lease is                     , 20    .

2. The termination date under the Lease shall be                    , 20    , subject to any applicable provisions of the Lease for extension or early termination thereof.

3. The square footage of the Premises (including allocable portions of the Service Annex, as defined in the Lease) is              square feet.

4. Tenant accepts the Premises, subject only to Landlord’s warranties, representations and obligations expressly set forth in Section 2.3 of the Lease and in the Workletter (as defined in the Lease).

EXECUTED as of the date first set forth above.

“Landlord”			“Tenant”

SLOUGH REDWOOD CITY, LLC, a Delaware limited liability company			ONCOMED PHARMACEUTICALS, INC., a Delaware corporation

By:	Slough Estates USA Inc., a Delaware corporation, Its Manager		By:
Its:

By:
Jonathan M. Bergschneider
		Vice President	By:

Its:

EXHIBIT C TO LEASE

EXHIBIT D

FORM OF WARRANT

[See attached.]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS.

Warrant No.	Warrant to Purchase 55,000 Shares
Date of Issuance:	of Series B Preferred Stock

WARRANT TO PURCHASE PREFERRED STOCK

OF

ONCOMED PHARMACEUTICALS, INC.

This certifies that, for value received, Kwacker Limited, a corporation organized and existing under the laws of England (“Holder”) is entitled, subject to the terms and conditions set forth below, to purchase from OncoMed Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in whole or in part fifty-five thousand (55,000) fully paid and nonassessable shares (the “Warrant Shares”) of Series B Preferred Stock, par value $0.001 per share, (the “Preferred Stock”) of the Company at a purchase price per share equal to the product obtained by multiplying (x) 125% by (y) the price per share at which the Company’s Series B Preferred Stock is issued in its first issuance to one or more institutional investors (the “Exercise Price”). Notwithstanding the foregoing, in the event that no Series B Preferred Stock has been issued by the Company to one or more institutional investors within eighteen (18) months after the mutual execution of the Agreement (as defined below), this Warrant shall automatically be deemed to entitle Holder, in lieu of the right to purchase shares of Series B Preferred Stock set forth in the foregoing sentence and subject to the terms and conditions set forth below, to purchase from the Company in whole or in part fifty-five thousand (55,000) fully paid and nonassessable shares of Series A Preferred Stock, par value $0.001 per share, of the Company at a purchase price per share equal to the product obtained by multiplying (x) 125% by (y) the price per share at which the Company’s Series A Preferred Stock was previously issued to institutional investors, and all references to “Warrant Shares,” “Preferred Stock” and “Exercise Price” contained in this Warrant shall be deemed to be updated accordingly. The number, character and Exercise Price of such Warrant Shares are subject to adjustment as provided below and all references to “Warrant Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments. The term “Warrant” as used herein shall mean this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

This Warrant is being issued in connection with services or other consideration to be provided to the Company pursuant to that certain Lease between the Company and Slough Redwood City, LLC, an affiliate of the Holder, dated as of May 30, 2006 (the “Agreement”).

1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending at 5:00 p.m., Pacific time, on the earliest of the following: (i) the closing of a merger, consolidation or other reorganization of the Company pursuant to which the stockholders of the Company hold less than 50% of the voting securities of the surviving entity, or a sale of all or substantially all of the assets of the Company; (ii) the consummation of the initial public offering of the Company’s securities pursuant to a registration statement filed under the Act or (iii) the seventh (7th) anniversary of the date hereof, and shall be void thereafter (the “Exercise Period”).

2. Exercise of Warrant.

(a) Cash Exercise. This Warrant may be exercised by the Holder by (i) the surrender of this Warrant to the Company, with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) during the Exercise Period and (ii) the delivery of payment to the Company, for the account of the Company, by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier’s check, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Holder as promptly as practicable, and in any event within 10 days, thereafter. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Holder shall be deemed to be the record holder of such Warrant Shares.

(b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 2(a), this Warrant may be exercised by the Holder by the surrender of this Warrant to the Company, with a duly executed Exercise Form marked to reflect Net Issue Exercise and specifying the number of shares of Preferred Stock to be purchased, during normal business hours on any Business Day during the Exercise Period. The Company agrees that such shares of Preferred Stock shall be deemed to be issued to the Holder as the record holder of such shares of Preferred Stock as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. Upon such exercise, the Holder shall be entitled to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant to the Company together with notice of such election in which event the Company shall issue to Holder a number of shares of Preferred Stock computed as of the date of surrender of this Warrant to the Company using the following formula:

X	= Y(A-B)
A

Where	X =	the number of shares of Preferred Stock to be issued to Holder under this Section 2(b);

Y =	the number of shares of Preferred Stock covered by this Warrant (as adjusted to the date of such calculation) in respect of which the net issue exercise election is made under this Section 2(b);

A =	the fair market value of one share of the Preferred Stock at the date of such calculation;

B =	the Exercise Price (as adjusted to the date of such calculation).

(c) Fair Market Value. For purposes of Section 2(b) and Section 3, the fair market value of one share of the Company’s Preferred Stock shall be the price per share which the Company could obtain from a willing buyer for the shares sold by the Company from authorized but unissued shares, as such price shall be determined in good faith by the Board of Directors of the Company.

(d) Effective Time of Exercise. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Preferred Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

3. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the product of the fair market value of a share of the Company’s Preferred Stock multiplied by such fraction.

4. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement, with surety if reasonably required, in an amount reasonably satisfactory to the Company, or in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

5. No Rights as Stockholder. Subject to Sections 9 and 12 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

6. Transfer of Warrant.

(a) Restrictions on Transferability. This Warrant and the Warrant Shares shall not be sold, assigned, transferred or pledged except upon satisfaction of the conditions herein. Holder will cause any proposed transferee of the Warrant or the Warrant Shares, as the case may be, to agree in writing to be bound by the terms of this Warrant, including, but not limited to the restrictions on transfer and “market stand-off.” The Holder will not make any disposition of any Warrant, Warrant Shares or other Company security to any of the Company’s competitors as such is determined in good faith by the Company. The restrictions set forth in this Section 6 (other than restrictions relating to compliance with applicable securities laws) shall not apply to any disposition of Warrant Shares or other Company securities in a transaction pursuant to Rule 144 or any other transaction effected on a securities exchange or in a public securities market.

(b) Notice of Proposed Transfer. Except as otherwise provided herein, prior to any proposed transfer of this Warrant and the Warrant Shares, the Holder shall give written notice to the Company of its intention to effect such transfer. Each such notice shall identify the proposed transferee, shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by a written opinion of counsel, satisfactory in form and substance to the Company, to the effect that the proposed transfer may be effected without registration under the Act and any applicable state securities laws, whereupon the holder of such security shall be entitled to transfer such security in accordance with the terms of its notice, subject to compliance with all other applicable requirements of this Section 6. Each certificate for this Warrant and the Warrant Shares transferred as provided for above shall bear the legend set forth herein, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Act. The Company may issue stop transfer instructions to its transfer agent in connection with restrictions on transferability of this Warrant or the Warrant Shares. Notwithstanding the restrictions set forth above, no registration statement or opinion of counsel or prior notice to the Company shall be necessary, and such transfer shall be automatically effected on the stock records of the Company effective as of the date of such transfer, for a transfer (x) by a Holder to an affiliate of the Holder or (y) by a Holder which is (A) a partnership to its partners or retired partners in accordance with partnership interests, (B) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (C) a corporation to its subsidiary or parent, or (D) to the Holder’s family member or trust for the benefit of an individual Holder, provided that in the case of any transfer pursuant to the foregoing clause (x) or clauses (y)(A) – (D), (i) the restrictions in the second and third sentences of Section 6(a) above shall apply to the transfer and to the transferee, (ii) the transfer shall be conducted in compliance with all applicable securities laws, and (iii) the transferring Holder shall provide the Company with a completed written notice of the transfer pursuant to this sentence no later than 30 days following the transfer to an affiliate or other permitted transferee pursuant to this sentence and, upon request by the Company, with evidence reasonably satisfactory to the Company that the conditions and requirements applicable to such transfer pursuant to this sentence have been satisfied.

7. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Preferred Stock a sufficient number of shares to provide for the issuance of Preferred Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Amended and Restated Certificate of Incorporation, as it may be amended from time to time (“Restated Certificate”) to provide sufficient reserves of shares of Preferred Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).

8. Representations and Covenants of the Holder. Holder hereby represents and warrants as follows:

(a) Experience. Holder is experienced in evaluating and investing in private placement transactions of securities of start up companies such as the Company, and has either individually or through its current officers such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of Holder’s prospective investment in the Company, and has the ability to bear the economic risks of the investment. Holder has, if an entity, its principal place of business or, if an individual, its primary residence at the address provided to the Company in writing.

(b) Accredited Investor. Holder is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect, under the Act.

(c) Acquire Entirely for Own Account. Holder is acquiring the Warrant and Warrant Shares for investment for Holder’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to the Warrant or any of the Warrant Shares.

(d) Restricted Securities. Holder acknowledges that the Warrant Shares must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. Holder is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares acquired in a private placement subject to the satisfaction of certain conditions; among the conditions for use of Rule 144 may be the availability of current information to the public about the Company; such information is not now available and the Company has no present plans to make such information available.

(e) No Public Market. Holder understands that no public market now exists for any of the securities issued by the Company, and that there is no assurance that a public market will ever exist for this Warrant and the Warrant Shares.

(f) Regulation S. If Holder is not a U.S. person as defined in Rule 902 under the Act, Holder understands that this agreement is made in reliance upon Holder’s representation to the Company, and by execution of this Agreement, Holder hereby confirms, that:

(i) Holder is not a U.S. person as such term is defined in Rule 902 under the Act;

(ii) Holder is not acquiring the securities for the account or benefit of any U.S. person; and

(iii) Holder agrees to resell the Warrant and the Warrant Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration, and agrees not to engage in hedging transactions with regard to the Warrant and the Warrant Shares unless in compliance with the Act.

(g) Legends. Holder acknowledges that, to the extent applicable, each certificate evidencing the Warrant Shares shall be endorsed with the legends substantially in the form set forth below, as well as any additional legend imposed or required by the Company’s Bylaws or applicable state securities laws:

“THE SECURITIES ISSUABLE HEREUNDER OR REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED (A) UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, (B) UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED OR (C) IN COMPLIANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED PURSUANT TO THE ACT AND, IF REQUIRED BY THE COMPANY, SUCH COMPLIANCE IS CONFIRMED BY AN OPINION OF COUNSEL. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED EXCEPT IN COMPLIANCE WITH THE ACT.”

(h) Access to Data. Holder has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities. Holder believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Warrant to acquire the Warrant Shares. Holder understands and acknowledges that any such discussions, as well as any written information issued by the Company, (i) were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily an exhaustive description, and (ii) may have contained forward-looking statements involving known and unknown risks and uncertainties which may cause the Company’s actual results in future periods or plans for future periods to differ materially from what was anticipated and that no representations or warranties were or are being made with respect to any such forward-looking statements or the probability of achieving any of the results projected in any of such forward-looking statements.

(i) Authorization. Holder has full power and authority to enter into this Warrant. This Warrant when executed and delivered by Holder will constitute valid and legally binding obligations of Holder, enforceable in accordance with its terms, subject to (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights generally.

(j) Reliance Upon Holders’ Representations. Holder understands that the Warrant and the Warrant Shares have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Holder understands and acknowledges that the offering of the Warrant and the Warrant Shares pursuant to this Warrant will not be registered under the Act on the ground that the sale provided for in this Warrant and the issuance of securities hereunder is exempt from the registration requirements of the Act.

9. Notices.

(a) Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 12 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be transmitted by facsimile, or mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

(b) In case:

(i) the Company shall take a record of the holders of its Preferred Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution;

(ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

(iii) of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will transmit by facsimile, or mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend or other distribution, and stating the amount and character of such dividend or other distribution or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Preferred Stock shall be entitled to exchange their shares of Preferred Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least seven business days prior to the date therein specified.

(c) All such notices, advices and communications shall be deemed effectively delivered upon deposit with a nationally recognized overnight courier or upon transmission by facsimile (upon receipt of appropriate electronic confirmation of successful transmission).

10. Market Standoff Agreement.

(a) The Holder agrees in connection with any registration of the Company’s securities (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), upon request of the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, pledge or otherwise hypothecate or encumber, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration, securities acquired in the Company’s initial public offering of its Common Stock (the “IPO”) or securities acquired in market transactions following the IPO) without the prior written consent of such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days from the effective date of such registration in the case of a registration for the Company’s IPO) as may be requested by such managing underwriter(s); provided that all officers and directors of the Company and holders of at least five percent (5%) of the Company’s capital stock enter into similar agreements.

(b) The Company may impose stack-transfer instructions with respect to any of its securities subject to the foregoing restriction until the end of such period.

(c) The underwriters are intended third-party beneficiaries of this Section 10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. To the extent that a party executes and delivers a market standoff agreement in the form requested by the Company’s underwriters in connection with the IPO, then the agreement with the underwriters will supersede the provisions of this Section 10.

11. Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing executed by the Company and the Holder. Any amendment or waiver effected in accordance with such terms shall be binding upon the Company, the Holder and any transferee or assignee of this Warrant.

12. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

(a) Stock Conversion of Preferred Stock. Should all of the Company’s Series B Preferred Stock, at any time prior to the expiration of this Warrant, be converted into shares of the Company’s Common Stock in accordance with the Company’s Restated Certificate, then this Warrant shall immediately become exercisable for that number of shares of the Company’s

Common Stock equal to the number of shares of the Common Stock that would have been received if this Warrant had been exercised in full and the Preferred Stock received thereupon had been simultaneously converted immediately prior to such event, and the Exercise Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Exercise Price of the maximum number of shares of Preferred Stock for which this Warrant was exercisable immediately prior to such conversion, by (y) the number of shares of Common Stock for which this Warrant is exercisable immediately after such conversion. For purposes of the foregoing, the “Restated Certificate” shall mean the Certificate of Incorporation of the Company as amended and/or restated and effective immediately prior to the conversion of all of the Company’s Series B Preferred Stock.

(b) Reclassification, etc. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 12. No adjustment shall be made pursuant to this Section 12 (b), upon any conversion of the Preferred Stock which is the subject of Section 12 (a).

(c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, then (i) in the case of a split or subdivision, the Exercise Price for such securities shall be proportionately decreased and the securities issuable upon exercise of this Warrant shall be proportionately increased, and (ii) in the case of a combination, the Exercise Price for such securities shall be proportionately increased and the securities issuable upon exercise of this Warrant shall be proportionately decreased.

(d) Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 12.

(e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 12, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) all such adjustments and readjustments cumulatively made up to the date of the certificate; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

(f) No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 12 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Warrant against impairment.

13. Miscellaneous.

(a) This Warrant shall constitute a contract under the laws of the State of Delaware and for all purposes shall be construed in accordance with and governed by the laws of said state, without regard to the conflicts of law provisions thereof.

(b) In the event of a dispute with regard to the interpretation of this Warrant, the prevailing party may collect the cost of attorney’s fees, litigation expenses or such other expenses as may be incurred in the enforcement of the prevailing party’s rights hereunder.

(c) This Warrant shall be exercisable as provided for herein, except that in the event that the expiration date of this Warrant shall fall on a Saturday, Sunday and or United States federally recognized Holiday, this expiration date for this Warrant shall be extended to 5:00 p.m. Pacific time on the business day following such Saturday, Sunday or recognized Holiday.

(d) Acceptance. Receipt of this Warrant by the holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(e) Counterparts. This Warrant may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, ONCOMED PHARMACEUTICALS, INC. has caused this Warrant to be executed by its officers thereunto duly authorized.

Date:

ONCOMED PHARMACEUTICALS, INC.

By

Name:
Title:

The undersigned hereby accepts the Warrant in accordance with Section 13(d) above.

HOLDER:	Kwacker Limited

By:
Name:
Title:

NOTICE OF EXERCISE

To: ONCOMED PHARMACEUTICALS, INC.:

(1) The undersigned hereby elects to purchase                     shares of Series B Preferred Stock of OncoMed Pharmaceuticals, Inc., pursuant to the terms of the attached Warrant, and                     tenders herewith payment of the purchase price for such shares in full or             elects to exercise such Warrant pursuant to the net issue exercise provisions provided for in Section 2(b) thereof (PLEASE CHECK THE APPROPRIATE FORM OF PAYMENT).

(2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that (A) the shares of Series B Preferred Stock and/or other securities to be issued upon exercise thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and (B) the undersigned will not offer, sell or otherwise dispose of any such shares of Preferred Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

(3) Please issue a certificate or certificates representing said shares of Series B Preferred Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Name)

(4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned:

(Name)

(Date)	(Signature)

EXHIBIT B

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                     the right represented by the attached Warrant to purchase                     shares of                     of ONCOMED PHARMACEUTICALS, Inc. to which the attached Warrant relates, and appoints                     Attorney to transfer such right on the books of                     , with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address:

Signed in the presence of

*	Insert here the number of shares without making any adjustment for additional shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.